                                                                EXHIBIT 10.5


                                CREDIT AGREEMENT


                            DATED AS OF MAY 11, 1999


                                     AMONG


                       INTEGRATED CIRCUIT SYSTEMS, INC.,

                           THE LENDERS LISTED HEREIN,
                                  as Lenders,

                                      AND

                          CREDIT SUISSE FIRST BOSTON,
        as Administrative Agent, Sole Lead Arranger and Collateral Agent

                               TABLE OF CONTENTS
                               =================

                                                                                           PAGE
                                                                                           ----
SECTION 1.
                 DEFINITIONS..................................................................1
                 1.1  Certain Defined Terms ..................................................1
                 1.2  Accounting Terms; Utilization of GAAP for Purposes of Calculations
                      Under Agreement........................................................38
                 1.3  Other Definitional Provisions..........................................38
                 1.4  Changes in GAAP........................................................39

SECTION 2.
                 AMOUNTS AND TERMS OF COMMITMENTS AND LOANS..................................39
                 2.1  Commitments; Loans.....................................................39
                 2.2  Interest on the Loans..................................................46
                 2.3  Fees...................................................................50
                 2.4  Repayments, Prepayments and Reductions in Commitments; General
                      Provisions Regarding Payments..........................................51
                 2.5  Use of Proceeds........................................................61
                 2.6  Special Provisions Governing Eurodollar Rate Loans.....................62
                 2.7  Increased Costs; Taxes; Capital Adequacy...............................64
                 2.8  Obligation of Lenders and Issuing Bank to Mitigate.....................69

SECTION 3.
                 LETTERS OF CREDIT...........................................................70
                 3.1  Issuance of Letters of Credit and Lenders' Purchase of Participations
                      Therein................................................................70
                 3.2  Letter of Credit Fees..................................................72
                 3.3  Drawings and Payments and Reimbursement of Amounts Drawn or
                      Paid Under Letters of Credit...........................................72
                 3.4  Obligations Absolute...................................................75
                 3.5  Indemnification; Nature of Issuing Lenders' Duties.....................76
                 3.6  Increased Costs and Taxes Relating to Letters of Credit................77

SECTION 4.
                 CONDITIONS TO LOANS AND LETTERS OF CREDIT...................................78
                 4.1  Conditions to Term Loans; Initial Revolving Loans......................78
                 4.2  Conditions to All Loans................................................83
                 4.3  Conditions to Letters of Credit........................................84

                                               SECTION 5.
                 REPRESENTATIONS AND WARRANTIES..............................................85

                                                                                           PAGE
                                                                                           ----
                 5.1   Organization, Powers, Qualification, Good Standing, Business and
                       Subsidiaries..........................................................85
                 5.2   Authorization of Borrowing, etc.......................................86
                 5.3   Financial Condition; Projections......................................87
                 5.4   No Material Adverse Change............................................88
                 5.5   Title to Properties; Liens; Real Property; Intellectual Property......88
                 5.6   Litigation; Adverse Facts.............................................89
                 5.7   Payment of Taxes......................................................89
                 5.8   Performance of Agreements.............................................89
                 5.9   Governmental Regulation...............................................90
                 5.10  Securities Activities.................................................90
                 5.11  Employee Benefit Plans................................................90
                 5.12  Certain Fees..........................................................90
                 5.13  Environmental Matters.................................................91
                 5.14  Employee Matters......................................................91
                 5.15  Solvency..............................................................92
                 5.16  Disclosure............................................................92
                 5.17  Year 2000 Matters.....................................................92

SECTION 6.
                 AFFIRMATIVE COVENANTS.......................................................93
                 6.1   Financial Statements and Other Reports................................93
                 6.2   Corporate Existence...................................................97
                 6.3   Payment of Taxes and Claims; Tax Consolidation........................97
                 6.4   Maintenance of Properties; Insurance..................................98
                 6.5   Inspection; Lender Meeting............................................98
                 6.6   Compliance with Laws, etc.............................................99
                 6.7   Environmental Disclosure and Inspection...............................99
                 6.8   Company's Remedial Action Regarding Hazardous Materials..............100
                 6.9   Execution of Guaranty and Collateral Documents by Future
                       Subsidiaries.........................................................100
                 6.10  Interest Rate Protection.............................................101
                 6.11  Further Assurances...................................................102
                 6.12  Conforming Leasehold Interests; Matters Relating to Additional and
                       Closing Real Property Collateral.....................................102
                 6.13  Year 2000 Matters....................................................105

                                               SECTION 7.
                 NEGATIVE COVENANTS.........................................................106
                 7.1   Indebtedness.........................................................106
                 7.2   Liens and Related Matters............................................108
                 7.3   Investments; Joint Ventures..........................................110

                                                                                           PAGE
                                                                                           ----
                 7.4   Contingent Obligations...............................................111
                 7.5   Restricted Payments..................................................112
                 7.6   Financial Covenants..................................................113
                 7.7   Restriction on Fundamental Changes; Asset Sales......................118
                 7.8   Sales and Lease-Backs................................................119
                 7.9   Transactions with Shareholders and Affiliates........................119
                 7.10  Ownership of Subsidiary Stock........................................120
                 7.11  Amendments or Waivers of Certain Agreements..........................120
                 7.12  Fiscal Year..........................................................121
                 7.13  Conduct of Business..................................................121
SECTION 8.
                 EVENTS OF DEFAULT..........................................................121
                 8.1   Failure to Make Payments When Due....................................121
                 8.2   Default in Other Agreements..........................................121
                 8.3   Breach of Certain Covenants..........................................122
                 8.4   Breach of Warranty...................................................122
                 8.5   Other Defaults Under Loan Documents..................................122
                 8.6   Involuntary Bankruptcy; Appointment of Receiver, etc.................123
                 8.7   Voluntary Bankruptcy; Appointment of Receiver, etc...................123
                 8.8   Judgments and Attachments............................................123
                 8.9   Dissolution..........................................................124
                 8.10  Employee Benefit Plans...............................................124
                 8.11  Change in Control....................................................124
                 8.12  Invalidity of Guaranties.............................................124
                 8.13  Failure of Security..................................................124

SECTION 9.
                 AGENTS.....................................................................126
                 9.1   Appointment..........................................................126
                 9.2   Powers; General Immunity.............................................127
                 9.3   Representations and Warranties; No Responsibility For Appraisal of
                       Creditworthiness.....................................................129
                 9.4   Right to Indemnity...................................................129
                 9.5   Successor Administrative Agent and Swing Line Lender.................129
                 9.6   Collateral Documents; Successor Collateral Agent.....................130

                                            SECTION 10.
                 MISCELLANEOUS..............................................................131
                 10.1  Assignments and Participations in Loans, Letters of Credit...........131
                 10.2  Expenses.............................................................134

                                                                                           PAGE
                                                                                           ----
                 10.3   Indemnity...........................................................134
                 10.4   Set-Off; Security Interest in Deposit Accounts......................135
                 10.5   Ratable Sharing.....................................................136
                 10.6   Amendments and Waivers..............................................136
                 10.7   Independence of Covenants...........................................138
                 10.8   Notices.............................................................138
                 10.9   Survival of Representations, Warranties and Agreements..............138
                 10.10  Failure or Indulgence Not Waiver; Remedies Cumulative...............139
                 10.11  Marshalling; Payments Set Aside.....................................139
                 10.12  Severability........................................................139
                 10.13  Obligations Several; Independent Nature of the Lenders' Rights......139
                 10.14  Maximum Amount......................................................140
                 10.15  Headings............................................................140
                 10.16  Applicable Law......................................................141
                 10.17  Successors and Assigns..............................................141
                 10.18  Consent to Jurisdiction and Service of Process......................141
                 10.19  Waiver of Jury Trial................................................142
                 10.20  Confidentiality.....................................................142
                 10.21  Counterparts; Effectiveness.........................................143

                                    EXHIBITS

I         FORM OF NOTICE OF BORROWING
II        FORM OF NOTICE OF CONVERSION/CONTINUATION
III       FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
IV-A      FORM OF TERM A NOTE
IV-B      FORM OF TERM B NOTE
V-A       FORM OF REVOLVING NOTE
V-B       FORM OF SWING LINE NOTE
VI        FORM OF SUBSIDIARY GUARANTY
VII       FORM OF PLEDGE AGREEMENT
VIII      FORM OF SECURITY AGREEMENT
IX        FORM OF COMPLIANCE CERTIFICATE
X         FORMS OF OPINIONS OF COUNSEL TO LOAN PARTIES
XI        FORM OF OPINION OF SASMF
XII       FORM OF ASSIGNMENT AGREEMENT
XIII      FORM OF COLLATERAL ACCOUNT AGREEMENT
XIV       FORM OF CERTIFICATE OF NON-BANK STATUS
XV        FORM OF MORTGAGE
XVI       FORM OF PERMITTED SELLER PAPER SUBORDINATION PROVISIONS
XVII      FORM OF LANDLORD CONSENT AND ESTOPPEL

                                   SCHEDULES


1.1(i)         CERTAIN ADJUSTMENTS TO EBITDA/CONSOLIDATED INTEREST EXPENSE
1.1(ii)        EXISTING INVESTORS
1.1(iii)       OTHER INVESTORS
2.1            LENDERS' COMMITMENTS AND PRO RATA SHARES
4.1Q           CORPORATE STRUCTURE; CAPITAL STRUCTURE; OWNERSHIP
5.1            SUBSIDIARIES OF COMPANY
5.5B           CERTAIN REAL PROPERTY MATTERS
5.5C           CERTAIN INTELLECTUAL PROPERTY MATTERS
5.12           CERTAIN FEES
7.1            CERTAIN EXISTING INDEBTEDNESS
7.2A           CERTAIN EXISTING LIENS
7.3            CERTAIN EXISTING INVESTMENTS
7.4            CERTAIN EXISTING CONTINGENT OBLIGATIONS
7.8            CERTAIN SALES AND LEASE-BACKS

                        INTEGRATED CIRCUIT SYSTEMS, INC.

                                CREDIT AGREEMENT


          This CREDIT AGREEMENT is dated as of May 11, 1999 and entered into by and among INTEGRATED CIRCUIT SYSTEMS, INC., a Pennsylvania corporation ("Company"), THE BANKS, FINANCIAL INSTITUTIONS AND OTHER ENTITIES LISTED ON THE
---------
SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and
                                                                   ------
collectively as "Lenders"), CREDIT SUISSE FIRST BOSTON ("CSFB"), as
                 -------                                 ----
administrative agent for the Lenders (in such capacity, the "Administrative
                                                             --------------
Agent"), as sole lead arranger (in such capacity, the "Sole Lead Arranger"),
-----                                                  ------------------
and as collateral agent for the Administrative Agent and the Lenders (in such capacity, the "Collateral Agent").
               ----------------

                                R E C I T A L S
                                ---------------

          WHEREAS, Bain (capitalized terms used herein having the meanings assigned to those terms in subsection 1.1), the Other Investors and the Existing Investors propose to engage in a series of Recapitalization Transactions, whereby Company will be acquired on the Closing Date;

          WHEREAS, Company has requested Lenders to extend, and Lenders have agreed to extend, certain credit facilities in an aggregate principal amount of up to $145,000,000 to Company, the proceeds of which will be used, together with approximately $50,000,000 from the Equity Contribution and not less than $47,500,000 in gross cash proceeds from the issuance and sale of Subordinated Debt, to permit the consummation of the Recapitalization Transactions, to pay related fees and expenses and to provide financing for working capital and other general corporate purposes of Company and its Subsidiaries; and

          WHEREAS, the Lenders are willing to make such credit facilities available upon and subject to the terms and conditions contained herein.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:


                                  SECTION 18.
                                  DEFINITIONS

 18.1 Certain Defined Terms.
      ---------------------

      The following terms used in this Agreement shall have the following meanings:

          "Additional Mortgage" has the meaning assigned to that term in
           -------------------
     subsection 6.12C.

          "Additional Mortgaged Property" has the meaning assigned to that term
           -----------------------------
     in subsection 6.12C.

          "Administrative Agent" has the meaning assigned to that term in the
           --------------------
     Preamble to this Agreement and shall include any successor Administrative Agent appointed pursuant to subsection 9.5.

          "Affected Class" has the meaning assigned to that term in subsection
           --------------
     10.6A.

          "Affected Lender" has the meaning assigned to that term in subsection
           ---------------
     2.6C.

          "Affected Loans" has the meaning assigned to that term in subsection
           --------------
     2.6C.

          "Affiliate" means, as applied to any Person, any other Person directly
           ---------
     or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "Agents" means, collectively, the Administrative Agent, the Collateral
           ------
     Agent and the Sole Lead Arranger.

          "Agreement" means this Credit Agreement dated as of May 11, 1999, as
           ---------
     it may be amended, restated, supplemented or otherwise modified from time to time.

          "Anniversary" means a date that is an anniversary of the Closing Date.
           -----------

          "Applicable Base Rate Margin" means a percentage per annum determined
           ---------------------------
     by reference to the Applicable Leverage Ratio as set forth below:

                                   Applicable Base
                                   Rate Margin for    Applicable Base
   Applicable                      Term A Loans and   Rate Margin for
 Leverage Ratio                    Revolving Loans    Term B Loans
=====================================================================
greater than 4.00:1.0                   2.00%              2.50%
---------------------------------------------------------------------
less than
or equal to  4.00:1.0                   1.75%              2.25%
---------------------------------------------------------------------
less than    3.50:1.0                   1.50%              2.00%
---------------------------------------------------------------------

                                   Applicable Base
                                   Rate Margin for    Applicable Base
   Applicable                      Term A Loans and   Rate Margin for
 Leverage Ratio                    Revolving Loans    Term B Loans
=====================================================================
less than    3.00:1.0                   1.25%              2.00%
---------------------------------------------------------------------
less than    2.50:1.0                   1.00%              2.00%
---------------------------------------------------------------------
less than    2.00:1.0                   0.75%              2.00%
=====================================================================

     ; provided, however, that the Applicable Base Rate Margin shall be 2.00% in
       --------  -------
     the case of Term A Loans and Revolving Loans and 2.50% in the case of Term B Loans, in each case for so long (but only for so long) as an Event of Default has occurred and is continuing or Company has not submitted to the Administrative Agent the information as and when required under subsection 6.1(ii) or (iii), as applicable.

          "Applicable Commitment Fee Percentage" means a percentage per annum
           ------------------------------------
     determined by reference to the Applicable Leverage Ratio as set forth below:

                                  Applicable
                                  Commitment
 Leverage Ratio                 Fee Percentage
===================================================

greater than  4.00:1.0               0.500%
---------------------------------------------------
less than or
equal to      4.00:1.0               0.500%
---------------------------------------------------
less than     3.50:1.0               0.500%
---------------------------------------------------
less than     3.00:1.0               0.375%
---------------------------------------------------
less than     2.50:1.0               0.375%
---------------------------------------------------
less than     2.00:1.0               0.375%
===================================================

     ; provided, however, that the Applicable Commitment Fee Percentage shall be
       --------  -------
     0.500% for so long (but only for so long) as an Event of Default has occurred and is continuing or Company has not submitted to the Administrative Agent the information as and when required under subsection 6.1(ii) or (iii), as applicable.

          "Applicable Eurodollar Rate Margin" means a percentage per annum
           ---------------------------------
     determined by reference to the Applicable Leverage Ratio as set forth below:

                          Applicable
                          Eurodollar         Applicable
                        Rate Margin for      Eurodollar
                       Term A Loans and   Rate margin for
 Leverage Ratio         Revolving Loans     Term B Loans
==========================================================
greater than 4.00:1.0        3.00%             3.50%
----------------------------------------------------------
less than or
equal to     4.00:1.0        2.75%             3.25%
----------------------------------------------------------
less than    3.50:1.0        2.50%             3.00%
----------------------------------------------------------
less than    3.00:1.0        2.25%             3.00%
----------------------------------------------------------
less than    2.50:1.0        2.00%             3.00%
----------------------------------------------------------
less than    2.00:1.0        1.75%             3.00%
==========================================================

     ; provided, however, that the Applicable Eurodollar Rate Margin shall be
       --------  -------
     3.00% in the case of Term A Loans and Revolving Loans and 3.50% in the case of Term B Loans, in each case for so long (but only for so long) as an Event of Default has occurred and is continuing or Company has not submitted to the Administrative Agent the information as and when required under subsection 6.1(ii) or (iii), as applicable.

          "Applicable Excess Subordinated Debt Amount" means (i)) with respect
           ------------------------------------------
     to the Term A Loan Commitments 40% of the Excess Subordinated Debt Amount and (ii) with respect to the Term B Loan Commitments, 60% of the Excess Subordinated Debt Amount.

          "Applicable Laws" means, collectively, all statutes, laws, rules,
           ---------------
     regulations, ordinances, decisions, writs, judgments, decrees, and injunctions of any Governmental Authority affecting Company or any of its Subsidiaries or any Collateral or any of their other assets, whether now or hereafter enacted and in force, and all Governmental Authorizations relating thereto.

          "Applicable Leverage Ratio" means, with respect to any date of
           -------------------------
     determination, the Leverage Ratio set forth in the Pricing Certificate (as defined below) in effect for the Pricing Period (as defined below) in which such date of determination occurs. For purposes of this definition, (i) "Pricing Certificate" means an Officer's Certificate of Company certifying
     --------------------
     as to the Leverage Ratio as of the last day of any Fiscal Quarter and setting forth the calculation of such Leverage Ratio in reasonable detail, which Officer's Certificate may be delivered to Administrative Agent at any time on or after the date of delivery by Company of the Compliance Certificate (the "Related Compliance Certificate") with respect to the
                       -------------------------------
     period ending on the last day of such Fiscal Quarter pursuant to subsection 6.1(iv), and (ii) "Pricing Period" means each period commencing on the
                        --------------
     first Business Day after the delivery to Administrative Agent of a Pricing Certificate and ending on the first Business Day after the next Pricing Certificate is delivered to Administrative Agent; provided that, anything contained in this definition to the contrary notwithstanding, (a) the Applicable Leverage Ratio for the period from the Closing Date to but excluding the First Adjustment Date shall be deemed to be greater than 4.0:1.00 for purposes of making the relevant calculation referred to above, and (b) in the event that, after the First Adjustment Date, (X) Company fails to deliver a Pricing Certificate to Administrative Agent setting forth the Leverage Ratio as of the last day of any Fiscal Quarter on or before the last day on which Company is required to deliver the Related Compliance Certificate (such last day being the "Cutoff Date") and
                                                              -----------
     (Y) Administrative Agent determines

     (each such determination being an "Agent Determination") on or after the
                                        -------------------
     Cutoff Date (on the basis of the Related Compliance Certificate or a Pricing Certifi cate delivered after the Cutoff Date) that the Applicable Leverage Ratio that would have been in effect if Company had delivered a Pricing Certificate on the Cutoff Date is greater than the Leverage Ratio set forth in the most recent Pricing Certificate actually delivered by Company, then (1) the Applicable Leverage Ratio in effect for purposes of making the relevant calculation referred to above for the period from the Cutoff Date to the date of delivery by Company of the next Pricing Certificate (or, if earlier, the next date on which an Agent Determination is made) shall be the Leverage Ratio determined pursuant to the Agent Determination and (2) on the first Business Day after Administrative Agent delivers written notice to Company of any Agent Determination, Company shall pay to Administrative Agent, for distribution (as appropriate) to Lenders, an aggregate amount equal to the additional interest, letter of credit fees and commitment fees Company would have been required to pay in respect of all applicable Loans, Letters of Credit or Commitments in respect of which any interest or fees have been paid by Company during the period from the Cutoff Date to the date such notice is given by Administrative Agent to Company if the amount of such interest and fees had been calculated using the Applicable Leverage Ratio based on such Agent Determination.

          "Approved Fund" with respect to any Lender that is a fund that invests
           -------------
     in bank loans, any other fund or trust or entity that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor property.

          "Asset Sale" means the sale, lease, sale and leaseback, assignment,
           ----------
     conveyance, transfer or other disposition by Company or any of its Subsidiaries to any Person (other than Company or any of its wholly-owned Subsidiaries) of any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock (including, without limitation, of any of Company's Subsidiaries), but excluding (a) sales of assets in a single transaction or a series of related transactions equal to $1,000,000 or less (b) sales or other disposals of obsolete, uneconomical, negligible, worn out or surplus equipment or other assets, and (c) sales and other disposals of assets in the ordinary course of business, including sales or discounts of accounts receivable in connection with the collection or compromise thereof, the sale or exchange of equipment or other personal property, including intellectual property, for the functional equivalent thereof, and leasing or licensing of real or personal property (including intellectual property).

          "Assignment Agreement" means an assignment agreement in substantially
           --------------------
     the form of Exhibit XII annexed hereto or in such other form as may be
                 -----------
     approved by the Administrative Agent.

          "Assignment of Rents and Leases" means each Assignment of Rents and
           ------------------------------
     Leases executed and delivered by any Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders in such form as shall be approved by the Collateral Agent in its reasonable discretion, in each case with such changes thereto as may be reasonably recommended by the Collateral Agent's local counsel based on local laws or customary practice, as any such Assignment of Rents and Leases may heretofore have been or hereafter may be amended, restated, supplemented, consolidated, extended or otherwise modified from time to time in accordance with the terms thereof and hereof.

          "Bain" means Bain Capital, Inc. and/or one or more of its Affiliates.
           ----

          "Bain Advisory Services Agreement" means that certain Advisory
           --------------------------------
     Services Agreement by and between Company and Bain, dated on or about the Closing Date, in form delivered to the Administrative Agent on or prior to the Closing Date, as the same may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.11A.

          "Bain Management Fees" means the fees (including one-time fees payable
           --------------------
     in connection with acquisitions, divestitures and financings) and expenses payable to Bain pursuant to the Bain Advisory Services Agreement.

          "Bankruptcy Code" means Title 11 of the United States Code entitled
           ---------------
     "Bankruptcy", as now and hereafter in effect, or any successor statute.

          "Base Rate" means, at any time, the higher of (x) the Prime Rate or
           ---------
     (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

          "Base Rate Loans" means Loans bearing interest at rates determined by
           ---------------
     reference to the Base Rate as provided in subsection 2.2A.

          "Business Day" means a day other than a Saturday, Sunday or other day
           ------------
     on which commercial banks in New York City are authorized or required by law to close; provided that, with respect to matters relating to Eurodollar
                   --------
     Rate Loans, the term "Business Day" shall mean a day other than a Saturday,
                           ------------
     Sunday or other day on which commercial banks in New York City or London, England, are authorized or required by law to close.

          "Calculation Date" has the meaning assigned to that term in subsection
           ----------------
     7.6B.

          "Calculation Period" has the meaning assigned to that term in
           ------------------
     subsection 7.6A.

          "Capital Lease" means, as applied to any Person, any lease of any
           -------------
     property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          "Capital Stock" means any and all shares, interests, participations or
           -------------
     other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

          "Carryforward" has the meaning assigned to that term in subsection
           ------------
     7.6D.

          "Cash" means money, currency or a credit balance in a Deposit Account.
           ----

          "Cash Equivalents" means (i) marketable securities issued or directly
           ----------------
     and unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, issued by any Lender or any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, any member of the European Economic Community or any U.S. branch of a foreign bank having combined capital and surplus of not less than $250,000,000 (each Lender and each such commercial bank being herein called a "Cash Equivalent Bank"); (v) Eurodollar time
                                 --------------------
     deposits having a maturity of less than one year purchased directly from any Cash Equivalent Bank (provided such deposit is with such Cash Equivalent Bank or any other Cash Equivalent Bank); and (vi) repurchase obligations for underlying securities of the types described in clauses (i) through (v) and (vii) investments in money market funds which invest their assets in the types of Cash Equivalents described in clauses (i) through
     (v) above.

          "Cash Proceeds" means, with respect to any Asset Sale, Cash payments
           -------------
     (including any Cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise (other than the portion of such deferred payment constituting interest), but only as and when so received) received from such Asset Sale.

          "Certificate of Non-Bank Status" means a certificate substantially in
           ------------------------------
     the form of Exhibit XIV annexed hereto delivered by a Lender to the
                 -----------
     Administrative Agent pursuant to subsection 2.7B(iii).

          "Class" means each of the following classes of the Lenders: (i) the
           -----
     Lenders having Term A Loan Exposure, (ii) the Lenders having Term B Loan Exposure, and (iii) the Lenders having Revolving Loan Exposure.

          "Cleanup" means all actions required to: (1) cleanup, remove, treat or
           -------
     remediate Hazardous Materials in the indoor or outdoor environment; (2) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (3) perform pre-remedial studies and investigations and post-remedial monitoring and care.

          "Closing Date" means the date on which the Term Loans are made, but in
           ------------
     any event not later June 30, 1999.

          "Collateral" means all of the properties and assets (including Capital
           ----------
     Stock) in which Liens are purported to be granted by the Collateral Documents as security for the Obligations.

          "Collateral Account" has the meaning assigned to that term in the
           ------------------
     Collateral Account Agreement.

          "Collateral Account Agreement" means the Collateral Account Agreement
           ----------------------------
     executed and delivered by Company and the Collateral Agent as of the Closing Date, substantially in the form of Exhibit XIII annexed hereto, as
                                                ------------
     such Collateral Account Agreement may be amended, restated, supplemented or otherwise modified from time to time.

          "Collateral Agent" means CSFB, in its capacity as collateral agent
           ----------------
     hereunder and under the Collateral Documents, and any successor in such capacity.

          "Collateral Documents" means the Pledge Agreement, the Security
           --------------------
     Agreement, the Collateral Account Agreement, the Mortgages, if any, and any other documents, instruments or agreements delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Collateral Agent, on behalf of the Lenders, Liens and to perfect such Liens on any assets of such Loan Party as security for all or any of the Obligations.

          "Commercial Letter of Credit" means any letter of credit or similar
           ---------------------------
     instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

          "Commitments" means the commitments of the Lenders to make Loans as
           -----------
     set forth in subsection 2.1A of this Agreement.

          "Company" has the meaning assigned to that term in the Preamble to
           -------
     this Agreement.

          "Compliance Certificate" means a certificate substantially in the form
           ----------------------
     of Exhibit IX annexed hereto delivered to the Administrative Agent by
        ----------
     Company pursuant to subsection 6.1(iv).

          "Conforming Leasehold Interest" means any Recorded Leasehold Interest
           -----------------------------
     as to which the lessor has substantially agreed in writing for the benefit of the Collateral Agent (which writing has been delivered to the Collateral Agent), whether under the terms of the applicable lease, under the terms of a Landlord Consent and Estoppel, or otherwise, to the grant of a Mortgage on the lessee's interest in such Recorded Leasehold Interest and such other matters requested by the Collateral Agent, which interest, if a subleasehold or sub-subleasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.

          "Condemnation Proceeds" has the meaning assigned to that term in
           ---------------------
     subsection 2.4B(iii)(d).

          "Consolidated Adjusted EBITDA" means, for any period, without
           ----------------------------
     duplication, the sum of the amounts for such period (as determined for Company and its Subsidiaries on a consolidated basis) of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (excluding the cash portion of any payments made pursuant to subsection 2.3 to the Agent or Lenders on or before the Closing Date, but including the non-cash amortization of such amounts after the Closing Date), (iii) provisions for taxes based on income (including, without duplication, foreign withholding taxes and any state single business, unitary or similar taxes), (iv) total depreciation expense, (v) total amortization expense, (vi) to the extent deducted in determining Consolidated Net Income, those items de scribed in subdivision A of Schedule 1.1(i) annexed hereto, and (vii) other non-cash items reducing Consolidated Net Income (excluding accruals of expenses and establishment of reserves in the ordinary course of business) to the extent reflected as a charge or otherwise deducted from the determination of Consolidated Net Income, less non-cash items increasing Consolidated Net
                                 ----
     Income (other than accruals of revenue or reversals of reserves), all of the foregoing (except as otherwise provided in the definition of any term used herein) as determined on a consolidated basis in conformity with GAAP; provided
     --------
     that, for purposes of determining Consolidated Adjusted EBITDA for any period (or portion thereof) including the second and/or third Fiscal Quarters of Fiscal Year 1999, Consolidated Adjusted EBITDA shall be determined pursuant to the methodology set forth in subdivision B of
     Schedule 1.1(i).

          "Consolidated Capital Expenditures" means, for any period, the
           ---------------------------------
     aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability (including that portion of Capital Leases which is capitalized on a consolidated balance sheet in accordance with GAAP), by Company and its Subsidiaries during that period that, in conformity with GAAP, are or should be included in "purchases of property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries; provided, however, that the
                                                 --------  -------
     following shall in any event be excluded from the definition of Consolidated Capital Expenditures: (a) any such expenditures made with, or subsequently reimbursed out of, the proceeds of insurance, condemnation awards (or payments in lieu thereof), indemnity payments or payments in respect of judgments or settlements received from third parties for purposes of replacing or repairing the assets in respect of which such proceeds, awards or payments were received, so long as such expenditures are commenced (or are contractually committed to commence) within 365 days of the later of the occurrence of the damage to or loss of the assets being replaced or repaired and the receipt of such proceeds, awards or payments in respect thereof and (b) any such expenditures constituting the reinvestment of proceeds from the sales of assets in equipment or other productive assets of Company and its Subsidiaries, so long as such expenditures are commenced (or are contractually committed to commence) within 365 days of the receipt of such proceeds; and provided further,
                                                          -------- -------
     however, that Consolidated Capital Expenditures shall not include any
     -------
     expenditures made by Company or any of its Subsidiaries to acquire in a Permitted Acquisition the business, property or assets of any Person, or the stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes a Subsidiary of Company.

          "Consolidated Current Assets" means, as at any date of determination,
           ---------------------------
     the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding Cash, Cash Equivalents and deferred income taxes to the extent otherwise included in current assets.

          "Consolidated Current Liabilities" means, as at any date of
           --------------------------------
     determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, other than (i) any liabilities that are the current portion of Indebtedness classified as long term liabilities in conformity with GAAP (including accrued but unpaid interest) and (ii) deferred income taxes to the extent otherwise included in current liabilities.

          "Consolidated Excess Cash Flow" means, for any period, an amount (if
           -----------------------------
     positive) equal to (i) the sum, without duplication, of the amounts for such period of (a)

     Consolidated Adjusted EBITDA and (b) the Consolidated Working Capital Adjustment (which may be a negative number) minus (ii) the sum, without
                                                 -----
     duplication, of the amounts for such period of (a) voluntary and scheduled cash principal repayments made in respect of Consolidated Total Debt (excluding repayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such Capital Expenditures) plus (or
                                                                       ----
     minus, if negative) the Carryforward for such period to be carried forward
     -----
     to the next period less the Carryforward (if any) for the preceding period
                        ----
     carried forward to the current period, (c) Consolidated Interest Expense paid in cash during such period and (d) the provision for taxes (including, without duplication, foreign withholding taxes and any single business, unitary or similar taxes) based on income of Company and its Subsidiaries and paid in cash with respect to such period (including taxes payable in cash within 90 days following such period), (e) any cash payments made during such period with respect to items set forth in subdivision A of
     Schedule 1.1(i) annexed hereto, (f) non-cash charges added in calculating
     ---------------
     Consolidated Adjusted EBITDA in a prior period to the extent such non-cash charges are paid in cash in the current period, (g) fees and expenses associated with any exchange of Subordinated Debt contemplated under the terms of the Subordinated Debt Documents, (h) to the extent not otherwise deducted in determining Consolidated Excess Cash Flow, cash payments made during such period with respect to non-current liabilities and cash payments made during such period with respect to restructuring reserves and expenditures with respect to Permitted Acquisitions, and (i) to the extent not otherwise deducted in determining Consolidated Net Income, Restricted Payments and Investments made pursuant to subsections 7.3 or 7.5 made during such period.

          "Consolidated Interest Expense" means, for any period (as determined
           -----------------------------
     for Company and its Subsidiaries on a consolidated basis), total cash or non-cash interest expense (including that portion attributable to capital leases in accordance with GAAP), including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements and other Hedge Agreements, commitment fees accrued under subsection 2.3A and any Administrative Agent's fees payable to Administrative Agent, provided that Consolidated Interest Expense for the second, third, and fourth Fiscal Quarters of Fiscal year 1999 shall be determined in accordance with subdivision B of Schedule 1.1(i).
                                                    ---------------

          "Consolidated Net Income" means, for any period, the net income (or
           -----------------------
     loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded therefrom (i) the income (or
           --------
     loss) of any Person other than a Subsidiary of Company in which any other person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any Subsidiary of Company by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any Subsidiary of Company or that Person's assets are acquired by Company or any Subsidiary of Company, (iii) the amount of income of any Subsidiary of Company only to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of such amount of income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales, (v) Transaction Costs, and (vi) to the extent not included in clauses (i) through (v) above, any net extraordinary unusual or nonrecurring gains or net unusual or nonrecurring extraordinary losses and any write-offs of deferred financing costs associated with Indebtedness of Company repaid on the Closing Date.

          "Consolidated Total Debt" means, as at any date of determination, the
           -----------------------
     aggregate amount of all outstanding Indebtedness of Company and its Subsidiaries on a consolidated basis; provided that the term
                                             --------
     "Consolidated Total Debt" shall exclude any Indebtedness with respect to outstanding Permitted Seller Paper so long as the terms and conditions of such Permitted Seller Paper do not require any cash payments to be made to the holder of such Permitted Seller Paper prior to the payment in full of all Obligations.

          "Consolidated Working Capital" means, as at any date of determination,
           ----------------------------
     the excess of Consolidated Current Assets over Consolidated Current Liabilities.

          "Consolidated Working Capital Adjustment" means, for any period on a
           ---------------------------------------
     consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

          "Contingent Obligation" means, as applied to any Person, any direct or
           ---------------------
     indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements or other Hedge Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to (A) the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited (including netting of Interest Rate Agreements of Hedge Agreements) or (B) if neither amount in clause (A) is stated or determinable, the maximum reasonably anticipated liability in respect there of (assuming such Person is required to perform) as determined by such Person in good faith. Contingent Obligations shall not include standard contractual indemnities entered into in the ordinary course of business.

          "Continuing Director" shall mean, as of any date of determination, any
           -------------------
     member of the Board of Directors of Company who (i) was a member of such Board of Directors on the Closing Date or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote (directly or indirectly) of Bain and the Other Investors.

          "Contractual Obligation" means, as applied to any Person, any
           ----------------------
     provision of any material indenture, mortgage, deed of trust, contract, undertaking or other material agreement or instrument to which such Person is a party or to which such Person or any of its assets is subject.

          "CSFB" means Credit Suisse First Boston.
           ----

          "CSM" means Chartered Semiconductor Manufacturing LTD, a Singapore
           ---
     company.

          "CSM Deposit Agreements" means (i) the Deposit Agreement, dated
           ----------------------
     November 8, 1995, and as amended though the Closing Date between Company and CSM, and (ii) the Second Deposit Agreement, dated October 7, 1998, and as amended through the Closing Date, between Company and CSM, in each case as delivered to the Administrative Agent on or prior to the Closing Date, and as the same may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.13A.

          "CSM Deposits" means the aggregate deposits made by Company to CSM
           ------------
     pursuant to the CSM Deposit Agreements.

          "Default" means a condition or event that, after notice or after any
           -------
     applicable grace period has lapsed, or both, would constitute an Event of Default.

          "Defaulting Lender" means any Lender with respect to which a Lender
           -----------------
     Default is in effect.

          "Deposit Account" means a demand, time, savings, passbook or like
           ---------------
     account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "Dollars" and the sign "$" mean the lawful money of the United States
           -------                -
     of America.

          "Domestic Subsidiary" means any Subsidiary of Company which is
           -------------------
     organized under the laws of the United States or any state thereof.

          "Eligible Assignee" means (A) (i) a commercial bank organized under
           -----------------
     the laws of the United States or any state thereof; (ii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency
              --------
     located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iii) any other financial institution or entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies; (B) any Lender and any Affiliate of any Lender; provided that neither Company nor
                                             --------
     any Affiliate of Company shall be an Eligible Assignee (other than by assignment within three weeks of the Closing Date to an investment fund controlled by or under common control with Bain) and (C) an Approved Fund.

          "Employee Benefit Plan" means any "employee benefit plan" as defined
           ---------------------
     in Section 3(3) of ERISA which is subject to ERISA and which is maintained or contributed to by Company or any of its ERISA Affiliates.

          "Environmental Claim" means any written claim, action, or notice by
           -------------------
     any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release of any Hazardous Materials at any location owned, leased or operated by Company or any of its Subsidiaries, or (b) any violation, or alleged violation, of any Environmental Law.

          "Environmental Laws" means all federal, state, local and foreign laws
           ------------------
     and regulations relating to pollution or protection of the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage,

     Release, disposal, transport or handling of Hazardous Materials, laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials and laws relating to the management or use of natural resources.

            "Environmental Liabilities" means all liabilities, obligations to
            --------------------------
     conduct Cleanup, and all Environmental Claims finally determined (by a court or governmental agency) against any Loan Party or its Subsidiaries or against any Person whose liability for any Environmental Claim any Loan Party or its Subsidiaries may have retained or assumed contractually arising from (a) the presence, Release or threatened Release of Hazardous Materials at any location, whether or not owned, leased or operated by Company or its Subsidiaries, or (b) any violation, or alleged violation, of any Environmental Law.

          "Equity Contribution" means, collectively, (i) the contribution by the
           -------------------
     Bain and the Other Investors to ICS Merger Corp. of cash in exchange for all of the outstanding common stock of ICS Merger Corp. and (ii) the rollover equity contribution (and related loans) by the Existing Investors, all as contemplated by the Recapitalization Transactions in the aggregate amount valued at not less than $50,000,000 fair value.

          "Equity Proceeds" means the cash proceeds (net of underwriting
           ---------------
     discounts and commissions and other costs and expenses (including legal costs) associated therewith) from the issuance of any Capital Stock or other equity Securities of, or the making of any capital contribution to, Company or any of its Subsidiaries after the Closing Date.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended from time to time, and any successor statute, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means, as applied to any Person, (i) any corporation
           ---------------
     which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) solely for purposes of obligations under Section 412 of the Internal Revenue Code or under the applicable sections set forth in
     Section 414(t)(2) of the Internal Revenue Code, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

          "ERISA Event" means (i) a "reportable event" within the meaning of
           -----------
     Section 4043(c) of ERISA and the regulations issued thereunder with respect to any Pension Plan

     (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation or with respect to which no penalty will be assessed by the PBGC for failure to satisfy such notice requirements); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting, in either case, in liability pursuant to Section 4063 or 4064 of ERISA, respectively; (v) the institution by the PBGC of proceedings to terminate any Pension Plan pursuant to Section 4042 of ERISA; (vi) the imposition of liability on Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan resulting in withdrawal liability pursuant to Section 4201 of ERISA, or the receipt by Company or any of its ERISA Affiliates of written notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4042 of ERISA or under Section 4041A of ERISA if such termination would result in liability to Company or any of its ERISA Affiliates; (viii) the imposition on Company or any of its ERISA Affiliates of fines, penalties or taxes under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the disqualification by the Internal Revenue Service of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) under Section 401(a) of the Internal Revenue Code, or the determination by the Internal Revenue Service that any trust forming part of any Pension Plan fails to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (x) the imposition of a Lien pursuant to
     Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

          "Eurocurrency Reserve Requirements" means, for each Interest Period
           ---------------------------------
     for each Eurodollar Rate Loan, the highest reserve percentage applicable to any Lender during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System or any successor for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement), with respect to liabilities or assets consisting of or including Eurocurrency liabilities having a term equal to such Interest Period.

          "Eurodollar Base Rate" means the rate per annum determined by the
           --------------------
     Administrative Agent at approximately 11:00 A.M. (London time) on the date which is two (2) Business Days prior to the beginning of the relevant Interest Period (as specified in the applicable Notice of Borrowing) by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided
                                                                        --------
     that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "Eurodollar Base Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Reference Lenders at approximately 11:00 A.M. (London time) on the date which is two Business Days prior to the beginning of such Interest Period. If any of the Reference Lenders shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Lender.

          "Eurodollar Rate Loans" means Loans bearing interest at rates
           ---------------------
     determined by reference to the Reserve Adjusted Eurodollar Rate as provided in subsection 2.2A.

          "Event of Default" means each of the events set forth in Section 8.
           ----------------

          "Excess Proceeds Amount" means, initially, $0, which amount shall be
           ----------------------
     (i) increased (a) on the date of delivery in any Fiscal Year of an
         ---------
     Officer's Certificate setting forth the calculation of Consolidated Excess Cash Flow for the preceding Fiscal Year pursuant to subsection 2.4B(iii)(e) (each such date being an "Excess Cash Payment Date"), so long as any
                               ------------------------
     prepayment required pursuant to subsection 2.4B(iii)(e) has been made, by an amount equal to the amount of such Consolidated Excess Cash Flow which is not so prepaid, and (b) on the date of the receipt by Company of any Equity Proceeds, so long as any prepayment required pursuant to subsection 2.4B(iii)(c) has been made, by an amount equal to such Equity Proceeds and such other proceeds which are not so prepaid, and (ii) reduced (a) on each
                                                            -------
     Excess Cash Payment Date where Consolidated Excess Cash Flow for the immediately preceding Fiscal Year is a negative number, by such amount, (b) at the time any Consolidated Capital Expenditures are made pursuant to subsection 7.6D(ii), by the amount of such Consolidated Capital Expenditure, (c) at the time any time a Permitted Acquisition is funded pursuant to subsection 7.7(v)(Z) with an amount attributable to the Excess Proceeds Amount, by the portion of the purchase price paid with the Excess Proceeds Amount, and (d) at the time Investments are made pursuant to subsection 7.3(xii), by the amount of such Investments in excess of $5,000,000, it being understood that the Excess Proceeds Amount may be reduced to an amount below $0 after giving effect to the reductions enumerated in clause (ii)(a) above.

          "Excess Subordinated Debt Amount" means that portion, if any, of the
           -------------------------------
     net proceeds of the Subordinated Debt in excess of $50,000,000.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended
           ------------
     from time to time, and any successor statute.

          "Excluded Leased Asset" has the meaning assigned to that term in
           ---------------------
     subsection 6.12C.

          "Existing Credit Agreement" means that certain Revolving Credit
           -------------------------
     Agreement, dated as of June 5, 1995, and as amended through the Closing Date, among Company, ICS Technologies, Inc. and Mellon Bank, N.A.

          "Existing Investors" means certain existing shareholders, management
           ------------------
     officers and employees of Company and other investors identified in

     Schedule 1.1(ii) annexed hereto as Existing Investors.
     ----------------

          "Facilities" means any and all real property (including, without
           ----------
     limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or (for purposes of Section 5.13 only) heretofore owned, leased, operated or used by Company or any of its Subsidiaries (but only as to portions thereof actually owned, leased, operated or used) or any of their respective predecessors or any of their respective Affiliates that are directly or indirectly controlled by Company.

          "Federal Funds Effective Rate" means, for any period, a fluctuating
           ----------------------------
     interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

          "First Adjustment Date" means the date on which the financial
           ---------------------
     statements for the Fiscal Quarter ending on the Saturday closest to June 30, 1999 are delivered as required pursuant to subsection 6.1(ii).

          "First Priority" means, with respect to any Lien purported to be
           --------------
     created in any Collateral pursuant to any Collateral Document, that such Lien is the most senior Lien (other than Permitted Encumbrances and other Liens permitted pursuant to subsection 7.2A to the extent not perfected by filing of any UCC financing statements) to which such Collateral is subject.

          "Fiscal Quarter" means a fiscal quarter of a Fiscal Year.
           --------------

          "Fiscal Year" means the fiscal year of Company and its Subsidiaries
           -----------
     ending on the Saturday occurring closest to June 30 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

          "Flood Hazard Property" means a Mortgaged Property located in an area
           ---------------------
     designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

          "Foreign Subsidiary" means any Subsidiary of Company other than a
           ------------------
     Domestic Subsidiary.

          "Funding and Payment Office" means the office of the Administrative
           --------------------------
     Agent located at 11 Madison Avenue, New York, NY 10010 (or such office of the Administrative Agent or any successor Administrative Agent specified by the Administrative Agent or such successor Administrative Agent in a written notice to the Loan Parties and the Lenders).

          "Funding Date" means the date of the funding of a Loan, which, in the
           ------------
     case of the Term Loans, shall be the Closing Date.

          "GAAP" means, subject to the limitations on the application thereof
           ----
     set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination and specifically, terms used herein applicable to Company and its Subsidiaries defined by reference to GAAP shall give effect to the subtraction of minority interests.

          "Governmental Acts" has the meaning assigned to that term in
           -----------------
     subsection 3.5A.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
     any political subdivision of any of the foregoing and any entity exercising executive, legislative, judicial or regulatory functions of or pertaining to government.

          "Governmental Authorization" means any permit, license, authorization,
           --------------------------
     plan, directive, consent order or consent decree of or from any Governmental Authority.

          "Granting Bank" has the meaning assigned to that term in subsection
           -------------
10.1F.

          "Guaranty" means, individually, the Subsidiary Guaranty, or any other
           --------
     guaranty of the Obligations, and "Guaranties" means, collectively, the
                                       ----------
     Subsidiary Guaranty, and each other guaranty of the Obligations.

          "Guarantor" means, individually, the Subsidiary Guarantors, or any
           ---------
     other guarantor of the Obligations, and "Guarantors" means, collectively,
                                              ----------
     the Subsidiary Guarantors and each other guarantor of the Obligations.

          "Hazardous Materials" means all substances defined as Hazardous
           -------------------
     Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. (S) 300.5, or defined as such by, or regulated as such under, any Environmental Law.

          "Hedge Agreements" means all swaps, caps or collar agreements or
           ----------------
     similar arrangements entered into by Company or any of its Subsidiaries providing for protection against fluctuations in currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "Immaterial Subsidiaries" means one or more Subsidiaries of Company,
           -----------------------
     designated in writing to the Administrative Agent from time to time;

     provided, that, (x) the assets of all such designated Subsidiaries
     --------
     constitute, in the aggregate, less than or equal to 5% of the total assets of Company and its Subsidiaries on a consolidated basis, (y) the revenues of such designated Subsidiaries account for less than or equal to 5% of the total revenues of Company and its Subsidiaries on a consolidated basis or
     (z) all such designated Subsidiaries contribute, individually or in the aggregate, less than or equal to 5% of Consolidated Adjusted EBITDA.

          "Improvements" means all buildings, structures, fixtures, tenant
           ------------
     improvements, and other improvements of any kind and description now or hereafter located in or on or attached to any land that is a Real Property Asset, including all building materials, water sanitary and storm sewers, drainage, electricity, steam, gas, telephone and other utility, facilities, parking areas, roads, driveways, walks and other site improvements; and all additions and betterments thereto and all renewals, substitutions and replacements thereof.

          "Indebtedness" means, as applied to any Person, (i) all indebtedness
           ------------
     for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (other than current accounts payable incurred in the ordinary course of business and accrued expenses incurred in the ordinary course of business), (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA, any obligation under employment or consulting agreements of Company or its subsidiaries and current trade payables incurred in the ordinary course of business) which obligation in accordance with GAAP would be shown as a liability on the balance sheet of such Person, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to any property or assets acquired by such Person (unless the rights and remedies of the seller or the lender under such agreement in the event of default are limited to repossession or sale of such property or assets), (vi) all obligations, contingent or otherwise, as an account party under any Letter of Credit or under acceptance, letter of credit or similar facilities to the extent not reflected as trade liabilities on the balance sheet of such Person in accordance with GAAP, and (vii) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. The amount of Indebtedness which is non-recourse to the obligor thereunder or to any other obligor and for which recourse is limited to an identified asset or assets shall be equal to the lesser of (1) the stated amount of such obligation and (2) the fair market value of such asset or assets. Obligations under Interest Rate Agreements and Hedge Agreements constitute
     (X) in the case of Hedge Agreements, Contingent Obligations, and (Y) in all other cases, Investments, and in neither case constitute Indebtedness.

          "Indemnitee" has the meaning assigned to that term in subsection 10.3.
           ----------

          "Information Memorandum" means the Confidential Information Memorandum
           ----------------------
     dated February 1999, that was used in connection with the syndication of the credit facilities set forth herein.

          "Initial Period" means the period commencing on and including the
           --------------
     Closing Date and ending on the earlier of (i) the date on which the Sole Lead Arranger notifies Company that it has concluded its primary syndication of the Loans and the Commitments, and (ii) thirty (30) days after the Closing Date.

          "Insurance Proceeds" has the meaning assigned to that term in
           ------------------
     subsection 2.4B(iii)(d).

          "Intellectual Property" has the meaning assigned to that term in
           ---------------------
subsection 5.5C.

          "Interest Coverage Ratio" has the meaning assigned to that term in
           -----------------------
     subsection 7.6.

          "Interest Payment Date" means (i) with respect to any Base Rate Loan,
           ---------------------
     the last Business Day in each of March, June, September and December of each year, commencing June, 1999, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case
                                                      --------
     of each Interest Period of longer than three months, "Interest Payment Date" shall also include the date that is three months or integral multiple thereof after the commencement of such Interest Period.

          "Interest Period" has the meaning assigned to that term in subsection
           ---------------
     2.2B.

          "Interest Rate Agreement" means any interest rate swap agreement,
           -----------------------
     interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to hedge Company or any of its Subsidiaries against fluctuations in interest rates.

          "Interest Rate Determination Date" means each date for calculating the
           --------------------------------
     Reserve Adjusted Eurodollar Rate, for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date for purposes of calculating the Reserve Adjusted Eurodollar Rate shall be the second Business Day prior to the first day of the related Interest Period.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as
           ---------------------
     amended to the date hereof and from time to time hereafter and any successor statute and the regulations promulgated by the Internal Revenue Service thereunder.

          "Investment" means (i) any direct or indirect purchase or other
           ----------
     acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, stock or other Securities of any other Person, (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable acquired from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business or (iii) Interest Rate Agreements; provided, however, that the term "Investment" shall not include (a) current
     --------  -------
     trade and customer accounts receivable for goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms, (b) advances and prepayments to suppliers for goods and services in the ordinary course of business, (c) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to Company or any of its Subsidiaries (whether in bankruptcy of customers or suppliers or otherwise) or as security for any such Indebtedness or claims, (d) Cash, and (e) deposits to secure the performance of leases. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment

          "Investors" means Bain, the Other Investors and the Existing
           ---------
     Investors.

          "IP Collateral" has the meaning assigned to the term "Intellectual
           -------------
     Property Collateral" in the Security Agreement.

          "Issuing Bank" means, with respect to any Letter of Credit, CSFB, in
           ------------
     its capacity as issuer of Letters of Credit, and, any other Lender that is a New York based commercial bank, reasonably acceptable to Company, having a Letter of Credit Subfacility Commitment.

          "Landlord Consent and Estoppel" means, with respect to any Leasehold
           -----------------------------
     Property, a letter, certificate or other instrument in writing from the lessor under the related lease, in form and substance reasonably acceptable to the Collateral Agent and containing the provisions set forth on Exhibit
                                                                        -------
     XVII hereto.
     -----------

          "Leasehold Property" means any leasehold interest of any Loan Party as
           ------------------
     lessee under any lease of real property, other than any such leasehold interest designated from time to time by the Collateral Agent in its reasonable discretion as not being required to be included in the Collateral.

          "Lender" and "Lenders" means the Persons identified as "Lenders" and
           ------       -------
     listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include the Swing Line Lender unless the context otherwise requires; provided that the term "Lenders", when used in the context of a
               --------
     particular Commitment, shall mean the Lenders having that Commitment.

          "Lender Default" means (i) the refusal (which has not been retracted)
           --------------
     of a Lender to make available its portion of any Loans (including any Revolving Loans made to pay Refunded Swing Line Loans or to reimburse drawings under Letters of Credit) in accordance with subsection 2.1A or its portion of any unreimbursed drawing or payment under a Letter of Credit in accordance with subsection 3.3C or (ii) a Lender having notified Company and/or the Administrative Agent in writing that it does not intend to comply with its obligations under subsection 2.1 or subsections 3.1C, 3.3B or 3.3C.

          "Lending Office" means, as to any Lender, the office or offices of
           --------------
     such Lender specified as the "Lending Office" on Schedule 2.1, or such
                                                      ------------
     other office or offices as such Lender may from time to time notify Company and the Administrative Agent.

          "Letter of Credit" or "Letters of Credit" means Commercial Letters of
           ----------------      -----------------
     Credit and Standby Letters of Credit issued or to be issued by the Issuing Bank for the account of Company or any Subsidiary Guarantor that is a Domestic Subsidiary pursuant to subsection 3.1.

          "Letter of Credit Issuing Office" means, as to any Issuing Bank, the
           -------------------------------
     address from time to time specified by such Issuing Bank to Company and the Administrative Agent as its letter of credit issuing office. The initial "Letter of Credit Issuing Office" for CSFB shall be 5 World Trade Center, 8/th/ Floor, New York, New York, 10048.

          "Letter of Credit Subfacility Commitment" means, with respect to any
           ---------------------------------------
     Issuing Bank at any time, the commitment of such Issuing Bank to issue Letters of Credit pursuant to subsection 3.1A; provided, that the aggregate
                                                    --------
     amount the Letter Credit Subfacility Commitments shall in no event exceed $15,000,000; provided, further, that any reduction in the Revolving Loan
                  --------  -------
     Commitments to a level that is below the then aggregate amount of the Letter of Credit Subfacility Commitments shall result in the pro rata reduction of the aggregate Letter of Credit Subfacility Commitments pro rata to each Issuing Bank.

          "Letter of Credit Usage" means, as at any date of determination, the
           ----------------------
     sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of
                 ----
     Credit honored by the Issuing Bank and not theretofore reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B).

          "Leverage Ratio" has the meaning assigned to that term in subsection
           --------------
     7.6.

          "Lien" means any lien, mortgage, pledge, assignment, security
           ----
     interest, fixed or floating charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or deposit or other preferential arrangement having the practical effect of any of the foregoing.

          "Loan" or "Loans" means, as the context requires, one or more of the
           ----      -----
     Term Loans, Revolving Loans, Swing Line Loans or any combination thereof.

          "Loan Documents" means this Agreement, the Notes, the Letters of
           --------------
     Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of the Issuing Bank relating to, the Letters of Credit), the Guaranties and the Collateral Documents.

          "Loan Parties" means Company and each Subsidiary Guarantor.
           ------------

          "Margin Stock" has the meaning assigned to that term in Regulation U
           ------------
     of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Material Adverse Effect" means a material adverse effect upon (i) the
           -----------------------
     business, results of operations, financial condition or prospects of Company and its Subsidiaries, taken as a whole, or (ii) the ability of (a) any Loan Party (other than Immaterial Subsidiaries) to fully and timely perform the Obligations or (b) the Administrative Agent, Collateral Agent or Lenders to enforce the Obligations.

          "Material Contracts" means any indenture, mortgage, deed of trust,
           ------------------
     contract, undertaking, agreement or other instrument to which Company or any of its Subsidiaries is a party for which breach, nonperformance, cancellation or failure to renew would reasonably be expected to have a Material Adverse Effect.

           "Merger Agreement" means the Agreement and Plan of Merger, as in
            ----------------
     effect on the Closing Date, entered into between Merger Corp and Company, that is in the form delivered to the Administrative Agent on or prior to the Closing Date, as the same may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.11A.

           "Merger Corp" means ICS Merger Corp., a  Pennsylvania  corporation.
            -----------

           "Moody's" means  Moody's Investors Service, Inc.
            -------

           "Mortgage" means (i) a security instrument (whether designated as a
            --------
     deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of Exhibit XV annexed hereto
                                                     ----------
     (in the case of any security instrument in respect of Leasehold Property, with such changes as shall be appropriate to reflect a security interest in Leasehold Property) or in such other form as may be approved by the Collateral Agent in its reasonable discretion, in each case with such changes thereto as may be reasonably recommended by the Collateral Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at the Collateral Agent's option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form reasonably satisfactory to the Collateral Agent, adding such Additional Mortgaged Property to the assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may heretofore have been or hereafter may be amended, supplemented or otherwise modified from time to time. "Mortgages" means all such instruments,
                                   ---------
     including the Closing Date Mortgages and any Additional Mortgages, collectively.

           "Multiemployer Plan" means a "multiemployer plan", as defined in
            ------------------
     Section 4001(a)(3) of ERISA which is subject to Title IV of ERISA, to which Company or any of its ERISA Affiliates is contributing or to which Company or any of its ERISA Affiliates has an obligation to contribute.

          "Net Cash Proceeds" means, with respect to any Asset Sale, Cash
           -----------------
     Proceeds of such Asset Sale net of costs of sale including, without limitation, (i) income taxes estimated to be payable as a result of such Asset Sale within two years of the date of receipt of such Cash Proceeds,
     (ii) transfer, sales, use and other taxes payable in connection with such Asset Sale, (iii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (iv) financial advisor's commissions and fees and expenses of counsel and other advisors in connection with such Asset Sale.

          "Non-Defaulting Lender" means and includes each Lender other than a
           ---------------------
     Defaulting Lender.

          "Non-US Lender" has the meaning assigned to that term in subsection
           -------------
     2.7B(iii).

          "Notes" means one or more of the Term Notes, Revolving Notes, Swing
           -----
     Line Notes or any combination thereof.

          "Notice of Borrowing" means a notice in the form of Exhibit I annexed
           -------------------                                ---------
     hereto delivered by Company to the Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

          "Notice of Conversion/Continuation" means a notice substantially in
           ---------------------------------
     the form of Exhibit II annexed hereto delivered by Company to the
                 ----------
     Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

          "Notice of Issuance of Letter of Credit" means a notice in the form of
           --------------------------------------
     Exhibit III annexed hereto delivered by Company to the Administrative Agent
     -----------
     pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

          "Obligations" means all obligations of every nature of each Loan Party
           -----------
     from time to time owed to the Agents, the Lenders or any of them or their respective Affiliates under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit or payments for early termination of Interest Rate Agreements, fees, expenses, indemnification or otherwise.

          "Officer's Certificate" means, with respect to any Person, a
           ---------------------
     certificate executed on behalf of such Person (x) if such Person is a partnership or limited liability company, by its chairman of the Board (if an officer) or chief executive officer or by the chief financial officer or treasurer of its general partner or managing member or other Person authorized to do so by its Organizational Documents, (y) if such Person is a corporation, on behalf of such corporation by its chairman of the board (if an officer) or chief executive officer or its chief financial officer or vice president or treasurer, and (z) if such person is Company or a Subsidiary of Company, a Responsible Officer; provided that every Officer's Certificate with
                            --------
     respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officer's Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signer or signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signer or signers, such condition has been complied with.

          "Operating Lease" means, as applied to any Person, any lease
           ---------------
     (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

          "Organizational Authorizations" means, with respect to any Person,
           -----------------------------
     resolutions of its Board of Directors, general partners or members of such Person, and such other Persons, groups or committees (including, without limitation, managers and managing committees), if any, required by the Organizational Certificate or Organization Documents of such Person to authorize or approve the taking of any action or the entering into of any transaction.

          "Organizational Certificate" means, with respect to any Person, the
           --------------------------
     certificate or articles of incorporation, partnership or limited liability company or any other similar or equivalent organizational, charter or constitutional certificate or document filed with the applicable Governmental Authority in the jurisdiction of its incorporation, organization or formation.

          "Organizational Documents" means, with respect to any Person, the by-
           ------------------------
     laws, partnership agreement, limited liability company agreement, operating agreement, management agreement or other similar or equivalent organizational, charter or constitutional agreement or arrangement.

          "Other Investors" means certain persons identified on Schedule
           ---------------                                      --------
     1.1(iii) annexed hereto as Other Investors.
     --------

          "PBGC" means the Pension Benefit Guaranty Corporation established
           ----
     pursuant to Section 4002 of ERISA (or any successor thereto).

          "Pension Plan" means any Employee Benefit Plan, other than a
           ------------
     Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

          "Permitted Acquisitions" means an acquisition made pursuant to
           ----------------------
     subsection 7.7(v).

          "Permitted Encumbrances" means the following types of Liens:
           ----------------------

               (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

               (ii) statutory Liens of landlords, statutory Liens of banks and rights of setoff, statutory Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA) incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith pursuant to appropriate proceedings, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

               (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive, in each case, of obligations for the payment of borrowed money or other Indebtedness);

               (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

               (v) leases or subleases granted to others (in the ordinary course of business consistent with past practices) not interfering in any material respect with the ordinary conduct of the business or operations of Company or any of its Subsidiaries;

               (vi) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries and encumbrances set forth on the title reports delivered to the Administrative Agent;

               (vii) Any (a) interest or title of a lessor or sublessor under any Capital Lease permitted by subsection 7.1(v) or any operating lease not prohibited by this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b);

               (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

               (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

               (x) Deposits in the ordinary course of business to secure liabilities to insurance carriers, lessors, utilities and other service providers;

               (xi) Bankers liens and rights of setoff with respect to customary depository arrangements entered into in the ordinary course of business;

               (x) Any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property; and

               (xii) Licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary.

          "Permitted Seller Paper" means any unsecured Indebtedness of Company
           ----------------------
     or its Subsidiaries that is not guaranteed by any Subsidiary and that is incurred in connection with any acquisition consummated in accordance with the provisions of subsection 7.7(v) and payable to the seller in connection therewith and containing the subordination provisions set forth on Exhibit
                                                                        -------
     XVI hereto.
     ----------

          "Person" means and includes natural persons, corporations, limited
           ------
     partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and any other entities of whatever nature.

          "Pledge Agreement" means that certain Pledge Agreement entered into by
           ----------------
     and among Company, the Subsidiary Guarantors and the Collateral Agent as of the Closing

     Date, or pursuant to subsection 6.9, substantially in the form of
     Exhibit VII annexed hereto, as such Pledge Agreement may hereafter be
     -----------
     amended, restated, supplemented or otherwise modified from time to time.

          "Prime Rate" means the rate of interest per annum publicly announced
           ----------
     from time to time by CSFB as its prime commercial lending rate in effect at its principal office in New York City. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. CSFB or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          "Pro Forma Basis" means, with respect to compliance with any test or
           ---------------
     covenant hereunder, compliance with such covenant or test after giving effect to any proposed acquisition or other action which requires compliance on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act and as interpreted by the Staff of the Securities and Exchange Commission which (to the extent consistent therewith) may include cost savings resulting from head count reductions, closure of facilities and similar restructuring charges or integration activities or other adjustments certified by a financial officer of Company, together with such other pro forma adjustments as may be reasonably acceptable to the Administrative Agent) using, for purposes of determining such compliance, the historical financial statements of all entities or assets so acquired or to be acquired and the consolidated financial statements of Company and its Subsidiaries which shall be reformulated as if such acquisition or other action, and any other acquisitions which have been consummated during the period, and any Indebtedness or other liabilities incurred in connection with any such acquisition had been consummated at the beginning of such period and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans during such period, and otherwise in conformity with such procedures as may be agreed upon between the Administrative Agent and Company, all such calculations to be in form and substance reasonably satisfactory to the Administrative Agent.

          "Pro Forma Compliance" means, at any date of determination, Company
           --------------------
     shall be in pro forma compliance with the covenants set forth in
                 --- -----
     subsections 7.6A, B, C and D as of the last day of the most recent Fiscal Quarter end (computed on the basis of (i) balance sheet amounts as of the most recently completed Fiscal Quarter, and (ii) income statement amounts for the most recently completed period of four consecutive Fiscal Quarters, in each case, for which financial statements shall have been delivered to the Administrative Agent and calculated on a Pro Forma Basis in respect of the event giving rise to such determination), and Company shall have demonstrated such compliance to the reasonable satisfaction of the Administrative Agent.

          "Pro Rata Share" means (i) with respect to all payments, computations
           --------------
     and other matters relating to the Term A Loan Commitment or the Term A Loans of any Lender, the percentage obtained by dividing (x) the Term A
                                                     --------
     Loan Exposure of that Lender by (y) the aggregate Term A Loan Exposure of
                                  --
     all the Lenders; (ii) with respect to all payments, computations and other matters relating to the Term B Loan Commitment or the Term B Loans of any Lender, the percentage obtained by dividing (x) the Term B Loan Exposure of
                                        --------
     that Lender by (y) the aggregate Term B Loan Exposure of all the Lenders;
                 --
     (iii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued by any Lender or any participations purchased by any Lender therein or in any Swing Line Loans, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the
        --------                                                --
     aggregate Revolving Loan Exposure of all the Lenders; and (iv) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Term Loan Exposure of that Lender and the
     --------
     Revolving Loan Exposure of that Lender by (y) the sum of the aggregate Term
                                            --
     Loan Exposure of all the Lenders and the aggregate Revolving Loan Exposure of all the Lenders; in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii) and
     (iii) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.
               ------------

          "Projections" has the meaning assigned to that term in subsection
           -----------
     5.3B.

          "PTO" means the United States Patent and Trademark Office.
           ---

          "Real Property Asset" means, at any time of determination, any
           -------------------
     interest (fee, leasehold or otherwise) then owned by any Loan Party in any real property.

          "Recapitalization Transactions" means the transactions contemplated by
           -----------------------------
     the Merger Agreement, the repayment of Indebtedness under the Existing Credit Agreement and the payment of Transaction Costs , in each case occurring on or about the Closing Date.

          "Recovery Event" has the meaning assigned to that term in subsection
           --------------
     2.4B(iii)(d).

          "Reference Lenders" means (i) CSFB and (ii) another Lender determined
           -----------------
     by the Administrative Agent with the consent of Company.

          "Refunded Swing Line Loans" has the meaning assigned to that term in
           -------------------------
     subsection 2.1A(iv).

          "Register" has the meaning assigned to that term in subsection 2.1D.
           --------

          "Regulation D" means Regulation D of the Board of Governors of the
           ------------
     Federal Reserve System, as in effect from time to time.

          "Reimbursement Date" has the meaning assigned to that term in
           ------------------
     subsection 3.3B.

          "Reinvestment Assets" means, in the case of any Reinvestment Event,
           -------------------
     any assets which are either (i) in replacement of the assets subject to the Reinvestment Event, or (ii) long term assets (including Capital Stock) useful in the business of Company or its Subsidiary whose assets were subject to the Reinvestment Event.

          "Reinvestment Deferred Amount" means, with respect to any Reinvestment
           ----------------------------
     Event, the aggregate Net Cash Proceeds, Insurance Proceeds or Condemnation Proceeds, as the case may be, received by Company or any of its Subsidiaries in connection therewith which are not applied to prepay the Loans (and/or reduce the Revolving Loan Commitments) in accordance with subsection 2.4B(iii)(a) or (d) as a result of the delivery of a Reinvestment Notice.

          "Reinvestment Event" means any Asset Sale or Recovery Event in respect
           ------------------
     of which Company has delivered a Reinvestment Notice.

          "Reinvestment Notice" means a written notice executed by a Responsible
           -------------------
     Officer stating that no Default or Event of Default has occurred and is continuing and that Company (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds, Insurance Proceeds or Condemnation Proceeds, as the case may be, of an Asset Sale or Recovery Event to acquire Reinvestment Assets within three hundred sixty five (365) days of the receipt of such Net Cash Proceeds, Insurance Proceeds or Condemnation Proceeds, as the case may be.

          "Reinvestment Prepayment Amount" means, with respect to any
           ------------------------------
     Reinvestment Event, the Reinvestment Deferred Amount, if any, relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire Reinvestment Assets.

          "Reinvestment Prepayment Date" means, with respect to any Reinvestment
           ----------------------------
     Event, the earlier of (a) the date occurring three hundred sixty five (365) days after such Reinvestment Event and (b) the date on which Company shall have determined not to, or shall have otherwise ceased to, acquire Reinvestment Assets with all or any portion of the relevant Reinvestment Deferred Amount.

          "Release" means any release, spill, emission, leaking, pumping,
           -------
     pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the environment.

          "Requisite Class Lenders" means, at any time of determination (i) for
           -----------------------
     the Class of the Lenders having Term A Loan Exposure, Non-Defaulting Lenders having or holding more than 50% of the aggregate Term A Loan Exposure of all Non-Defaulting Lenders, (ii) for the Class of Lenders having Term B Loan Exposure, Non-Defaulting Lenders having or holding more than 50% of the aggregate Term B Loan Exposure of all Non-Defaulting Lenders, and (iii) for the Class of Lenders having Revolving Loan Exposure, Non-Defaulting Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Non-Defaulting Lenders.

          "Requisite Lenders" means Non-Defaulting Lenders having or holding
           -----------------
     more than 50% of the sum of the aggregate Term Loan Exposure of all Non-Defaulting Lenders and the aggregate Revolving Loan Exposure of all Non-Defaulting Lenders.

          "Reserve Adjusted Eurodollar Rate" means, with respect to each day
           --------------------------------
     during each Interest Period pertaining to a Eurodollar Rate Loan, a rate per annum determined for such day in accordance with the following formula:

                           Eurodollar Base Rate
                     ---------------------------------
               1.00 - Eurocurrency Reserve Requirements

          "Responsible Officer" means the chairman of the board of directors (if
           -------------------
     an officer) chief executive officer, president, executive vice president, general counsel, chief financial officer, assistant treasurer, assistant secretary, principal financial or accounting officer or the secretary of Company, or as applicable, Subsidiary of Company or other officer designated by the board of Company of any of its Subsidiaries but, in any event, with respect to financial reporting matters, the chief executive officer or chief financial officer of Company.

          "Restricted Payment" means (i) any dividend or other distribution,
           ------------------
     direct or indirect, on account of any shares of any class of stock (or of any other Capital Stock) of Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock (or of any other Capital Stock) of Company or any of its Subsidiaries now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock (or of any other Capital Stock) of Company or any of its Subsidiaries now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment with respect to, Subordinated Debt.

          "Revolving Loan Commitment" means the commitment of a Lender to make
           -------------------------
     Revolving Loans to Company pursuant to subsection 2.1A(iii), and "Revolving
                                                                       ---------
     Loan Commitments" means such commitments of all Lenders in the aggregate.
     ----------------

          "Revolving Loan Commitment Termination Date" means the fifth
           ------------------------------------------
     Anniversary of the Closing Date.

          "Revolving Loan Exposure" means, with respect to any Lender as of any
           -----------------------
     date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b)
                                                                        ----
     in the event that Lender is an Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations purchased by other Lenders in such Letters of Credit) plus
                                                                          ----
     (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit plus (d) the aggregate amount of all participations
                       ----
     purchased by that Lender in any outstanding Swing Line Loans plus (e) in
                                                                  ----
     the case of the Swing Line Lender, the sum of the aggregate outstanding principal amount of all Swing Line Loans (in each case net of any participations therein purchased by other Lenders).

          "Revolving Loans" means the Loans made by the Lenders to Company
           ---------------
     pursuant to subsection 2.1A(iii).

          "Revolving Notes" means (i) the promissory notes of Company issued
           ---------------
     pursuant to subsection 2.1E(iii) on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitment and Revolving Loans of any Lender, in each case substantially in the form of Exhibit V-A annexed hereto, as they may be amended, restated,
                 -----------
     supplemented or otherwise modified from time to time.

          "S&P" means Standard & Poor's, a division of the McGraw-Hill
           ---
     Companies, Inc.

          "Securities" means any stock, shares, partnership interests, voting
           ----------
     trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "Security Agreement" means the Security Agreement entered into by and
           ------------------
     among Company, the Subsidiary Guarantors and the Collateral Agent on and as of the Closing Date, or pursuant to subsection 6.9, substantially in the form of Exhibit VIII annexed hereto, as such Security Agreement may
             ------------
     hereafter be amended, restated, supplemented or otherwise modified from time to time.

          "Securities Act" means the Securities Act of 1933, as amended from
           --------------
     time to time, and any successor statute.

          "Shareholders Agreement" means that certain Shareholders Agreement to
           ----------------------
     be entered into on or prior to the Closing Date by and among Company and certain shareholders of Company which Shareholders Agreement shall be in the form delivered to the Administrative Agent on or prior to the Closing Date and as such Shareholders Agreement may hereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.11A.

          "Sole Lead Arranger" has the meaning assigned to that term in the
           ------------------
     Preamble to this Agreement.

          "Solvent" means, with respect to any Person, that as of the date of
           -------
     determination both (i) (a) the then fair saleable value of the property sold as a going concern of such Person is (y) greater than the total amount of liabilities (including contingent liabilities but excluding amounts payable under intercompany promissory notes) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "SPC" has the meaning assigned to that term in subsection 10.1F.
           ---

          "Standby Letter of Credit" means any standby letter of credit or
           ------------------------
     similar instrument, issued for the purpose of supporting obligations of Company and its

     Subsidiaries incurred or arising in the ordinary course of business; provided that Standby Letters of Credit may not be issued for the purpose
     --------
     of supporting trade payables.

          "Subordinated Debt" means subordinated, unsecured Indebtedness of
           -----------------
     Company evidenced by the Subordinated Debt Documents and issued on the Closing Date (and any Indebtedness issued in exchange for such Indebtedness as contemplated by the Subordinated Debt Documents) in any aggregate principal amount of not less than $47,500,000.

          "Subordinated Debt Documents" means the documents pursuant to which
           ---------------------------
     the Subordinated Debt is issued (or exchanged) in the form delivered to Administrative Agent and Lenders on or prior to the Closing Date, as such documents may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Subsection 7.11A.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
     partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Subsidiary Guarantor" means any Subsidiary of Company that is a party
           --------------------
     to the Subsidiary Guaranty on the Closing Date (which shall be each Domestic Subsidiary existing as of the Closing Date) or at any time after the Closing Date pursuant to subsection 6.9.

          "Subsidiary Guaranty" means the Subsidiary Guaranty, substantially in
           -------------------
     the form of Exhibit VI annexed hereto, executed and delivered by the
                 ----------
     Subsidiary Guarantors as of the Closing Date or by any additional Subsidiary Guarantor from time to time thereafter pursuant to subsection 6.9, as such Subsidiary Guaranty may heretofore have been or hereafter may be amended, restated, supplemented or otherwise modified from time to time.

          "Swing Line Lender" means CSFB, or any Person serving as a successor
           -----------------
     Administrative Agent hereunder, in its capacity as Swing Line Lender hereunder.

          "Swing Line Loan Commitment" means the commitment of the Swing Line
           --------------------------
     Lender to make Swing Line Loans to Company pursuant to subsection 2.1A(iv).

          "Swing Line Loans" means the Loans made by the Swing Line Lender
           ----------------
     pursuant to subsection 2.1A(iv).

          "Swing Line Note" means (i) the promissory note of Company issued
           ---------------
     pursuant to subsection 2.1E(iv) on the Closing Date and (ii) any promissory note issued by Company to any successor Swing Line Lender pursuant to the last sentence of subsection 9.5B, in each case substantially in the form of

     Exhibit V-B annexed hereto, as it may be amended, restated, supplemented or
     -----------
     otherwise modified from time to time.

          "Systems" has the meaning assigned to that term in the definition of
           -------
     Year 2000 Problems.

          "Tax" or "Taxes" means any present or future tax, levy, impost, duty,
           ---      -----
     charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person
                  --------       -----------------------------
     shall be construed as a reference to a tax on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) including a franchise tax imposed in lieu of a net income tax.

          "Term A Loan Commitment" means the commitment of a Lender to make a
           ----------------------
     Term A Loan to Company pursuant to subsection 2.1A(i), and "Term A Loan
                                                                 -----------
     Commitments" means such commitments of all Lenders in the aggregate.
     -----------

          "Term A Loan Exposure" means, with respect to any Lender, as of any
           --------------------
     date of determination (i) prior to the funding of the Term A Loans, that Lender's Term A Loan Commitment and (ii) after the funding of the Term A Loans, the outstanding principal amount of the Term A Loan of that Lender.

          "Term A Loans" means the Loans made by the Lenders pursuant to
           ------------
     subsection 2.1A(i).

          "Term A Notes" means (i) the promissory notes of Company issued
           ------------
     pursuant to subsection 2.1E(i) on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Term A Loans of any Lender, in each case substantially in the form of Exhibit IV-A annexed hereto, as
                                               ------------
     they may be amended, restated, supplemented or otherwise modified from time to time.

          "Term B Loan Commitment" means the commitment of a Lender to make a
           ----------------------
     Term B Loan to Company pursuant to subsection 2.1A(ii), and "Term B Loan
                                                                  -----------
     Commitments" means such commitments of all Lenders in the aggregate.
     -----------

          "Term B Loan Exposure" means, with respect to any Lender, as of any
           --------------------
     date of determination (i) prior to the funding of the Term B Loans, that Lender's Term B Loan Commitment and (ii) after the funding of the Term B Loans, the outstanding principal amount of the Term B Loan of that Lender.

          "Term B Loans" means the Loans made by the Lenders pursuant to
           ------------
     subsection 2.1A(ii).

          "Term B Notes" means (i) the promissory notes of Company issued
           ------------
     pursuant to subsection 2.1E(ii) on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Term B Loans of any Lender, in each case substantially in the form of Exhibit IV-B annexed hereto, as
                                               ------------
     they may be amended, restated, supplemented or otherwise modified from time to time.

          "Term Loan Commitment" means the Term A Loan Commitment or the Term B
           --------------------
     Loan Commitment of a Lender, and "Term Loan Commitments" means such commitments of all Lenders in the aggregate.

          "Term Loan Exposure" means, with respect to any Lender as of any date
           ------------------
     of determination, the aggregate Term A Loan Exposure and Term B Loan Exposure of that Lender.

          "Term Loans" means the Term A Loans and the Term B Loans.
           ----------

          "Term Notes" means the Term A Notes and the Term B Notes.
           ----------

          "Total Utilization of Revolving Loan Commitments" means, as at any
           -----------------------------------------------
     date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing the applicable Issuing Bank for any amount drawn under any Letter of Credit but not yet so applied) plus (ii) the aggregate principal amount of all
                         ----
     outstanding Swing Line Loans plus (iii) the Letter of Credit Usage.
                                  ----

          "Transaction Costs" means the fees, costs and expenses payable by
           -----------------
     Company and its Subsidiaries in connection with the transactions contemplated by the Transaction Documents including, without limitation, amounts payable to the Agents and the Lenders.

          "Transaction Documents" means, collectively, (i) any documentation
           ---------------------
     related to the Equity Contribution, (ii) the Merger Agreement, (iii) the Shareholders Agreement, (iv) the Bain Advisory Services Agreement, (v) the Subordinated Debt Documents, (vi) the Subordinated Debt, and (vii) and any and all other documents, agreements, instruments and arrangements related to or in connection with the Recapitalization Transactions.

          "Unfunded Current Liability" means, with respect to any Pension Plan,
           --------------------------
     the amount, if any, by which the actuarial present value of the accumulated plan benefits under such Pension Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by such Pension Plan's actuary in the most recent annual valuation of such Pension Plan.

          "Year 2000 Problems" means limitations in the capacity or readiness to
           ------------------
     handle date information (including, without limitation, calculations based on date information) for the Year 1999 or years beginning January 1, 2000 of any of the hardware, firmware or software systems ("SYSTEMS") associated
                                                            -------
     with information processing and delivery, operations or services (e.g., security and alarms, elevators, communications, and HVAC), including, without limitation, equipment containing embedded microchips, in each case necessary to the business or operations of Company and its Subsidiaries taken as a whole.

 18.2  Accounting Terms; Utilization of GAAP for Purposes of Calculations Under
       ------------------------------------------------------------------------
       Agreement.
       ---------

     Except as otherwise expressly provided in this Agreement, (a) all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP; and (b) financial statements and other information required to be delivered by Company to the Lenders pursuant to clauses (i), (ii), (iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP (except, with respect to interim financial statements, normal year-end audit adjustments and the absence of explanatory footnotes) as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Notwithstanding the foregoing, except as otherwise specifically provided herein, all computations determining compliance with subsection 2.4 and Section 7, including the definitions used therein, shall utilize accounting principles and policies in effect at the time of preparation of the June 27, 1998 financial statements but shall exclude impact of purchase accounting adjustments (APB 16 and 17) for Permitted Acquisitions.

18.3  Other Definitional Provisions.
      -----------------------------

     References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The words "includes," "including" and similar forms used in any Loan Document shall be construed as if followed by the words "without limitation."

 18.4  Changes in GAAP.
       ---------------

     In the event that a change in GAAP or other accounting principles and policies after the date hereof affects in any material respect the calculations of the compliance by Company and its Subsidiaries with the covenants contained herein, Lenders and Company agree to negotiate in good faith to amend the affected covenants (and related definitions) to compensate for the effect of such changes so that the restrictions, limitations and performance standards effectively imposed by such covenants, as so amended, are substantially identical to the restrictions, limitations and performance standards imposed by such covenants as in effect on the date hereof; provided that if Requisite
                                                --------
Lenders and Company fail to reach agreement with respect to such amendment within a reasonable period of time following the date of effectiveness of any such change, calculation of compliance by Company and its Subsidiaries with the covenants contained herein shall be determined in accordance with GAAP as in effect immediately prior to such change.

                                  SECTION 19.
                   AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

 19.1  Commitments; Loans.
       ------------------

     A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Loan Parties set forth herein and in the other Loan Documents, each Lender hereby severally agrees to make the Loans described in subsections 2.1A(i), 2.1A(ii) and 2.1A(iii) and the Swing Line Lender hereby agrees to make the Swing Line Loans as described in subsection 2.1A(iv).

          (i) Term A Loans.  Each Lender severally agrees to make Loans to
              ------------
     Company on the Closing Date in an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Term A Loan Commitments less the
                                                                       ----
     amount of any Applicable Excess Subordinated Debt Amount, to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Term A Loan Commitment is set forth opposite its name on Schedule 2.1
                                                              ------------
     annexed hereto; provided that the Term A Loan Commitments of the Lenders
                     --------
     shall be adjusted to give effect to any assignments of the Term A Loan Commitments pursuant to subsection 10.1B. Each Lender's Term A Loan Commitment shall expire immediately and without further action on June 30, 1999 if the Term A Loans are not made on or before that date. Company may make only one borrowing under the Term A Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

          (ii)  Term B Loans.  Each Lender severally agrees to make Loans to
                ------------
     Company on the Closing Date in an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Term B Loan Commitments less the
                                                                       ----
     amount of any Applicable Excess Subordinated Debt Amount, to be used for the purposes identified in subsection

     2.5A. The amount of each Lender's Term B Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto; provided that the Term B
                          ------------                 --------
     Loan Commitments of the Lenders shall be adjusted to give effect to any assignments of the Term Loan Commitments pursuant to subsection 10.1B. Each Lender's Term B Loan Commitment shall expire immediately and without further action on June 30, 1999 if the Term B Loans are not made on or before that date. Company may make only one borrowing under the Term B Loan Commitments. Amounts borrowed under this subsection 2.1A(ii) and subsequently repaid or prepaid may not be reborrowed.

          (iii)  Revolving Loans.  Each Lender severally agrees, subject to the
               ---------------
     limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments, to be used for the purposes identified in subsection 2.5B.
     The original amount of each Lender's Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate
                           ------------
     original amount of the Revolving Loan Commitments is $25,000,000; provided
                                                                       --------
     that the Revolving Loan Commitments of the Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; provided further that the amount of the Revolving Loan
                          -------- -------
     Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4B. Each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed, subject to the limitations and conditions set forth herein, to but excluding the Revolving Loan Commitment Termination Date.

          Notwithstanding anything contained herein to the contrary, in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

          (iv)  Swing Line Loans.  The Swing Line Lender hereby agrees, subject
               ----------------
     to the limitations set forth below with respect to the maximum aggregate amount of all Swing Line Loans outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Base Rate Loans as Swing Line Loans to Company in an aggregate amount not to exceed the amount of the Swing Line Loan Commitment, to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing Line Loans, when aggregated with the sum of the Swing Line Lender's outstanding Revolving Loans and the Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed the Swing Line Lender's Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $10,000,000; provided that the
                                                              --------
     amounts of the Swing Line Loan Commitment are subject to reduction as provided in clause (b) of the next paragraph. The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(iv) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

          Notwithstanding anything contained herein to the contrary, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the following limitations:

               (a) in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect; and

               (b) any reduction of the Revolving Loan Commitments made pursuant to subsection 2.4B which reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment such that the amount thereof equals the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Company, the Administrative Agent or the Swing Line Lender.

          With respect to any Swing Line Loans which have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i), the Swing Line Lender may, at any time in its sole and absolute discretion, deliver to the Administrative Agent (with a copy to Company), no later than 11:00 a.m. (New York time) at least one (1) Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting the Lenders to make Revolving Loans that are Base Rate Loans to Company on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "Refunded Swing Line Loans")
                                           -------------------------
     outstanding on the date such notice is given which the Swing Line Lender requests the Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by the Lenders other than the Swing Line Lender shall be immediately delivered by the Administrative Agent to the Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (ii) on the day such Revolving Loans are made, the Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Swing Line Lender to Company, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of the Swing Line Lender but shall instead constitute part of the Swing Line Lender's outstanding

     Revolving Loans to Company and shall be due under the Revolving Note issued by Company to the Swing Line Lender. Company hereby authorizes the Administrative Agent and the Swing Line Lender to charge Company's accounts with the Administrative Agent and the Swing Line Lender (up to the amount available in each such account) in order to immediately pay the Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by the Lenders, including the Revolving Loan deemed to be made by the Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to the Swing Line Lender should be recovered by or on behalf of Company from the Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

          If for any reason Revolving Loans are not made pursuant to this subsection 2.1A(iv) in an amount sufficient to repay any amounts owed to the Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by the Swing Line Lender, each Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, and in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon. Upon one (1) Business Day's notice from the Swing Line Lender, each Lender shall deliver to the Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the office of the Swing Line Lender located at the Funding and Payment Office. In order to evidence such participation each Lender agrees to enter into a participation agreement at the request of the Swing Line Lender in form and substance satisfactory to the Swing Line Lender. In the event any Lender fails to make available to the Swing Line Lender the amount of such Lender's participation as provided in this paragraph, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by the Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate, as applicable.

          Notwithstanding anything contained herein to the contrary, (i) each Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, Company or any other Person for any reason whatsoever; (b) the occurrence or continuation of a Default or Event of Default; (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that
                                                                 --------
     such obligations of each Lender are subject to the condition that the Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made, or the satisfaction of any such condition not satisfied had been waived by Requisite Lenders prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made; and (ii) the Swing Line Lender shall not be obligated to make any Swing Line Loans if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default.

     B. Borrowing Mechanics. Term Loans or Revolving Loans (including any such Loans made as Eurodollar Rate Loans with a particular Interest Period) made on any Funding Date (other than Revolving Loans made pursuant to a request by the Swing Line Lender pursuant to subsection 2.1A(iv) for the purpose of repaying any Refunded Swing Line Loans and Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing the Issuing Bank for the amount of a drawing or payment under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount; provided that any Eurodollar Rate Loan shall be in a
                       --------
minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $100,000 and integral multiples of $50,000 in excess of that amount. Whenever Company desires that the Lenders make Term Loans or Revolving Loans it shall deliver to the Administrative Agent a Notice of Borrowing no later than 12:00 p.m. (New York time), at least three (3) Business Days in advance of the proposed Funding Date in the case of a Eurodollar Rate Loan, or at least one (1) Business Day in advance of the proposed Funding Date in the case of a Base Rate Loan. Whenever Company desires that the Swing Line Lender make a Swing Line Loan, it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 p.m. (New York time) on the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) in the case of Swing Line Loans, that such Loans shall be Base Rate Loans, (iv) in the case of any Loans other than Swing Line Loans, whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans, and (v) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor. Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give the Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall
                                               --------
be promptly confirmed in writing by delivery of a Notice of Borrowing to the Administrative Agent on or before the applicable Funding Date.

     Neither the Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by a duly authorized officer authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by the Lenders in accordance with this Agreement pursuant to any such telephonic notice, Company shall have effected Loans hereunder.

     Company shall notify the Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing are no longer true and correct (with such materiality qualifications as is set forth in a particular matter to which Company is required to certify) as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

     Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the Related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

     C. Disbursement of Funds. All Term Loans and all Revolving Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by the Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), the Administrative Agent shall notify each Lender or the Swing Line Lender, as the case may be, of the proposed borrowing and of the amount of such Lender's Pro Rata Share of the applicable Loans.

     Each Lender shall make the amount of its Loan available to the Administrative Agent not later than 1:00 pm (New York time) on the applicable Funding Date and the Swing Line Lender shall make the amount of its Swing Line Loan available to the Administrative Agent not later than 2:00 P.M. (New York time) on the applicable Funding Date, in each case in same day funds, at the Funding and Payment Office. Except as provided in subsection 2.1A(iv) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse the Issuing Bank for the amount of an honored drawing or payment under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and 4.2 (in the case of all Loans), the Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds equal to the proceeds of all such Loans received by the Administrative Agent from the Lenders or the Swing Line Lender, as the case may be, to be credited to the account of Company at the Funding and Payment Office.

     Unless the Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to the Administrative Agent the amount of such Lender's Loan requested on such Funding Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Funding Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to the Administrative Agent, together with interest thereon for each day from such Funding Date until the date such amount is paid to the Administrative Agent at the rate applicable to such Loan. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

     D.   The Register.

          (i) The Administrative Agent shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of the Lenders and the Commitments and Loans of each Lender from time to time (the "Register"). The Register shall be available for
                        --------
     inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (ii) The Administrative Agent shall record in the Register the Commitments and the outstanding Loans from time to time of each Lender and each repayment or prepayment in respect of the principal amount of the outstanding Loans of each Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided
                                                                    --------
     that failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of the applicable Loans.

          (iii) Each Lender shall record on its internal records (including, without limitation, the Notes held by such Lender) the amount of each Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided that
                                                                  --------
     failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of the applicable Loans; and provided, further that in the event of any inconsistency between the
         --------  -------

     Register and any Lender's records, the recordations in the Register shall govern absent manifest error with respect to the Register.

          (iv) Company, the Administrative Agent and the Lenders shall deem and treat the Persons listed as the Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

          (v) Company hereby designates CSFB and any financial institution serving as a successor Administrative Agent to serve as Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent CSFB serves in such capacity, CSFB and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

     E. Notes. Company shall execute and deliver on the Closing Date to each Lender (or to the Administrative Agent for that Lender) (i) a Term A Note substantially in the form of Exhibit IV-A annexed hereto, respectively, to
                             ------------
evidence that Lender's Term A Loans in the principal amount of that Lender's Term A Loans and with other appropriate insertions, and each Lender's Term A Notes shall evidence such Lender's Pro Rata Share of such respective amounts,
(ii) a Term B Note substantially in the form of Exhibit IV-B annexed hereto,
                                                ------------
respectively, to evidence that Lender's Term B Loans in the principal amount of that Lender's Term B Loans and with other appropriate insertions, and each Lender's Term B Notes shall evidence such Lender's Pro Rata Share of such respective amounts, (iii) a Revolving Note substantially in the form of Exhibit
                                                                        -------
V-A annexed hereto to evidence that Lender's Revolving Loans, in the principal
---
amount of that Lender's Revolving Loan Commitment and with other appropriate insertions and (iv) a Swing Line Note substantially in the form of Exhibit V-B
                                                                   -----------
annexed hereto to evidence that Lender's Swing Line Loans, in the principal amount of that Lender's Swing Line Loan Commitment and with other appropriate insertions. The Notes and the Obligations evidenced thereby shall be governed by, subject to and benefit from all of the terms and conditions of this Agreement and the other Loan Documents and shall be secured by the Collateral.

19.2 Interest on the Loans.
     ---------------------

     A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made to maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Reserve Adjusted Eurodollar Rate, as the case may be. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made to maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by Company initially at the time a telephonic notice or Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B (so long as Company delivers to Administrative Agent a Notice of Borrowing within one Business Day prior thereto). The basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day any Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate. Subject to the provisions of subsections 2.2E and 2.7, the Term Loans and the Revolving Loans shall bear interest through maturity as follows:

               (i) if a Base Rate Loan, then at the sum of the Base Rate plus
                                                                         ----
          the Applicable Base Rate Margin; or

               (ii) if a Eurodollar Rate Loan, then at the sum of the Reserve Adjusted Eurodollar Rate plus the Applicable Eurodollar Rate Margin.
                                   ----

     Subject to the provisions of subsections 2.2E and 2.7, the Swing Line Loans shall bear interest to maturity at the sum of the Base Rate plus the Applicable
                                                            ----
Base Rate Margin for Revolving Loans less the Applicable Commitment Fee
                                     ----
Percentage.

     B. Interest Periods. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, on behalf of Company select an interest period (each an "Interest Period") to be applicable to such Loan, which
                          ---------------
Interest Period shall be, at Company's option, either a one, two, three or six month period (or any other period available to all the Lenders in a particular tranche for which an Interest Period is being selected or otherwise agreed to by such Lenders and the Administrative Agent); provided that:
                                            --------

          (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

          (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

          (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would
                              --------
     otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

          (v) no Interest Period with respect to any portion of the Term A Loans shall extend beyond the fifth anniversary of the Closing Date, no Interest Period with respect to any portion of the Term B Loans shall extend beyond the seventh anniversary of the Closing Date, and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

          (vi) no Interest Period with respect to any portion of the Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of the Term A Loans or the Term B Loans, as the case may be, unless the aggregate principal amount of Term A Loans or Term B Loans, as the case may be, that are Base Rate Loans plus the aggregate
                                                         ----
     principal amount of Term A Loans or Term B Loans, as the case may be, that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Term A Loans or Term B Loans, as the case may be, on such date;

          (vii) Company may not select an Interest Period of longer than one month prior to the end of the Initial Period;

          (viii) there shall be no more than one Interest Period outstanding at any time during the Initial Period, and thereafter no more than fifteen Interest Periods shall be outstanding at any time; and

          (ix) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

     C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity, by acceleration or otherwise); provided that in the event that any
                                         --------
Swing Line Loans, Revolving Loans or any Term Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

     D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Term Loans or Revolving Loans equal to $500,000 and integral multiples of $100,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis (provided that any Loan being converted to a Eurodollar Rate Loan shall be in a minimum amount of $1,000,000 and integral multiples of $100,000 in excess of such amount) or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $100,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base
--------  -------
Rate Loan on the expiration date of an Interest Period applicable thereto.

     Company shall deliver a Notice of Conversion/Continuation to the Administrative Agent no later than 12:00 pm at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate
Loan), and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify
(i) the proposed conversion/continuation date (which shall be a Business Day),
(ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and
(v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give the Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided
                                                                    --------
that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to the Administrative Agent within one Business Day prior to the proposed conversion/continuation date.

     Neither the Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by a duly authorized officer authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

     Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

     E. Post-Default Interest. At the written election of the Lenders, the outstanding principal amount of Loans not paid when due and, to the extent permitted by applicable law, any interest payments thereon not paid when due, and any fees and other amounts then due and payable hereunder and not paid, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code, or other applicable bankruptcy or insolvency laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Revolving Loans); provided that, in the case of Eurodollar
                                     --------
Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate equal to 2% per annum in excess of the interest rates otherwise payable under this Agreement for Base Rate Loans that are Term A Loans, Term B Loans, or Revolving Loans, as applicable. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

     F. Computation of Interest. Interest on Loans shall be computed on the basis of a 360-day year (a 365 or 366-day year, as applicable, in the case of Base Rate Loans based on the Prime Rate) and for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid
                                             --------
on the same day on which it is made, one day's interest shall be paid on that Loan.

 19.3  Fees.
       ----

     A.   Commitment Fees.

          (i) Revolving Loan Commitments.  Company agrees to pay to the
              --------------------------
     Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share of the Revolving Loan Commitments, commitment fees for the period from and including the date hereof to and excluding the Revolving Loan Commitment Termination Date equal to the sum of (x) the average of the daily excess of the Revolving Loan Commitments over the sum of the aggregate principal amount of Revolving Loans outstanding (but not any Swing Line Loans outstanding) plus (y) the Letter of Credit Usage
                                       ----
     multiplied by the Applicable Commitment Fee Percentage.
     -------------

          (ii)  Calculation and Payment.  All of the foregoing commitment fees
                -----------------------
     shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on the last Business Day in each of March, June, September and December of each year, commencing in June 1999, and on the Revolving Loan Commitment Termination Date.

     B. Other Fees. Company agrees to pay to Sole Lead Arranger and Administrative Agent such fees in the amounts and at the times separately agreed upon between Company, Sole Lead Arranger and Administrative Agent.

  19.  Repayments, Prepayments and Reductions in Commitments; General Provisions
       -------------------------------------------------------------------------
       Regarding Payments.
       ------------------

     A.   Scheduled Payments of Term Loans.

          (i) Scheduled Payments of Term A Loans.  Company shall make principal
              ----------------------------------
     payments on the Term A Loans in installments on the dates set forth below, each such installment to be in an amount equal to the corresponding percentages set forth below of the principal amount of the Term A Loans as of the Closing Date:

                       SCHEDULED REPAYMENT
        DATE                    OF
                           TERM A LOANS
==========================================
September 30, 1999            0.50%
December 31, 1999             0.50%
March 31, 2000                0.50%
June 30, 2000                 0.50%
-------------------------------------------
September 30, 2000            3.50%
December 31, 2000             3.50%
March 31, 2001                3.50%
June 30, 2001                 3.50%
-------------------------------------------
September 30, 2001            5.00%
December 31, 2001             5.00%
March 31, 2002                5.00%
June 30, 2002                 5.00%
-------------------------------------------
September 30, 2002            7.00%
December 31, 2002             7.00%
March 31, 2003                7.00%
June 30, 2003                 7.00%
-------------------------------------------
September 30, 2003            9.00%
December 31, 2003             9.00%
Fifth Anniversary
of the Closing Date           18.00%
==========================================

     ; provided that the scheduled installments of principal of the Term A Loans
       --------
     set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term A Loans in accordance with subsection 2.4C; and provided, further that the final installment specified above for
               --------  -------
     the repayment by Company of the Term A Loans shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Term A Loans.

          (ii  Scheduled Payments of Term B Loans.  Company shall make principal
               ----------------------------------
     payments on the Term B Loans in installments on the dates set forth below, each such installment to be in an amount equal to the corresponding percentages set forth below of the principal amount of the Term B Loans as of the Closing Date:

                       SCHEDULED REPAYMENT
        DATE                    OF
                           TERM B LOANS
=========================================

September 30, 1999            0.25%
December 31, 1999             0.25%
March 31, 2000                0.25%
June 30, 2000                 0.25%
-----------------------------------------
September 30, 2000            0.25%
December 31, 2000             0.25%
March 31, 2001                0.25%
June 30, 2001                 0.25%
-----------------------------------------
September 30, 2001            0.25%
December 31, 2001             0.25%
March 31, 2002                0.25%
June 30, 2002                 0.25%
-----------------------------------------
September 30, 2002            0.25%
December 31, 2002             0.25%
March 31, 2003                0.25%
June 30, 2003                 0.25%
-----------------------------------------
September 30, 2003            0.25%
December 31, 2003             0.25%
March 31, 2004                0.25%
June 30, 2004                 0.25%
-----------------------------------------
September 30, 2004            10.00%
December 31, 2004             10.00%
March 31, 2005                10.00%
June 30, 2005                 10.00%
-----------------------------------------
September 30, 2005            13.75%
December 31, 2005             13.75%
Seventh Anniversary
of the Closing Date           27.50%
=========================================

     ; provided that the scheduled installments of principal of the Term B Loans
       --------
     set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term B Loans in accordance with subsection 2.4C; and provided, further that the final installment specified above for
               --------  -------
     the repayment by Company of the Term B Loans shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Term B Loans.

     B.   Prepayments and Reductions in Commitments.

          (i) Voluntary Prepayments.  Company may, upon written or telephonic
              ---------------------
     notice to the Administrative Agent on or prior to 1:00 pm (New York time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay, without premium or penalty, any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount. In addition, Company may, upon not less than one (1) Business Days', in the case of Base Rate Loans, and upon less than three (3) Business Days' in the case of Eurodollar Rate Loans, prior written or telephonic notice, promptly confirmed in writing to the Administrative Agent (which notice the Administrative Agent will promptly transmit by facsimile or telephone to each Lender), at any time and from time to time prepay, without premium or penalty, the Loans (other than Swing Line Loans) on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount; provided, however, that in the event Company shall prepay a
                  --------  -------
     Eurodollar Rate Loan other than on the expiration of the Interest Period applicable thereto, Company shall, at the time of such prepayment, also pay any amounts payable under subsection 2.6D hereof. Notice of prepayment having been given as aforesaid, the Loans shall become due and payable on the prepayment date specified in such notice and in the aggregate principal amount specified therein. Any voluntary prepayments pursuant to this subsection 2.4B(i) shall be applied as specified in subsection 2.4C.

          (ii)  Voluntary Reductions of Revolving Loan Commitments .  Company
               ---------------------------------------------------
     may, upon not less than three (3) Business Days' prior written or telephonic notice, promptly confirmed in writing to the Administrative Agent (which notice the Administrative Agent will promptly transmit by facsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan
                --------
     Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. Company's notice to the Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in such notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Revolving Loan Commitment shall be applied as specified in subsection 2.4C.

          (iii)  Mandatory Prepayments and Mandatory Reductions of Commitments.
                 -------------------------------------------------------------
     The Loans shall be prepaid and/or the Revolving Loan Commitments shall be reduced in the manner provided in subsection 2.4C upon the occurrence of the following circumstances:

               (a) Asset Sales.  No later than the fifth (5/th/) Business Day
                   -----------
          following the date of receipt by Company or any of its Subsidiaries of Cash Proceeds of any Asset Sale, Company shall prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) in an amount equal to the Net Cash Proceeds received with respect thereto; provided
                                                                        --------
          that, if Company shall have delivered a Reinvestment Notice to the Administrative Agent no later than the fifth (5/th/) Business Day following the consummation of such Asset Sale, Company shall not be required to make any prepayment with the proceeds of such Asset Sale to the extent that all or any portion of such proceeds are reinvested (or a contract has been entered into to reinvest) in Reinvestment Assets within three hundred sixth five (365) days from the date of receipt of such proceeds; provided further that the aggregate amount
                                    -------- -------
          of Net Cash Proceeds that may be reinvested pursuant to the immediately preceding proviso shall not exceed $5,000,000 in any Fiscal Year (or $10,000,000 in any Fiscal Year at any time the Leverage Ratio, determined on a Pro Forma Basis after giving effect to such Asset Sale, is less than 3.50:1.00); and provided still further
                                                        -------- ----- -------
          that, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced). Concurrently with any prepayment of Loans (and/or any reduction in the Revolving Loan Commitments) pursuant to this subsection 2.4B(iii)(a), Company shall deliver to the Administrative Agent an Officer's Certificate demonstrating in detail reasonably satisfactory to the Administrative Agent the derivation of the Net Cash Proceeds of the correlative Asset Sale from the gross sales price thereof. In addition, in the event that Company shall, at any time after receipt of proceeds of any Reinvestment Event requiring a prepayment (and/or a reduction in the Revolving Loan Commitments) pursuant to this subsection 2.4B(iii)(a), determine that the prepayments (and/or a reduction in the Revolving Loan Commitments) previously made in respect of such Reinvestment Event were in an aggregate amount less than that required by the terms of this subsection 2.4B(iii)(a), Company shall promptly cause to be made an additional prepayment of the Loans (and/or reduction in the Revolving Loan Commitments) in an amount equal to the amount of any such deficit, and Company shall concurrently therewith deliver to the Administrative Agent an Officer's Certificate demonstrating the derivation of the additional proceeds resulting in such deficit. If Company is otherwise required to apply any portion of Net Cash Proceeds to prepay Indebtedness evidenced by the Subordinated Debt then, notwithstanding anything contained in this Agreement to the contrary, Company shall apply such Net Cash Proceeds to the prepayment of the Loans so as to eliminate or minimize any obligation to prepay the Subordinated Debt.

               (b) Issuances of Debt.  On or prior to the first (1/st/) Business
                   -----------------
          Day after receipt by Company or any of its Subsidiaries of any proceeds (net of any payment of underwriting discounts, commission and other costs and expenses associated therewith (including legal costs and expenses) of any Indebtedness (other than the Loans, the Subordinated Debt and any other Indebtedness permitted by this Agreement), Company shall prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) in an amount equal to the amount of such proceeds; provided that payment or acceptance of the amounts provided
                    --------
          for in this subsection 2.4B(iii)(b) shall not constitute a waiver of any Event of Default resulting from the incurrence of such Indebtedness or otherwise prejudice any rights or remedies of the Administrative Agent or any Lender. If Company is otherwise required to apply any portion of such proceeds to prepay Indebtedness evidenced by the Subordinated Debt then, notwithstanding anything contained in this Agreement to the contrary, Company shall apply such proceeds to the prepayment of the Loans so as to eliminate or minimize any obligation to prepay the Subordinated Debt.

               (c) Issuances of Equity Securities.  If at any time the Leverage
                   ------------------------------
          Ratio is greater than or equal to 3.50:1.00, then on or prior to the first (1/st/ ) Business Day after receipt by Company or any of its Subsidiaries of any Equity Proceeds (net of any payment of underwriting discounts, commission and other costs and expenses associated therewith (including legal costs and expenses)) other than
          (w) capital contributions made by Company or any of its Subsidiaries,
          (x) Equity Proceeds received by Company or any of its Subsidiaries as payment for any shares of Capital Stock purchased by, or of the exercise price under any option for any shares of Capital Stock of Company held by, any officer, director, employee or consultant of Company or any of its Subsidiaries, (y) Equity Proceeds received from the Investors, or their respective Affiliates, and (z) Equity Proceeds received by Company or any of its Subsidiaries solely to the extent that such Equity Proceeds are used to finance a Permitted Acquisition), Company shall prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) in an amount equal to 50% of all such Equity Proceeds. If Company is otherwise required to apply any portion of such Equity Proceeds to prepay Indebtedness evidenced by the Subordinated Debt then, notwithstanding anything contained in this Agreement to the contrary, Company shall apply such Equity Proceeds to the prepayment of the Loans so as to eliminate or minimize any obligation to prepay the Subordinated Debt.

               (d) Insurance and Condemnation Proceeds.  No later than the fifth
                   -----------------------------------
          (5/th/) Business Day following the date of receipt by Company or any of its Subsidiaries of any cash payments under any insurance policy as a result of any damage to or loss of all or any portion of the Collateral or any other tangible asset (net of actual costs incurred and any taxes paid or payable by Company or any of its

          Subsidiaries in connection with adjustment and settlement thereof, "Insurance Proceeds") or any proceeds resulting from the taking of
           ------------------
          assets by the power of eminent domain, condemnation or otherwise
          (net of actual costs incurred and any taxes paid or payable by
          Company or any of its Subsidiaries in connection with adjustment and settlement thereof, "Condemnation Proceeds") (any such event resulting in the recovery of Insurance Proceeds or Condemnation Proceeds, a "Recovery Event"), Company shall prepay the Loans
                       --------------
          (and/or the Revolving Loan Commitments shall be reduced) in an amount equal to the Insurance Proceeds or Condemnation
          Proceeds, as the case may be, received; provided, that, if Company
                                                  --------
          shall have delivered a Reinvestment Notice to the Administrative Agent no later than five (5) Business Days prior to the consummation of such Recovery Event and no Event of Default exists at the time of such consummation and the time of delivery of such notice, Company shall not be required to make any prepayment (and/or reduction in the Revolving Loan Commitments) with the proceeds of such Recovery Event to the extent that (x) all or any portion of such proceeds are reinvested (or a contract has been entered into to reinvest) in Reinvestment Assets within three hundred sixty five (365) days from the date of receipt of such proceeds, and (y) after giving effect thereto, the aggregate amount of proceeds not used to make mandatory prepayments of Loans (and/or reduce the Revolving Loan Commitments) pursuant to this proviso does not exceed $7,500,000 during any Fiscal Year; provided, further, that, on each Reinvestment Prepayment Date,
                --------  -------
          an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced). In addition, in the event that Company shall, at any time after receipt of proceeds of any Reinvestment Event requiring a prepayment (and/or reduction in the Revolving Loan Commitments) pursuant to this subsection 2.4B(iii)(d), determine that the prepayments (and/or reduction in the Revolving Loan Commitments) previously made in respect of such Reinvestment Event were in an aggregate amount less than that required by the terms of this subsection 2.4B(iii)(d), Company shall promptly cause to be made an additional prepayment of the Loans (and/or reduce the Revolving Loan Commitments) in an amount equal to the amount of any such deficit, and Company shall concurrently therewith deliver to the Administrative Agent an Officer's Certificate demonstrating the derivation of the additional proceeds resulting in such deficit.

               (e) Consolidated Excess Cash Flow.  If at any time the Leverage
                   -----------------------------
          Ratio is greater than or equal to 3.00:1.00, then in the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending June 30, 2000), Company shall, no later than ninety-five (95) days after the end of such Fiscal Year, prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) in an aggregate amount equal to 50% of such Consolidated Excess Cash Flow.

               (f) Refund of CSM Deposits.  On or prior to the fifth (5/th/)
                   ----------------------
          Business Day after receipt by Company or any of its Subsidiaries of any refund of the CSM Deposits (or any portion thereof), Company shall prepay the Loans in an amount equal to the amount of such refund net of any actual costs or expenses related thereto.

               (g) Reductions or Restrictions of Revolving Loan Commitments.
                   --------------------------------------------------------
          Company shall prepay the Swing Line Loans and/or Revolving Loans from time to time to the extent necessary so that (1) the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect, and (2) the aggregate principal amount of all outstanding Swing Line Loans shall not at any time exceed the Swing Line Loan Commitment then in effect. All Swing Line Loans shall be prepaid in full prior to the prepayment of any Revolving Loans pursuant to this subsection 2.4B(iii)(g). If at any time that there are no Revolving Loans and Swing Line Loans outstanding (whether after giving effect to any prepayment thereof pursuant to this subclause (g) or otherwise) the Total Utilization of Revolving Loan Commitments exceeds the Revolving Loan Commitment, Company shall deposit into the Collateral Account such amounts as are necessary so that, after giving effect thereto, the amount on deposit in the Collateral Account pursuant to this subclause (g) is at least equal to such excess.

     C.  Application of Prepayments and Unscheduled Reductions of Commitments.

          (i) Application of Prepayments by Type of Loans.  Any voluntary
              -------------------------------------------
     prepayments pursuant to subsection 2.4B(i) shall be applied as specified by Company in the applicable notice of prepayment; provided that in the event
                                                     --------
     Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Swing
                                               -----
     Line Loans to the full extent thereof, second to repay outstanding
                                            ------
     Revolving Loans to the full extent thereof, and third to repay outstanding
                                                     -----
     Term Loans to the full extent thereof. Any amount required to be applied as a prepayment of Loans or Revolving Loan Commitment reduction pursuant to any of subsections 2.4B(iii)(a) through (f) or this subsection 2.4C(i) shall be applied first, to repay Term Loans as selected by Company in an
                      -----
     amount not in excess of an amount equal to the scheduled amortization payments on such Term Loans selected for the immediately succeeding twelve-month period, second, to further prepay the Term Loans ratably to the full
                   ------
     extent thereof, third, to prepay Swing Line Loans to the full extent
                     -----
     thereof and to permanently reduce the Revolving Loan Commitments by the amount of such prepayment, fourth, to prepay Revolving Loans to the full
                                ------
     extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment, fifth, to prepay outstanding
                                                   -----
     reimbursement obligations with respect to Letters of Credit, sixth, to cash
                                                                  -----
     collateralize Letters of Credit as provided in the Collateral Account Agreement and seventh, to the extent of any remaining amount, to further
                   -------
     reduce
     the Revolving Loan Commitments. Anything contained herein to the contrary notwithstanding, so long as any Term A Loans are outstanding, in the case of any voluntary or mandatory prepayments of Term Loans pursuant to subsections 2.4A or 2.4B or this subsection 2.4C, (a) Company shall use reasonable efforts to notify the Lenders of such prepayment in advance of payment to the Administrative Agent of such amount, (b) upon receipt of such payment, the Administrative Agent shall notify the Lenders of such payment, (c) in the event any Lender with Term B Loans elects to waive such Lender's right to receive such prepayment in respect of any such Loans, such Lender shall so advise the Administrative Agent in writing no later than the close of business on the date it receives such notice from the Administrative Agent and (d) upon receipt of such written advice from such Lender, the Administrative Agent shall apply the amount waived by such Lender to prepay the Term A Loans.

          (ii)  Application of Prepayments of Term Loans to Installments.  The
                --------------------------------------------------------
     amount of any prepayments of Term A Loans or Term B Loans, as applicable, shall be applied first, to reduce each scheduled installment thereof set
                      -----
     forth in subsection 2.4A(i) or 2.4A(ii), as applicable, that is unpaid and due within the next twelve months of the date of such prepayment in the order that such installments are scheduled to occur, and second, to ratably
                                                              ------
     reduce each scheduled installment of principal thereof set forth in subsection 2.4A(i) or 2.4A(ii), as applicable.

          (iii) Application of Prepayments of Loans to Base Rate Loans and
                ----------------------------------------------------------
     Eurodollar Rate Loans.  Considering Loans constituting Term A Loans, Term B
     ---------------------
     Loans and Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

     D.   Application of Proceeds of Collateral and Payments Under Guaranties.

          (i)   Application of Proceeds of Collateral.  Except as provided in
                -------------------------------------
     subsection 2.4B(iii) with respect to prepayments from Net Cash Proceeds, Insurance Proceeds or Condemnation Proceeds, all proceeds received by the Administrative Agent or the Collateral Agent, as the case may be, in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of the Collateral Agent, be held by the Collateral Agent as Collateral for, and applied in full by the Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document) in the following order of priority:

               (a) to the payment of all costs and expenses of such sale, collection or other realization, including all other reasonable expenses, liabilities and advances made or incurred by such Agents in connection therewith, and all amounts for which such Agents are entitled to indemnification under such Collateral

          Document and all advances made by the Collateral Agent thereunder for the account of the applicable Loan Party, and to the payment of all reasonable costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy under such Collateral Document, all in accordance with the terms of this Agreement and such Collateral Document;

               (b) thereafter, to the extent of any excess proceeds, to the payment of all other such Secured Obligations for the ratable benefit of the holders thereof; and

               (c) thereafter, to the extent of any excess proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

          (ii)  Application of Payments Under Guaranties.  All payments received
                ----------------------------------------
     by the Administrative Agent under any Guaranty shall be applied promptly from time to time by the Administrative Agent in the following order of priority:

               (a) to the payment of the reasonable costs and expenses of any collection or other realization under such Guaranty, including all reasonable expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith, all in accordance with the terms of this Agreement and such Guaranty;

               (b) thereafter, to the extent of any excess such payments, to the payment of all other Guarantied Obligations (as defined in such Guaranty) for the ratable benefit of the holders thereof; and

               (c) thereafter, to the extent of any excess such payments, to the payment to the applicable Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

     E.   General Provisions Regarding Payments.

          (i) Manner and Time of Payment.  All payments by Company of principal,
              --------------------------
     interest, fees and other Obligations hereunder and under the Notes shall be made in same day funds and without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 12:00 Noon (New York time) on the date due at the Funding and Payment Office for the account of the Lenders; funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes the Administrative Agent to charge its accounts with the Administrative Agent in order to cause timely payment to be made to the Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

          (ii)  Application of Payments to Principal and Interest.  Except as
                -------------------------------------------------
     provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest, on the principal amount being repaid or prepaid, and all such payments (and in any event any payments made in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

          (iii) Apportionment of Payments.  Aggregate principal and interest
                -------------------------
     payments shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to the Lenders' respective Pro Rata Shares. The Administrative Agent shall promptly distribute to each Lender, at its applicable Lending Office specified on Schedule 2.1 or
                                                                ------------
     at such other address as such Lender may request, its Pro Rata Share of all such payments received by the Administrative Agent and the commitment fees of such Lender when received by the Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4E(iii) if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

          (iv)  Payments on Business Days.  Except if expressly provided
                -------------------------
     otherwise, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

          (v)   Notation of Payment.  Each Lender agrees that before disposing
                -------------------
     of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided
                                                                      --------
     that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect such disposition or the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

 19.5 Use of Proceeds.
      ---------------

      A. Term Loans and Revolving Loans Made on the Closing Date. The proceeds of the Term Loans and the Revolving Loans to be made to Company on the Closing Date shall be applied, together with the cash proceeds of the

Equity Contribution, the net cash proceeds of the issuance and sale of the Subordinated Debt and approximately $60,000,000 of cash on hand at Company, to repay certain existing Indebtedness of Company and its Subsidiaries, finance the redemption price of the Capital Stock of Company pursuant to the Merger Agreement and to pay the Transaction Costs.

     B. Revolving Loans; Swing Line Loans. The proceeds of any Revolving Loans made after the Closing Date and any Swing Line Loans shall be applied by Company for working capital and general corporate purposes of Company and its Subsidiaries.

     C. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

 19.6 Special Provisions Governing Eurodollar Rate Loans.
      --------------------------------------------------

     Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

     A. Determination of Applicable Interest Rate. As soon as practicable after 11:00 A.M. (New York time) on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

     B. Inability to Determine Applicable Interest Rate. In the event that the Administrative Agent shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances arising after the date of this Agreement affecting the London interbank market, adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Reserve Adjusted Eurodollar Rate the Administrative Agent shall on such date give notice (by telecopy or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made or continued as, or converted to, Eurodollar Rate Loans, until such time as the Administrative Agent notifies Company and the Lenders that the circumstances giving rise to such notice no longer exist (such notification not to be unreasonably withheld or delayed) and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

     C. Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and the Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans
(i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market, then, and in any such event, such Lender shall be an "Affected Lender"
                                                              ---------------
and it shall on that day give notice (by telecopy or by telephone confirmed in writing) to Company and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans, shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans, as the case may be (the "Affected Loans"), shall be terminated at the earlier to occur of the
      --------------
expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telecopy or by telephone confirmed in writing) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

     D. Compensation For Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to the Lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefore in a Notice of

Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4B) or conversion of any of its Eurodollar Rate Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

     E. Booking of Eurodollar Rate Loans. Subject to its obligations under subsection 2.8, any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

     F. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Reserve Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and, through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar
            --------  -------
Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

     G. Eurodollar Rate Loans After Default. After the occurrence of and during the continuation of an Event of Default, unless the Requisite Lenders otherwise consent, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/ Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

 19.7 Increased Costs; Taxes; Capital Adequacy.
      ----------------------------------------

     A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the Closing Date, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) results in a change in the basis of taxation of such Lender (or its applicable lending office) (other than a change with respect to any Tax on the overall net income of such Lender or franchise tax in lieu thereof) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

          (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Reserve Adjusted Eurodollar
     Rate); or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder, or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Eurodollar Rate Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Lender shall promptly notify Company and the Administrative Agent thereof and Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall reasonably determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder, provided that notwithstanding anything to the contrary contained in
           --------
this subsection 2.7A, unless a Lender gives notice to Company that it is obligated to pay an amount under this subsection within six months after the later of (x) the date such Lender incurs such increased cost or suffers such reduction in amounts received or receivable or (y) the date such Lender has actual knowledge of such costs on reduction in amounts received or receivable, then such Lender shall only be entitled to be compensated for such amount to the extent of the increased cost or reduction in amounts received or receivable that is incurred or suffered on or after the date which occurs six months prior to such Lender giving notice to Company that it is obligated to repay the respective amounts pursuant to this subsection 2.7A. Such Lender shall deliver to Company (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     B.   Withholding of Taxes.

          (i) Payments to Be Free and Clear.  All sums payable by Company under
              -----------------------------
     this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of the Administrative Agent or any Lender and franchise taxes unpaid in lieu thereof) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from which a payment is made by or on behalf of Company.

          (ii)  Withholding of Taxes.  Subject to the provisions of subsection
               --------------------
     2.7B(iii), if Company or any other Person is required by law to make any deduction or withholding on account of any Tax (other than a Tax on the overall net income of the Administrative Agent or any Lender and franchise taxes imposed in lieu thereof) from any sum paid or payable by Company to the Administrative Agent or any Lender under any of the Loan Documents:

               (a) Company shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as practicable;

               (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on the Administrative Agent or such Lender, as the case may
          be) on behalf of and in the name of the Administrative Agent or such Lender;

               (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment of such tax been required or made; and

               (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to the Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided that no such additional amount shall be required to be paid to any
--------
Lender under clause (c) above except to the extent that any change after the Closing Date or after the date of the

Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

          (iii)  Evidence of Exemption from U.S. Withholding Tax.
                 ------------------------------------------------

               (a) Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (for purposes of this subsection 2.7B(iii), a "Non-US Lender") shall deliver to each of the
                        -------------
          Administrative Agent and Company, on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Sections 10.1, on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender, and at such other times as may be necessary in the determination of Company or the Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), accurately completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate of Non-Bank Status together with an original copy of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding (including, without limitation, backup withholding) of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

               (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, such Lender shall promptly (1) deliver to each of the Administrative Agent and Company two new original copies of Internal Revenue Service Form 1001 or

          4224, or a Certificate of Non-Bank Status and an original copy of Internal Revenue Service Form W-8, as the case may be, accurately completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of or is subject to a reduced rate of withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) immediately notify the Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

               (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) in respect of deductions or withholdings of United States federal income taxes if such Lender shall have failed to satisfy the requirements of subsection 2.7B(iii)(a) or 2.7B(iii)(b); provided that if such Lender
                                                   --------
          shall have satisfied such requirements on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change after the Closing Date in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a) or 2.7B(iii)(b).

     C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender reasonably determines such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within fifteen Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such

     Lender shall deliver to Company (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     D. Substitute Lenders. In the event (i) Company is required under the provisions of this subsection 2.7 or subsection 3.6 to make payments to any Lender or in the event any Lender fails to lend to Company in accordance with this Agreement, or (ii) any Lender fails to consent to a proposed change, waiver, discharge or termination under the Loan Documents otherwise approved by Requisite Lenders, then, in either case, Company may elect to terminate such Lender as a party to this Agreement; provided that,
                                                         --------
     concurrently with such termination, (i) Company shall pay that Lender all principal, interest and fees and other amounts (including without limitation amounts, if any, owed under this subsection 2.7) due to be paid to such Lender with respect to all periods through such date of termination, (ii) another financial institution satisfactory to Company and the Administrative Agent (or, in the event the Administrative Agent is also the Lender to be terminated, the successor Administrative Agent) shall agree, as of such date, to become a Lender for all purposes under this Agreement (whether by assignment or amendment) and to assume all obligations of the Lender to be terminated as of such date, and (iii) all documents and supporting materials necessary, in the reasonable judgment of the Administrative Agent (or, in the event the Administrative Agent is also the Lender to be terminated, the successor Administrative Agent) to evidence the substitution of such Lender shall have been received and approved by the Administrative Agent as of such date.

 19.8 Obligation of Lenders and Issuing Bank to Mitigate.
      --------------------------------------------------

     Each Lender and the Issuing Bank agrees that, as promptly as practicable after the officer of such Lender or the Issuing Bank responsible for administering the Loans or Letters of Credit of such Lender or the Issuing Bank, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or the Issuing Bank to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or the Issuing Bank and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or the Issuing Bank through another lending or letter of credit office of such Lender or the Issuing Bank, or (ii) take such other measures as such Lender or the Issuing Bank may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or the Issuing Bank pursuant to subsection 2.7 or subsection 3.6 would be reduced and if, as determined by such Lender or the Issuing Bank in its reasonable discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other the lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or the Issuing Bank; provided that such Lender or
                                                  --------
the Issuing Bank will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender or the Issuing Bank as a result of utilizing such other lending or letter of credit office. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection
2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or the Issuing Bank to Company (with a copy to the Administrative Agent) shall be conclusive absent manifest error.

                                  SECTION 20.
                               LETTERS OF CREDIT

 20.1 Issuance of Letters of Credit and Lenders' Purchase of Participations
      ---------------------------------------------------------------------
      Therein.
      -------

     A. Letters of Credit. In addition to Company requesting that Lenders make Revolving Loans pursuant to subsection 2.1A(iii) and that the Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(iv), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the date which is five (5) Business Days before the Revolving Loan Commitment Termination Date, that the Issuing Bank issue Letters of Credit for the account of Company for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to and upon the terms and conditions of this Agreement and in reliance upon the representations and warranties of Loan Parties herein set forth, the Issuing Bank agrees to issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that
                                                                 --------
Company shall not request that the Issuing Bank issue (and the Issuing Bank shall not issue):

          (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

          (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed the Letter of Credit Subfacility Commitment;

          (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) five (5) Business Days prior to the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; provided, that the
                                                        --------
     immediately preceding clause (b) shall not prevent the Issuing Bank from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods absent a Default or Event of Default, subject to the immediately preceding clause (a), not to exceed one year each unless the Issuing Bank elects not to extend for any such additional period; provided, further, that, unless the Requisite Lenders otherwise
             --------  -------
     consent, the Issuing Bank shall give notice that it will not extend such Standby Letter of Credit if it has knowledge that a Default or Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) on the last day on which such Issuing Bank may give notice to the beneficiary that it will not extend such Standby Letter of Credit; or

          (iv) any Commercial Letter of Credit (a) having an expiration date later than the earlier of (x) thirty (30) days prior to the Revolving Loan Commitment Termination Date and (y) the date which is one hundred eighty
     (180) days from the date of issuance of such Commercial Letter of Credit or
     (b) that is otherwise unacceptable to the Issuing Bank in its reasonable discretion.

     B.   Mechanics of Issuance.

          (i) Notice of Issuance.  Whenever Company desires the issuance of a
              ------------------
     Letter of Credit, it shall deliver to the Issuing Bank, at the Letter of Credit Issuing Office, and the Administrative Agent, at the Funding and Payment Office, a Notice of Issuance of Letter of Credit no later than 12:00 Noon (New York time) at least three (3) Business Days in the case of Stand By Letters of Credit and five (5) Business Days (in the case of Commercial Letters of Credit), or such shorter period as may be agreed to by the Issuing Bank in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify
     (a) the proposed date of issuance (which shall be a Business Day), (b) the face amount of or maximum aggregate liability under, as applicable, the Letter of Credit, (c) the expiration date of the Letter of Credit, (d) the name and address of the beneficiary, and (e) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents and the verbatim text of any certificates to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Bank to make payment thereunder; and provided that the
                                                              --------
     Issuing Bank, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents or certificates; provided further that no Letter of Credit shall require payment against a
     -------- -------
     conforming draft or other request for payment to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Bank to which such draft or other request for payment is required to be presented is located) that such draft or other request for payment is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Bank) on such Business Day.

          Company shall notify the Issuing Bank (and the Administrative Agent, if not such Issuing Bank) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit, Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit.

          (ii)  Issuance of Letter of Credit.  Upon satisfaction or waiver (in
                -----------------------------
     accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Bank shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard procedures, and upon its issuance of such Letter of Credit the Issuing Bank shall promptly notify the Administrative Agent and each Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit.

          (iii) Reports to Lenders.  Within thirty (30) days after the end of
                ------------------
     each calendar quarter ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such calendar quarter, the Issuing Bank shall deliver to the Administrative Agent and the Administrative Agent shall deliver to each Lender a report setting forth for such calendar quarter the daily maximum amount available to be drawn under the Letters of Credit that were outstanding during such calendar quarter.

     C. Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Bank a participation in such Letter of Credit and any drawings honored or payments made thereunder in an amount equal to such Lender's Pro Rata Share (with respect to the Revolving Loan Commitments) of the maximum amount which is or at any time may become available to be drawn or required to be paid thereunder.

 20.2  Letter of Credit Fees.
       ---------------------

     Company agrees to pay the following amounts to the Issuing Bank with respect to Letters of Credit issued by it for the account of Company:

          (i) with respect to each Letter of Credit, (a) a fronting fee equal to 0.250% per annum of the daily maximum amount available to be drawn under such Letter of Credit and (b) a Letter of Credit fee equal to the product of (x) the then Applicable Eurodollar Rate Margin with respect to Revolving Loans and (y) the daily maximum amount available to be drawn under such Letter of Credit, in each case payable in arrears on and to the last Business Day in each of March, June, September and December of each year, commencing June 1999, and on the Revolving Loan Commitment Termination Date and computed on the basis of a 360-day year for the actual number of days elapsed; and

          (ii) with respect to the issuance, amendment or transfer of each Letter of Credit (without duplication of the fees payable under clause (i) above), documentary and processing charges in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment or transfer, as the case may be.

Promptly upon receipt by such Issuing Bank of any amount described in clause
(i)(b) of this subsection 3.2, such Issuing Bank shall distribute to each other Lender having Revolving Loan Exposure its Pro Rata Share of such amount.

 20.3  Drawings and Payments and Reimbursement of Amounts Drawn or Paid Under
       ----------------------------------------------------------------------
       Letters of Credit.
       -----------------

     A. Responsibility of Issuing Bank With Respect to Requests For Drawings and Payments. In determining whether to honor any drawing or request for payment under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and to use reasonable care so that they comply on their face with the requirements of such Letter of Credit.

     B. Reimbursement by Company of Amounts Drawn or Paid Under Letters of Credit. In the event an Issuing Bank has determined to honor a drawing or request for payment under a Letter of Credit issued by it, the Issuing Bank shall immediately notify Company and the Administrative Agent, and Company shall reimburse such Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored or such payment is made (the applicable "Reimbursement Date") in an amount in same day funds equal to the
            ------------------
amount of such honored drawing; provided that, anything contained in this
                                --------
Agreement to the contrary notwithstanding, (i) unless Company shall have notified the Administrative Agent and the Issuing Bank prior to 12:00 Noon (New York time) on the date immediately following the date of such honored drawing or request for payment that Company intends to reimburse such Issuing Bank for the amount of such honored drawing or payment with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to the Administrative Agent requesting the Lenders to make Revolving Loans which are Base Rate Loans on the applicable Reimbursement Date in an amount equal to the amount of such honored drawing or payment and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, the Lenders shall, on the applicable Reimbursement Date, make Revolving Loans in the amount of such honored drawing or payment, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for the amount of such honored drawing or payment; provided further that if for any
                                               -------- -------
reason proceeds of Revolving Loans are not received by the Issuing Bank on the applicable Reimbursement Date in an amount equal to the amount of such honored drawing or payment, Company shall reimburse the Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing or payment over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

     C. Payment by Lenders of Unreimbursed Drawings or Payments Under Letters of Credit.

          (i)   Payment by Lenders.  In the event that Company shall fail for
                ------------------
     any reason to reimburse any Issuing Bank as provided in subsection 3.3B in an amount equal to the amount of any honored drawing or payment made by such Issuing Bank under a Letter of Credit issued by it, such Issuing Bank shall promptly notify each other Lender of the unreimbursed amount of such honored drawing or payment and of such other Lender's respective participation therein based on such Lender's Pro Rata Share of the Revolving Loan Commitments. Each Lender shall make available to such Issuing Bank an amount equal to its respective participation, in same day funds, at the office of such Issuing Bank specified in such notice, not later than 2:00 P.M. (New York time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Bank is located) after the date notified by such Issuing Bank. In the event that any Lender fails to make available to such Issuing Bank on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by such Issuing Bank for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Bank any amounts made available by such Lender to such Issuing Bank pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Bank in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Bank.

          (ii)  Distribution to Lenders of Reimbursements Received From Company.
                ---------------------------------------------------------------
     In the event any Issuing Bank shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any honored drawing or payment made by such Issuing Bank under a Letter of Credit issued by it, such Issuing Bank shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing or payment such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Bank from Company in reimbursement of such honored drawing or payment when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

     D.   Interest on Amounts Drawn or Paid Under Letters of Credit.

          (i)   Payment of Interest by Company.  Company agrees to pay to each
                ------------------------------
     Issuing Bank, with respect to drawings or payments made under any Letters of Credit issued by it, interest on the amount paid by such Issuing Bank in respect of each such drawing or payment from the date such drawing is honored or payment is made to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored or payment is made to but excluding the applicable Reimbursement Date, the Base Rate plus the Applicable Base Rate Margin with respect to
                         ----
     Revolving Loans, and (b) thereafter, at the written election of the Issuing Bank, a rate which is 2% per annum in excess of the rate of interest described in the foregoing clause (a). Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing or payment under a Letter of Credit is reimbursed in full.

          (ii)  Distribution of Interest Payments by Issuing Bank.  Promptly
                -------------------------------------------------
     upon receipt by any Issuing Bank of any payment of interest pursuant to subsection 3.3D(i), (a) such Issuing Bank shall distribute to each other Lender, out of the interest received by such Issuing Bank in respect of the period from the date of the applicable honored drawing or payment under a Letter of Credit issued by such Issuing Bank to but excluding the date on which such Issuing Bank is reimbursed for the amount of such drawing or payment (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the Letter of Credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored or payment had been made under such Letter of Credit, and (b) in the event such Issuing Bank shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such drawing or payment, such Issuing Bank shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing or payment such other Lender's Pro Rata Share of any interest received by such Issuing Bank in respect of that portion of such drawing or payment so reimbursed by other Lenders for the period from the date on which such Issuing Bank was so reimbursed by other Lenders to and including the date on which such portion of such drawing or payment is reimbursed by Company. Any such distribution shall be made to a Lender at its Lending Office set forth on Schedule 2.1 or at such other address as such Lender may request.
              ------------

 20.4 Obligations Absolute.
      --------------------

     The obligation of Company to reimburse each Issuing Bank for drawings honored or payments made under the Letters of Credit issued by it and to repay any Revolving Loans made by the Lenders pursuant to subsection 3.3B and the obligations of the Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

          (i)   any lack of validity or enforceability of any Letter of Credit;

          (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Bank or other Lender or any other Person or, in the case of a Lender, against Company whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

          (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by the applicable Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which appears to substantially comply with the terms of such Letter of Credit;

          (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

          (vi) any breach of this Agreement or any other Loan Document by any party thereto;

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

          (viii) the fact that Default or Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Bank under the
--------
applicable Letter of Credit shall not have constituted bad faith, gross negligence or willful misconduct of such Issuing Bank under the circumstances in question.

 20.5  Indemnification; Nature of Issuing Lender's Duties.
       --------------------------------------------------

     A. Indemnification. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Bank, other than as a result of (a) the bad faith, gross negligence or willful misconduct of such Issuing Bank or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Bank to honor a drawing or other request for payment under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called
"Governmental Acts").
 -----------------

     B. Nature of Issuing Bank's Duties. As between Company and any Issuing Bank, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Bank by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing or payment under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Bank, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

     In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Bank under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Bank under any resulting liability to Company.

     Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Bank for any liability arising out of the bad faith, gross negligence or willful misconduct of such Issuing Bank.

 20.6  Increased Costs and Taxes Relating to Letters of Credit.
       -------------------------------------------------------

     Subject to the provisions of subsection 2.7B (which shall be controlling with respect to matters covered thereby), in the event that any Issuing Bank or any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the Closing Date, or compliance by any Issuing Bank or Lender with any guideline, request or directive issued or made after the Closing Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subject to any additional Tax such Issuing Bank or any Lender (or its applicable lending or letter of credit office) (other than a change with respect to any Tax on the overall net income of such Issuing Bank or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Bank;

          (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Bank or participations therein purchased by any Lender; or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Bank or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Bank or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Bank or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall promptly pay to such Issuing Bank or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (reasonably determined by such Issuing Bank or Lender) as may be necessary to compensate such Issuing Bank or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Bank or Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Bank or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                                 SECTION 21.
                   CONDITIONS TO LOANS AND LETTERS OF CREDIT

     The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction (or waiver) of the following conditions.

 21.1  Conditions to Term Loans; Initial Revolving Loans.
       -------------------------------------------------

     The obligations of the Lenders to make the Term Loans and the Revolving Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction (or waiver) of the following conditions:

     A. Company Documents. On or before the Closing Date, Company shall deliver to the Administrative Agent the following, each, unless otherwise noted, dated the Closing Date:

          (i) Certified copies of its Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the Commonwealth of Pennsylvania, and each other state in which it is qualified as a foreign corporation to do business (except any such state in which failure to be qualified could not reasonably be expected to have a Material Adverse Effect), each dated a recent date prior to the Closing Date;

          (ii) Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

          (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents and the Transaction Documents to which it is a party, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

          (iv) Incumbency certificates of its officers executing this Agreement and the other Loan Documents to which it is a party as of the Closing Date;

          (v) Executed originals of this Agreement and the other Loan Documents to which it is a party;

          (vi) Certified copies of each of the Transaction Documents to which it is a party; and

          (vii) Such other documents as the Administrative Agent may reasonably request.

     B. Subsidiary Documents. On or before the Closing Date, Company shall deliver to the Administrative Agent for the Lenders the following for each Subsidiary Guarantor (which may be waived by the Agents for any Subsidiaries of Company with respect to the items described in clause (i) below) after giving effect to the Recapitalization Transactions, each, unless otherwise noted, dated the Closing Date:

          (i) Certified copies of the Organizational Certificate, together with a good standing certificate from the applicable Governmental Authority of its jurisdiction of incorporation, organization or formation and each other jurisdiction in which it is qualified as a foreign corporation or other entity to do business (except any such state in which failure to be qualified could not reasonably be expected to have a Material Adverse Effect), each dated a recent date prior to the Closing Date;

          (ii) Copies of the Organizational Documents of such Subsidiary Guarantor, certified as of the Closing Date by its corporate secretary or an assistant secretary;

          (iii) Copies of the Organizational Authorizations of such Subsidiary Guarantor approving and authorizing the execution, delivery and performance of the Subsidiary Guaranty and the other Loan Documents and the Transaction Documents to which such Subsidiary Guarantor is party, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

          (iv) Incumbency certificates of its officers executing the Subsidiary Guaranty, and the other Loan Documents to which such Subsidiary is party;

          (v) Executed originals of the Subsidiary Guaranty, and the other Loan Documents to which such Subsidiary Guarantor is party;

          (vi) Certified copies of each of the Transaction Documents to which such Subsidiary Guarantor is a party; and

          (vii) Such other documents as the Administrative Agent may reasonably request.

     C.   Consummation of the Recapitalization Transactions.

          (i) (a) Each of the material terms and conditions of the Transaction Documents shall be in form and substance reasonably satisfactory to the Administrative Agent and each such Transaction Document shall be in full force and effect and (b) all conditions to the Recapitalization Transactions set forth in the Transaction Documents shall have been satisfied or the fulfillment of any such conditions shall have been waived with the reasonable consent of the Administrative Agent (such consent not to be unreasonably withheld);

          (ii) on or before the Closing Date, the Investors shall have made the Equity Contribution;

          (iii) on or before the Closing Date, the Merger shall have been consummated in accordance with the Merger Agreement and the Administrative Agent shall have received evidence reasonably satisfactory to it of the foregoing;

          (iv) on or before the Closing Date, Company shall have issued and sold for Cash not less than $47,500,000 in gross aggregate principal amount of Subordinated Debt in accordance with the terms and conditions of the Subordinated Debt Documents;

          (v) on or before the Closing Date, Company and its Subsidiaries shall have terminated any commitment to lend or make other extensions of credit under the Existing Credit Agreement and the Administrative Agent shall have received evidence reasonably satisfactory to it of the foregoing; and

          (vi) the Agents shall be reasonably satisfied with all material legal, tax and accounting matters (other than a failure to receive recapitalization accounting treatment with respect to the Recapitalization Transactions) relating to the Recapitalization Transactions that could reasonably be expected to have a Material Adverse Effect.

     D. Necessary Consents. Company shall have obtained all consents of Governmental Authorities and other Persons necessary in connection with the Recapitalization Transactions, and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent (other than any such consents, the failure to obtain which, either individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect). All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Recapitalization Transactions or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration or appeal shall be pending and any time for agency action to set aside its consent on its own motion has expired.

     E. Perfection of Security Interests. Company shall have taken or caused to be taken such actions in such a manner so that the Collateral Agent upon filing and recording has a valid and perfected First Priority security interest in the entire personal property (both tangible and intangible) constituting Collateral. Such actions shall include, without limitation: (i) the delivery pursuant to the applicable Collateral Documents of (a) such certificates or other instruments (each of which shall be registered in the name of the Collateral Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated stock or equivalent powers duly endorsed in blank, all in form and substance reasonably satisfactory to the Collateral Agent) representing all of the shares or other interests of Capital Stock required to be pledged pursuant to the Collateral Documents and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner reasonably satisfactory to the Collateral Agent) evidencing any Collateral; (ii) the delivery to the Collateral Agent of (a) the results of a recent search, by a Person satisfactory to the Collateral Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search; (iii) the delivery to the Collateral Agent of Uniform Commercial Code financing statements executed by the applicable Loan Parties as to all such Collateral granted by such Loan Parties for all jurisdictions as may be reasonably necessary to perfect Administrative Agent's security interest in such Collateral; (iv) the delivery to the Collateral Agent of evidence reasonably satisfactory to the Collateral Agent that all other filings (including, without limitation, Uniform Commercial Code termination statements and releases and filings with the PTO and the United States Copyright Office with respect to Intellectual Property of Company and its Subsidiaries), recordings and other actions the Collateral Agent deems reasonably necessary to establish, preserve and perfect the First Priority Liens granted to the Collateral Agent in personal (both tangible and intangible) and mixed property shall have been made; and (v) such other filings, registrations, recordings and other actions the Collateral Agent deems reasonably necessary to establish, preserve and perfect the First Priority Liens granted to the Collateral Agent in any Collateral, which by the nature, location or pledgor thereof, should be made or taken in or with respect to any foreign jurisdiction.

     F. Real Property. The Administrative Agent and the Collateral Agent shall have received from Company and each applicable Subsidiary Guarantor, unless waived by the Administrative Agent (in which case, any waived items shall be delivered pursuant to subsection 6.12D), in the case of each Leasehold Property as so noted on Schedule 5.5B, a Landlord Consent and Estoppel with respect thereto.

     G. Financial Condition Certificate. Company shall have delivered to the Administrative Agent a certificate from the chief financial officer of Company, in form and substance reasonably satisfactory to the Administrative Agent, confirming that after giving effect to the consummation of the Recapitalization Transactions and the financing transactions contemplated hereby, Company and its Subsidiaries are Solvent. In addition, the Administrative Agent shall have received an opinion of Murray Devine & Co., in form and substance reasonably satisfactory to the Administrative Agent, to the effect that, as of the Closing Date and after giving effect to the Recapitalization Transactions and the financing transactions contemplated hereby, Company and its Subsidiaries are Solvent.

     H. Transaction Costs. The Transaction Costs (other than fees payable to any of the Agents) shall not exceed approximately $19,500,000.

     I. Opinions of Loan Parties' Counsel. The Agent and its counsel shall have received originally executed copies for each Agent and Lenders of one or more favorable written opinions of Kirkland & Ellis, special New York counsel for the Loan Parties, and
(ii) Pepper Hamilton LLP, special Pennsylvania counsel for the Loan Parties, setting forth substantially the opinions designated in Exhibit X annexed hereto
                                                       ---------
and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

     J. Opinions of Counsel in the Recapitalization Transactions. The Administrative Agent and its counsel shall have received copies of each legal opinion, if any, delivered by any counsel for any Loan Party pursuant to the Transaction Documents, together with a letter from counsel rendering each such opinion authorizing the Agents and the Lenders to rely upon the applicable opinion to the same extent as though it were addressed to the Agents and the Lenders.

     K. Opinions of Administrative Agent's Counsel. The Administrative Agent shall have received originally executed copies for each Agent and Lender of one or more favorable written opinions of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Administrative Agent, dated as of the Closing Date, substantially in the form of Exhibit XI annexed hereto and as to such other
                             ----------
matters as the Administrative Agent acting on behalf of the Lenders may reasonably request.

     L. Fees and Expenses. Company shall have paid to the Administrative Agent, for distribution (as appropriate) to the Agents and the Lenders, the fees payable on the Closing Date referred to in subsection 2.3 and all reasonable expenses owing to any such Person by Company as of the Closing Date for which invoices have been presented prior to the Closing Date.

     M. Financial Statements. On or before the Closing Date, the Administrative Agent and the Lenders shall have received from Company, the financial information and projections described in subsection 5.3 hereof, all in form and substance reasonably satisfactory to the Administrative Agent.

     N. Evidence of Insurance. The Administrative Agent shall have received satisfactory certificates of insurance with respect to each of the insurance policies required pursuant to subsection 6.4, and the Administrative Agent shall be reasonably satisfied with the nature and scope of these insurance policies.

     O. Environmental. The Administrative Agent shall have received such environmental reports for each owned Real Property Asset of Company and its Subsidiaries, if any, in form, scope and substance reasonably satisfactory to the Administrative Agent.

     P. No Material Adverse Effect. (i) Since June 27, 1998 no Material Adverse Effect (in the reasonable opinion of the Administrative Agent) shall have occurred.

     Q.   Corporate and Capital Structure, Ownership, Management, Etc.

          (i)   Corporate Structure.  The corporate organizational structure of
                -------------------
     Company and its Subsidiaries, both before and after giving effect to the Recapitalization Transactions, shall be as set forth on Schedule 4.1Q
                                                             -------------
     annexed hereto.

          (ii)  Capital Structure and Ownership.  The capital structure and
                -------------------------------
     ownership of Company after giving effect to the Recapitalization Transactions, shall be as set forth on Schedule 4.1Q annexed hereto.
                                            -------------

     R. Representations and Warranties. Company shall have delivered to the Administrative Agent (with a sufficient number of originally executed counterparts for the Lenders) an Officer's Certificate, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that the representations and warranties in Section 5 hereof are true and correct in all material respects on and as of the Closing Date, and both before and after giving effect to the Recapitalization Transactions, to the same extent as though made on and as of that date.

     S. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel, and the Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents, instruments and legal opinions as the Administrative Agent may reasonably request.

 21.2  Conditions to All Loans.
       ------------------------

     The obligations of the Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

     A. The Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by a Responsible Officer on behalf of Company and delivered to the Administrative Agent.

     B.   As of that Funding Date:

          (i) The representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

          (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute a Default or Event of Default;

          (iii) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it, on that Funding Date; and

          (iv) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

 21.3  Conditions to Letters of Credit.
       -------------------------------

     The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Bank is obligated to issue such Letter of Credit) is subject to the following additional conditions precedent:

     A. On or before the date of issuance of such Letter of Credit, the Issuing Bank and the Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, signed by a Responsible Officer of Company on behalf of Company and delivered to the Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.

     B. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.


                                  SECTION 22.
                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders to enter into this Agreement and to make the Loans, to induce the Issuing Bank to issue Letters of Credit and to induce the other Lenders to purchase participations therein, Company represents and warrants to each Lender and the Issuing Bank, on the date of this Agreement, on the Closing Date, on each Funding Date, and on the date of issuance of each Letter of Credit, that the following statements are true and correct.

 22.1  Organization, Powers, Qualification, Good Standing, Business and
       ----------------------------------------------------------------
       Subsidiaries.
       ------------

     A. Organization and Powers. Company and each Subsidiary Guarantor which is a corporation are duly organized, validly existing and in good standing under the laws of their respective states of organization. Each Subsidiary Guarantor which is a partnership or limited liability company is a duly organized and validly existing limited partnership or limited liability company under the laws of its jurisdiction of formation and is in good standing in such jurisdiction. Company and each Subsidiary Guarantor has all requisite corporate, partnership or limited liability company (as applicable) power and authority to own and operate their respective properties, to carry on their respective business as now conducted and as proposed to be conducted, to enter into the Loan Documents, to carry out the transactions contemplated thereby and, in the case of Company, to issue and pay the Notes.

     B. Qualification and Good Standing. Company and each Subsidiary Guarantor is qualified or authorized to do business and in good standing in every jurisdiction where their respective assets are located and wherever necessary to carry out their respective businesses and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and would not reasonably be expected to have a Material Adverse Effect.

     C. Conduct of Business. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.13.

     D. Company and Subsidiaries. All of the Subsidiaries of Company as of the Closing Date (after giving effect to the Recapitalization Transactions) are identified in Schedule 5.1 annexed hereto, as it may be supplemented from time
              ------------
to time in accordance with the provisions of subsection 6.9. The Capital Stock or other equity interests of Company and each of the Subsidiaries identified in

Schedule 5.1 annexed hereto is duly authorized, validly issued, fully paid and
------------
nonassessable and none of such Capital Stock or other equity interests constitutes Margin Stock. Schedule 5.1 annexed hereto correctly sets forth the
                           ------------
ownership interest of Company in each of its Subsidiaries identified therein.

 22.2  Authorization of Borrowing, etc.
       --------------------------------

     A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the issuance, delivery and payment of the Notes have been duly authorized by all necessary corporate and/or partnership (as applicable) action on the part of each of the Loan Parties party thereto.

     B. No Conflict. After giving effect to the consummation of the transactions contemplated hereby to occur on the Closing Date, the execution, delivery and performance by each of the applicable Loan Parties of the Loan Documents, the issuance, delivery and payment of the Notes and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Loan Party, the Organizational Certificate or any other Organizational Documents of any Loan Party or any order, judgment or decree of any court or other agency of government binding on any Loan Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party (other than any Liens created under any of the Loan Documents in favor of the Collateral Agent), or (iv) require any approval of shareholders, partners or members or any approval or consent of any Person under any Contractual Obligation of any Loan Party, except for such approvals or consents which will be obtained on or before the Closing Date or where failure to obtain or make foregoing would not reasonably be expected to have a Material Adverse Effect.

     C. Governmental Consents. The execution, delivery and performance by the Loan Parties of the Loan Documents, the issuance, delivery and payment of the Notes and the consummation of the transactions contemplated by the Loan Documents do not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except to the extent obtained on or before the Closing Date or where the failure to obtain or make the foregoing would not reasonably be expected to have a Material Adverse Effect.

     D. Binding Obligation. Each of the Loan Documents has been duly executed and delivered by each of the Loan Parties party thereto and is the legally valid and binding obligation of each such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     E. Valid Issuance of the Subordinated Debt. Company has the power and authority to issue the Subordinated Debt. The Subordinated Debt, when issued and paid for, will be the legally valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The Subordinated Debt, when issued and sold in the manner contemplated by the Transaction Documents on the Closing Date, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

 22.3  Financial Condition; Projections.
       --------------------------------

     A. Financial Statements. Company has heretofore delivered to the Administrative Agent, the following financial statements and information:

          (i) pro forma consolidated balance sheet of Company and its Subsidiaries as at (a) December 26, 1998, together with the related pro forma consolidated statements of income for the twelve month period then ended, (b) June 27, 1998, and (c) each of the six month periods ended December 27, 1997, December 26, 1998 and June 27, 1998, in each case reflecting pro forma adjustments that give effect to the consummation of the Recapitalization Transactions and supplemental adjustments that give effect to certain other transactions described therein; and

          (ii) (a) unaudited consolidated balance sheet of Company and its Subsidiaries as at December 26, 1998, together with the related consolidated statements of income for the six month period then ended, and
     (b) audited consolidated balance sheets for Company and its Subsidiaries as at June 29, 1996, June 28, 1997 and June 27, 1998, together with the related audited consolidated statements of operations and cash flows for each Fiscal Year then ended;

All such statements in clause (ii) hereof were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure required in accordance with GAAP. On the Closing Date, neither Company nor any of its Subsidiaries has any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the financial statements referred to in the preceding clauses of this subsection, or the notes thereto and which in any such case is material in relation to the business, results of operations or financial condition of Company and its Subsidiaries taken as a whole.

     B. Projections. On and as of the Closing Date, the projections of Company and its Subsidiaries for the period from the Saturday closest to June 30, 1998 through the Saturday closest to June 30, 2006 previously delivered to the Lenders (the "Projections") are based on good faith estimates and
                  -----------
assumptions made by the management of Company, and on the Closing Date are reasonable, it being recognized, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and that the differences may be material.

 22.4  No Material Adverse Change.
       --------------------------

     Since June 27, 1998, no event or change has occurred that has caused or evidences or could reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Effect.

 22.5  Title to Properties; Liens; Real Property; Intellectual Property.
       ----------------------------------------------------------------

     A. Title to Properties; Liens. After giving effect to the transactions contemplated hereby and by the other Transaction Documents to occur on the Closing Date, Company and its Subsidiaries have good title to or a valid leasehold interest in or license in all of their respective material properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1 in each case subject to Permitted Encumbrances and Liens permitted under subsection 7.2, except for assets disposed of since the date of such financial statements or as otherwise permitted under subsection 7.7 and except for such defects that neither individually nor in the aggregate could reasonably be expected to have a Material Adverse Effect. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

     B.   Real Property.  As of the Closing Date, Schedule 5.5B annexed hereto
                                                  -------------
contains a true, accurate and complete list of all fee interests and Leasehold Properties of any Loan Party. Except as specified in Schedule 5.5B annexed
                                                     -------------
hereto, each lease or sublease, as applicable, for each such Leasehold Property is in full force and effect and Company does not have knowledge of any material default by any party thereto that has occurred and is continuing thereunder (except where the consequences of any such default would not reasonably be expected to have a Material Adverse Effect), and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

     C. Intellectual Property. Company and its Subsidiaries own or have the valid right to use all trademarks and service marks, tradenames, patents, copyrights, trade secrets and technology used in or necessary to conduct Company's and its Subsidiaries' business (collectively, the "Intellectual
                                                             ------------
Property"), free and clear of any and all Liens other than Permitted
--------
Encumbrances except where the failure to so own or have the right to use could not reasonably be expected to have a Material Adverse Effect. All currently existing registrations therefor are in full force and effect and are valid and enforceable. The conduct of Company's and its Subsidiaries' business as currently conducted, including, but not limited to, all products, processes or services, made, offered or sold by Company and its Subsidiaries, does not infringe upon, violate, misappropriate or dilute any intellectual property of any third party which infringement, violation, misappropriation or dilution could reasonably be expected to have a Material Adverse Effect. To the best of Company's and its Subsidiaries' knowledge, no third party is infringing upon the Intellectual Property in any material respect. Except as set forth in Schedule
                                                                       --------
5.5C, there is no pending or to the best of Company's and its Subsidiaries'
----
knowledge, threatened claim or litigation contesting Company's right to own or use any material Intellectual Property or the validity or enforceability thereof.

 22.6  Litigation; Adverse Facts.
       -------------------------

     There is no action, suit, proceeding, arbitration or governmental investigation (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Company or any of its Subsidiaries (after due inquiry), threatened against or affecting Company or any of Company's Subsidiaries or any property of Company or any of Company's Subsidiaries that, individually or in the aggregate could reasonably be expected to result in, a Material Adverse Effect. Neither Company nor any of Company's Subsidiaries is (i) in violation of any applicable law that has had, or could reasonably be expected to result in, a Material Adverse Effect or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that has had, or could reasonably be expected to result in, a Material Adverse Effect.

 22.7  Payment of Taxes.
       ----------------

     Except to the extent permitted by subsection 6.3, all material tax returns and reports of Company and Company's Subsidiaries required to be filed by any of them have been timely filed and all material taxes, assessments, fees and other governmental charges upon Company and Company's Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Neither Company nor any of Company's Subsidiaries knows of any proposed material tax assessment against Company or any of Company's Subsidiaries other than those which are being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings and for which reserves or other appropriate provisions, if any, as may be required in conformity with GAAP shall have been made or provided therefor.

 22.8  Performance of Agreements.
       -------------------------

          Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a material default, except, in each case, individually or in the aggregate, where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

 22.9  Governmental Regulation.
       -----------------------

     Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

 22.10  Securities Activities.
        ---------------------

     Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

 22.11  Employee Benefit Plans.
        ----------------------

     A. Company and each of its ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA with respect to each Employee Benefit Plan, and have performed in all material respects all their obligations under each Employee Benefit Plan, except to the extent that any non-compliance with ERISA or any such failure to perform would not have a Material Adverse Effect on Company or any of its ERISA Affiliates. No material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Plan or any trust established under Title IV of ERISA has been, or is expected by Company or any of its ERISA Affiliates to be, incurred by Company or any of its ERISA Affiliates.

     B. No ERISA Event has occurred which has resulted or to the knowledge of Company or its ERISA Affiliates is reasonably expected to occur which has or would reasonably be expected to have a Material Adverse Effect.

     C. Except to the extent required under Section 4980B of the Internal Revenue Code and/or Section 601 of ERISA, neither Company nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of Company or any of its Subsidiaries that would be reasonably expected to have a Material Adverse Effect.

 22.12  Certain Fees.
        ------------

     Except as set forth on Schedule 5.12, no broker's or finder's fee or
                            -------------
commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies the Lenders against, and agrees that it will hold the Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

22.13  Environmental Matters.
       ---------------------

          (i) Company, each of its Subsidiaries (including without limitation, all operations and conditions at or in the Facilities presently owned and operated by Company or its Subsidiaries), and, to the knowledge of Company, each of the tenants under any leases or occupancy agreements governing any portion of any Facilities presently owned or operated by Company or its Subsidiaries, are in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by Company, each of its Subsidiaries and each of such tenants of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

          (ii) There is no Environmental Claim pending or to Company's knowledge threatened against Company or any of its Subsidiaries or, to the best knowledge of Company, against any Person whose liability for any Environmental Claim Company or any of its Subsidiaries has retained or assumed contractually in each such case which, individually or in the aggregate, would have a Material Adverse Effect.

          (iii) There are no past or present (or to the best knowledge of Company, future) actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release or presence of any Hazardous Material, which could reasonably be expected to form the basis of any Environmental Claim against Company or any of its Subsidiaries, or to the best knowledge of Company, against any Person whose liability for any Environmental Claim Company or any of its Subsidiaries has or assumed contractually in each such case which would have a Material Adverse Effect.

          (iv) Except as would not reasonably be expected to have a Material Adverse Effect, none of the Facilities contain any: underground storage tanks; asbestos; polychlorinated biphenyls ("PCBS"); underground injection
                                                  ----
     wells; radioactive materials; or septic tanks or waste disposal pits in which process wastewater or any Hazardous Materials have been discharged or disposed.

 22.14  Employee Matters.
        ----------------

     There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

 22.15  Solvency.
        --------

     Company and its Subsidiaries, taken as a whole, are, and, upon the incurrence of any Obligations by any Loan Party (including, without limitation, the making of the Loans, the delivery of the Guaranties and the Liens created by the Collateral Documents) on any date on which this representation is made, and after giving effect to the Recapitalization Transactions and the incurrence of Indebtedness in connection therewith, will be, Solvent.

 22.16  Disclosure.
        ----------

     The representations and warranties of Company and its Subsidiaries contained in the Loan Documents and the information contained in the other documents, certificates and written statements furnished to any of the Agents or the Lenders (including, without limitation, the Information Memorandum) by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement or any other Loan Document, when taken together, do not contain any untrue statement of a material fact or omit to state a material fact (known to Company or the applicable Subsidiary, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by the Agents and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that the differences may be material. There is no fact known to Company (other than matters of a general economic nature) that has had, or could reasonably be expected to result in, a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

 22.17  Year 2000 Matters.
        -----------------

     Company reasonably believes that, as relating to Company and its Subsidiaries, taken as a whole, (x) the assessment and correction of any Year 2000 Problems, in each case, which, individually or in the aggregate, if not corrected could reasonably be expected to have a Material Adverse Effect, will be substantially completed on or prior to September 30, 1999, (y) a Material Adverse Effect will not occur as a result of any Year 2000 Problem, and (z) the aggregate costs and expenses incurred and reasonably expected to be incurred in connection with the assessment and correction of Year 2000 Problems, including, without limitation, a plan of correction ("Plan of Correction"), with respect to
                                           ------------------
any Year 2000 problems, and the testing and monitoring of all Systems and the correction of Year 2000 Problems, could not reasonably be expected to have a Material Adverse Effect.

                                  SECTION 23.
                             AFFIRMATIVE COVENANTS

     Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations (other than indemnification obligations not due and payable), and the cancellation or expiration of all Letters of Credit, unless the Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

 23.1  Financial Statements and Other Reports.
       --------------------------------------

     Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to the Administrative Agent (and the Administrative Agent shall deliver to each Lender):

          (i)   Monthly Financials:  as soon as available and in any event
                ------------------
     within thirty (30) days after the end of each month, commencing July 1999 (but not, in any case, for any month in which a Fiscal Quarter ends), the consolidated balance sheet of Company and its Subsidiaries as at the end of such month and the related consolidated statements of income, stockholders' equity and cash flows of Company for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, all in reasonable detail and certified by a principal financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes;

          (ii)  Quarterly Financials: as soon as available and in any event
                --------------------
     within forty-five (45) days after the end of each Fiscal Quarter commencing with the Fiscal Quarter ending June, 1999, (a) the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income and consolidated statement of cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth, in the case of statements of income only, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 6.1(xiii), all prepared in accordance with the GAAP and in reasonable detail and certified by the chief executive officer or chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes; and (b) a narrative report;

          (iii) Year-End Financials: as soon as available and in any event
                -------------------
     within ninety (90) days after the end of each Fiscal Year, (a) the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income and consolidated statement of cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth, in the case of statements of income only, in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the consolidated plan and financial forecast delivered pursuant to subsection 6.1(xiii) for the Fiscal Year covered by such financial statements, all prepared in accordance with the GAAP and in reasonable detail and certified by the chief executive officer or chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated; (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year; and (c) in the case of such consolidated financial statements, a report thereon of independent certified public accountants of recognized national standing selected by Company and reasonably satisfactory to the Administrative Agent, which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (iv)  Officer's and Compliance Certificates: together with each
                -------------------------------------
     delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) an Officer's Certificate of Company stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer did not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Default or Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate (which may be delivered after the applicable Fiscal Quarter or Fiscal Year end but prior to the date of delivery of such financial statements for purposes of determining the Applicable Leverage Ratio) demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7 (but only to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period); provided, that Company shall deliver to Administrative Agent a Compliance Certificate and an Officer's Certificate upon and together with the delivery of a Pricing Certificate;

          (v)   Reconciliation Statements: if, as a result of any change in
                -------------------------
     accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (i), (ii), (iii) or (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the full Fiscal Year immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (i),
     (ii), (iii) or (xiii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences which would have resulted if such financial statements had been prepared without giving effect to such change, if reasonably requested by the Administrative Agent;

          (vi)  Accountants' Certification: together with each delivery of
                --------------------------
     consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit has included a reading of the terms of this Agreement and the other Loan Documents as they relate to the covenants set forth in subsection 7.6 and accounting matters, and (b) stating whether, in connection with their audit examination, any condition or event, insofar as such condition or event relates to the covenants set forth in subsection
     7.6 or accounting matters, that constitutes an Default or Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure
     --------
     to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination;

          (vii)  Accountants' Reports: promptly upon receipt thereof (unless
                 --------------------
     restricted by applicable professional standards), copies of all reports submitted to Company by a national independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

          (viii) SEC Filings and Press Releases: promptly upon their becoming
                 ------------------------------
     available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders (but only in their capacity as security holders), (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

          (ix)   Events of Default, etc.: promptly upon any Responsible Officer
                 -----------------------
     of Company obtaining knowledge (a) of any condition or event that constitutes a Default or an Event of Default, or becoming aware that any Lender has given any notice (other than to the Administrative Agent) or taken any other action with respect to a claimed Default or Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, or (c) of the occurrence of any event or change that has caused or evidences or could be reasonably expected to cause, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Default, Event of Default, default, event or condition, and what action Company (or applicable Subsidiary) has taken, is taking and proposes to take with respect thereto;

          (x)    Litigation or Other Proceedings: promptly upon any Responsible
                 -------------------------------
     Officer of Company obtaining knowledge of (X) the institution of, or nonfrivolous threat of, any material action, suit, proceeding (whether administrative, judicial or otherwise), Environmental Claim, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by
                     -----------
     Company to the Administrative Agent or (Y) any material development in any Proceeding that, in any case:

               (a) could reasonably be expected to have a Material Adverse Effect; or

               (b) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

     written notice thereof together with such other information as may be reasonably available to Company to enable the Lenders and their counsel to evaluate such matters;

          (xi)  ERISA Events: promptly upon Company becoming aware of the
                ------------
     occurrence of any ERISA Event that would reasonably be expected to result in a material liability of Company or any of its ERISA Affiliates, a written notice specifying the nature thereof, what action Company or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

          (xii)  ERISA Notices: with reasonable promptness, copies of (a) all
                 -------------
     written notices received by Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event which would reasonably be expected to result in a material liability; and (b) such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request;

          (xiii) Financial Plans: as soon as practicable and in any event no
                 ---------------
     later than 45 days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for the next succeeding Fiscal Year, including without limitation (a) forecasted consolidated balance sheet and forecasted consolidated statements of income and consolidated statement of cash flows of Company and its Subsidiaries for such Fiscal Year, together with a pro
                                                                           ---
     forma Compliance Certificate for such Fiscal Year and an explanation of the
     -----
     assumptions on which such forecasts are based, and (b) such other information and projections as the Administrative Agent may reasonably request:

          (xiv)  Insurance: as soon as practicable and in any event by the last
                 ---------
     day of each Fiscal Year, a report in form and substance reasonably satisfactory to the Administrative Agent outlining all material changes made to insurance coverage maintained as of the date of such report by Company and its Subsidiaries;

          (xv)  Other Information: with reasonable promptness, such other
                -----------------
     information and data with respect to Company or any of Company's Subsidiaries as from time to time may be reasonably requested by the Administrative Agent or the Requisite Lenders.

 23.2  Corporate Existence
       -------------------

     Except as otherwise permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to the business of Company and its Subsidiaries (on a consolidated basis) or the Loan Parties, taken as a whole; provided, however that neither Company nor any of its
                           --------  -------
Subsidiaries shall be required to preserve any such right or franchise if the Board of Directors of Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of business of such entity.

 23.3  Payment of Taxes and Claims; Tax Consolidation.
       ----------------------------------------------

     A. Company will, and will cause each of its Subsidiaries to, pay all material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable which, if unpaid, might become a Lien (other than a Permitted Encumbrance) upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such tax, charge or claim need be paid if
                 --------
being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

     B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company and Subsidiaries of Company).

 23.4  Maintenance of Properties; Insurance.
       ------------------------------------

     Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and damage by casualty excepted, all material properties used or useful in the business of Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds and with respect to liability customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses. Each such policy of casualty insurance covering damage to or loss of property shall name the Collateral Agent for the benefit of the Lenders as additional insured and as the loss payee thereunder for all losses, subject to application of proceeds as required by subsection 2.4B(iii)(d), each such policy of liability insurance coverage shall name the Collateral Agent for the benefit of the Lenders as additional insured, and all such policies of insurance shall provide for at least thirty (30) days' prior written notice to the Collateral Agent of any modification or cancellation of such policy.

 23.5  Inspection; Lender Meeting.
       --------------------------

     Company shall, and shall cause each of its Subsidiaries to, permit the Administrative Agent and any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or any of Company's Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants provided Company may be present at these discussions upon reasonable advance notice and at such reasonable times during normal business hours and as often as may be reasonably requested, provided, further, that each Lender shall coordinate with
                      --------
the Administrative Agent the frequency and timing of any such visits, inspections and discussions so as to reasonably minimize the burden imposed on Company and its Subsidiaries; provided still further that, unless an Event of
                              --------
Default has occurred, no single Lender shall be entitled to more than one inspection during any twelve month period. Without in any way limiting the foregoing, Company will, upon the reasonable request of the Administrative Agent, participate in a meeting of the Administrative Agent and the Lenders once during each Fiscal Year to be held at Company's corporate offices (or such other location as may be agreed to by Company and the Administrative Agent) at such time as may be agreed to by Company and the Administrative Agent.

 23.6  Compliance with Laws, etc.
       --------------------------

     Company shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which, individually or in the aggregate with other non-compliances, could reasonably be expected to cause a Material Adverse Effect.

 23.7  Environmental Disclosure and Inspection.
       ---------------------------------------

     A. Company agrees that the Administrative Agent may retain, at Company's expense, an independent professional consultant reasonably acceptable to Company to review any report relating to Hazardous Materials prepared by or for Company and to conduct its own investigation (reasonable in scope under the circumstances) of any Facility currently owned, leased, operated or used by Company or any of its Subsidiaries, if (x) a Default or an Event of Default related to environmental matters shall have occurred and be continuing, or (y) the Administrative Agent reasonably believes that a violation of an Environmental Law on or around such Facility has occurred or is likely to occur, which could, in either such case, reasonably be expected to result in a Material Adverse Effect. In the event that the conditions specified in (x) or (y) above exist, Company agrees to use commercially reasonable efforts to obtain permission for the Administrative Agent's professional consultant to conduct its own investigation of any such Facility previously owned, leased, operated or used by Company or any of its Subsidiaries. In the event that the conditions specified in (x) or (y) above exist, Company shall use its commercially reasonable efforts to obtain for the Administrative Agent and its agents, employees, consultants and contractors the right, upon reasonable notice to Company, to enter into or on to the Facilities currently owned, leased, operated or used by Company or any of its Subsidiaries to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Company and the Administrative Agent, during normal business hours, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Company and the Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of the Administrative Agent pursuant to this subsection 6.7A will be obtained and shall be used by the Administrative Agent and the Lenders for the purposes of the Lenders' internal credit decisions, to monitor and police the Loans and to protect the Lenders' security interests, if any, created by the Loan Documents. The Administrative Agent agrees, upon request by Company, to deliver a copy of any such report to Company with the understanding that Company acknowledges and agrees that (i) consistent with the terms of subsection 10.3 hereof, it will indemnify and hold harmless the Administrative Agent and each Lender from any costs, losses or liabilities relating to Company's use of or reliance on such report, (ii) neither Agent nor any Lender makes any representation or warranty with respect to such report, and
(iii) by delivering such report to Company, neither the Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.


     B. Company shall promptly notify the Administrative Agent of (i) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to expose Company or any of its Subsidiaries to, or result in, Environmental Liability that could have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on any Governmental Authorization required under Environmental Laws for the operations of Company or any of its Subsidiaries and (ii) any proposed action to be taken by Company or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to material additional obligations under Environmental Laws where such obligations would reasonably be expected to have a Material Adverse Effect.

     C. Company shall, at its own expense, provide copies of such documents or information as the Administrative Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 6.7.

 23.8  Company's Remedial Action Regarding Hazardous Materials.
       --------------------------------------------------------

     Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all necessary remedial action in connection with the presence, handling, storage, use, disposal, transportation or Release or threatened Release of any Hazardous Materials on, under or affecting any Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations unless the failure to so comply could not reasonably be expected to have a Material Adverse Effect. In the event Company or any of its Subsidiaries undertakes any Cleanup action with respect to the presence, Release or threatened Release of any Hazardous Materials on or affecting any Facility, Company or such Subsidiary shall conduct and complete such Cleanup action in material compliance with all applicable Environmental Laws where failure to do so would reasonably be expected to have a Material Adverse Effect.

 23.9  Execution of Guaranty and Collateral Documents by Future Subsidiaries.
       ---------------------------------------------------------------------

     In the event that any Person becomes a Subsidiary of Company (including, without limitation, any Subsidiary created in accordance with subsection 7.7(vi)), Company will promptly notify the Administrative Agent of that fact and cause such Subsidiary to execute and deliver to the Administrative Agent and the Collateral Agent a counterpart of the Subsidiary Guaranty and the Pledge Agreement and the Security Agreement, as the case may be, and to take all such further action and execute all such further documents and instruments as may be required to grant and perfect in favor of the Collateral Agent, for the benefit of the Lenders, a First Priority Lien in all (subject to exceptions for assets in which a security interest cannot be granted) of the real (to the extent required pursuant to subsection 6.12C), mixed and personal property assets of such Subsidiary; provided, that a Foreign Subsidiary shall not be required to
                 --------
enter into any Loan Document if either (x) the grant by such Foreign Subsidiary of a Lien on all of its assets as security for the Obligations or (y) the guaranteeing by such Foreign Subsidiary of the Obligations, or both, would in the good faith reasonable judgment of Company, result in adverse tax consequences to Company. In addition, Company shall pledge (if it is the direct owner of Capital Stock of such Subsidiary) or shall cause each of its applicable Subsidiaries (other than a Foreign Subsidiary) to pledge (if any of such other Subsidiaries is the direct owner of Capital Stock of such Subsidiary, each such owner, whether Company or any of its other Subsidiaries, the "Pledging Parent")
                                                              ---------------
all of the Capital Stock of such Subsidiary (or 65% of such Capital Stock if such Subsidiary is a first-tier Foreign Subsidiary) to the Collateral Agent pursuant to the applicable Collateral Documents and to take all such further action and execute all such further documents and instruments as may be reasonably required to grant and perfect in favor of the Collateral Agent, for the benefit of the Lenders, a First Priority security interest in such Capital Stock. Company shall deliver to the Administrative Agent, together with such Loan Documents, in the case of each such Subsidiary that is required to be a party to any Loan Document: (i) (a) certified copies of such Subsidiary's Organizational Certificate together, if applicable, with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation, formation or organization, as applicable, each to be dated a recent date prior to their delivery to the Administrative Agent, (b) a copy of such Subsidiary's Organizational Documents, certified by its secretary or an assistant corporate secretary (or Person holding an equivalent title or having equivalent duties and responsibilities) as of a recent date prior to their delivery to the Administrative Agent, (c) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (x) the incumbency and signatures of the officers of such Subsidiary executing such Guaranty, the Collateral Documents and the other Loan Documents to which such Subsidiary is a party and (y) the fact that the attached Organizational Authorizations of such Subsidiary authorizing the execution, delivery and performance of such Guaranty, such Collateral Documents and such other Loan Documents are in full force and effect and have not been modified or rescinded, and (ii) to the extent reasonably requested by the Administrative Agent, an opinion of counsel to such Subsidiary, that is reasonably satisfactory to the Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary,
(b) the due authorization, execution and delivery by such Subsidiary of such Guaranty, the Collateral Documents and any other Loan Documents to which it is a party and (c) the enforceability of such Guaranty and such Collateral Documents against such Subsidiary, (d) the validity and perfection of the security interests granted by such Subsidiary (and by the Pledging Parent of such Subsidiary in respect of the Capital Stock of such Subsidiary) in favor of the Collateral Agent pursuant to the Collateral Documents, and (e) such other matters as any Agent may reasonably request, all of the foregoing to be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

 23.10  Interest Rate Protection.
        -------------------------

     Commencing three hundred sixty five (365) days after the Closing Date, Company shall maintain in effect one or more Interest Rate Agreements in form and substance reasonably satisfactory to the Administrative Agent to the extent necessary so that, for a period of at least two (2) years, interest on the portion of the outstanding principal amount of Term Loans equal to at least 40% of the aggregate outstanding principal amount of the Term Loans is covered by such Interest Rate Agreements.

 23.11  Further Assurances.
        ------------------

     At any time or from time to time upon the reasonable request of the Administrative Agent or the Collateral Agent, Company will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent or the Collateral Agent may reasonably request in order to effect fully the purposes of the Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement, the Notes and the other Loan Documents. In furtherance and not in limitation of the foregoing, Company shall take, and cause each of its Domestic Subsidiaries to take, such actions as the Administrative Agent or the Collateral Agent may reasonably request from time to time (including, without limitation, the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, landlord's consents and estoppels, stock powers, financing statements and other documents, the filing or recording of any of the foregoing, title insurance with respect to any of the foregoing that relates to an interest in real property, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of Company and its Domestic Subsidiaries and all of the outstanding Capital Stock of the Domestic Subsidiaries and 65% of the Capital Stock of the first-tier Foreign Subsidiaries of Company.

  23.12  Conforming Leasehold Interests; Matters Relating to Additional and
         ------------------------------------------------------------------
         Closing Real Property Collateral.
         --------------------------------

     A. Notice of Property Acquisition. As promptly as practicable after the acquisition by Company or any of its Subsidiaries (other than Foreign Subsidiaries) of any interest in real property (whether fee or leased) with respect to which Company or its Subsidiaries is required to deliver an Additional Mortgage, as applicable, Company shall deliver written notice to the Administrative Agent and the Collateral Agent of such acquisition.

     B. Conforming Leasehold Interests. If Company or any of its Subsidiaries (other than Foreign Subsidiaries) acquires any Leasehold Property with respect to which Company or any of its Subsidiaries is required to deliver an Additional Mortgage, Company shall promptly notify the Administrative Agent and the Collateral Agent and Company shall, or shall cause such Subsidiary to, use its commercially reasonable efforts to cause such Leasehold Property to be a Conforming Leasehold Interest.

     C. Additional Mortgages, Etc. From and after the Closing Date, in the event that (i) Company or any of its Subsidiaries (other than Foreign Subsidiaries which are not required to execute a Subsidiary Guaranty) acquires any fee interest in real property, (ii) Company or any of its Subsidiaries (other than Foreign Subsidiaries) acquires any leasehold interest in any real property (other than any leased real property (a) with respect to which the aggregate payments under the term of the lease are less than $1,000,000 per annum, (b) that does not contain any financial records not contained elsewhere,
(c) that does not have any personal property located thereon with an aggregate value in excess of $1,000,000 and (d) that is not otherwise material to the operation of the business of Company or any of its Subsidiaries (each such property meeting all of the foregoing requirements being an "Excluded Leased
                                                             ---------------
Asset"), or (iii) at the time any Person becomes a Subsidiary Guarantor, such
-----
Person owns or holds any fee interest in real property or any leasehold interest in real property (other than an Excluded Leased Asset) (any such real property asset described in the foregoing clauses (i), (ii) or (iii) being an "Additional
                                                                      ----------
Mortgaged Property"), Company or such Subsidiary shall deliver to the Collateral
------------------
Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property the following:

          (i)   Additional Mortgage and Assignment of Rents and Leases.  A fully
                ------------------------------------------------------
     executed and notarized Mortgage (an "Additional Mortgage"), fully executed
                                          -------------------
     and notarized Assignment of Rents and Leases and fully executed Uniform Commercial Code fixture filings and other financing statements, each in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property;

          (ii)  Opinions of Counsel.  (a) Upon the reasonable request of the
                -------------------
     Administrative Agent, an opinion of counsel to such Loan Party, in form and substance reasonably satisfactory to the Collateral Agent and its counsel, as to the due authorization, execution and delivery by such Loan Party of such Additional Mortgage and additional Assignment of Rents and Leases and fixture filings and other financing statements and such other matters as the Administrative Agent may reasonably request, and (b) if required by the Administrative Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) in the state in which such Additional Mortgaged Property is located with respect to the enforceability of the Additional

     Mortgage and Assignment of Rent and Leases to be recorded in such state and such other matters (including without limitation any matters governed by the laws of such state regarding personal property security interests in respect of any Collateral) as the Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent;

          (iii)  Landlord Consent and Estoppel.  In the case of any Additional
                 -----------------------------
     Mortgaged Property consisting of a Leasehold Property, Company will use commercially reasonable efforts to obtain a Landlord Consent and Estoppel;

          (iv)   Title Insurance.  (a) An ALTA standard form mortgagee title
                 ---------------
     insurance policy or an unconditional commitment therefor (an "Additional
                                                                   ----------
     Mortgage Policy") issued by a title company with respect to such Additional
     ---------------
     Mortgaged Property, in an amount reasonably satisfactory to the Collateral Agent, insuring fee simple title to, or a valid leasehold interest in, such Additional Mortgaged Property vested in such Loan Party and insuring the Collateral Agent that such Additional Mortgage creates a valid and enforceable First Priority mortgage Lien on such Additional Mortgaged Property, subject (unless a survey is delivered pursuant to clause (vi) below) only to a standard survey exception, which Additional Mortgage Policy (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by the Collateral Agent to the extent available in the particular jurisdiction and (2) shall provide for affirmative insurance and such reinsurance as the Collateral Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Collateral Agent; and (b) evidence satisfactory to the Administrative Agent that such Loan Party has (i) delivered to a title company all certificates and affidavits required by a title company in connection with the issuance of the Additional Mortgage Policy and (ii) paid to a title company or to the appropriate governmental authorities all expenses and premiums of a title company in connection with the issuance of the Additional Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Additional Mortgage in the appropriate real estate records, provided, however that the
                                                      --------  -------
     Administrative Agent shall allow for such reasonable revisions to the applicable Additional Mortgage and shall take such other steps as are reasonable and customary to minimize recording, mortgage recording, stamp documentary and intangible taxes;

          (v)    Surveys and Appraisals.  A survey and appraisal with
                 ----------------------
     respect to such Additional Mortgaged Property, prepared by a Person and in form and substance reasonably satisfactory to the Collateral Agent.

          (vi)   Copies of Documents Relating to Title Exceptions.  Copies of
                 ------------------------------------------------
     all recorded documents listed as exceptions to title or otherwise referred to in the Additional Mortgage Policy or title report delivered pursuant to clause (iv) or (v) above;

          (vii)  Matters Relating to Flood Hazard Properties. (a) Evidence,
                 -------------------------------------------
     which may be in the form of a letter from an insurance broker or a municipal engineer or a surveyor's note on a survey report, as to (1) whether such Additional Mortgaged Property is a Flood Hazard Property and (2) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if such Additional Mortgaged Property is a Flood Hazard Property, such Loan Party's written acknowledgment of receipt of written notification from the Collateral Agent (1) that such Additional Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event such Additional Mortgaged Property is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

          (vii)  Environmental Audit.  If required by the Administration Agent,
                 -------------------
     reports or other information, in form, scope and substance satisfactory to the Administrative Agent in its reasonable discretion and prepared by environmental consultants satisfactory to the Administrative Agent, concerning any material or potentially material environmental hazards or liabilities to which Company or any of its Subsidiaries may be subject with respect to such Additional Mortgaged Property;

provided, that notwithstanding anything to the contrary contained in this
--------
subsection 6.12C, neither Company nor any of its Subsidiaries shall be required to deliver any of the items (other than an Additional Mortgage and Additional Mortgage Policy) set forth in this subsection 6.12C with respect to (x) any property to the extent that the Administrative Agent or the Collateral Agent has waived delivery of such items (which waiver the Administrative Agent or Collateral Agent may grant or withhold in its reasonable discretion), and (y) any property owned or leased by any Foreign Subsidiary of Company that is not required to be a Foreign Subsidiary Guarantor.

     D. Landlord Consents and Estoppel. Company shall, at its sole cost and expense, cause to be delivered to the Collateral Agent to the extent reasonably requested from time to time by the Administrative Agent or the Collateral Agent in respect of any Leasehold Property of any Loan Party noted on Schedule 5.5B as requiring a Landlord Consent and Estoppel, any instrument, agreement or other document (including, without limitation, a Mortgage) described in subsection 6.12C in respect of Additional Mortgaged Properties, but only to the extent obtainable with respect to each such Leasehold Property after using commercially reasonable efforts, all such documents and items to be in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent. In addition, Company shall (a) cause to be made, executed and delivered such adjustments, modifications and replacements to any documents delivered pursuant to this subsection 6.12D or subsection 4.1F that may from time to time be reasonably requested by either such Agent, and (b) cause all of the Collateral Agent's reasonable costs and expenses (including attorneys' fees) related to such deliveries, and title insurance costs, expenses and premiums, recording fees, mortgage recording and similar taxes, and all related reasonable fees, costs and expenses to be paid promptly following presentation of invoices (or other similar evidence of the amount due) with respect to the deliveries under the preceding clause (iii), and on demand with respect to deliveries under the other provisions of this subsection 6.12D.

 23.13  Year 2000 Matters.
        -----------------

     Company shall (i) promptly advise the Administrative Agent of any material
(A) disruption or delay in the implementation of the Plan of Correction, as the same may be updated from time to time; and (ii) periodically report to the Administrative Agent, in such form as the Administrative Agent may reasonably request but in no event none frequently than one per calendar quarter, on (a) the progress of Company and its Subsidiaries in implementing the Plan of Correction, (b) the budget for, and actual financial performance with respect to, implementation of the Plan of Correction and (c) the assessment of Company, any senior manager of Company or any Subsidiary of Company, or any consultant of the adequacy of the Plan of Correction or the related implementation budget.


                                  SECTION 24.
                               NEGATIVE COVENANTS

     Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations (other than indemnification obligations not due and payable) and the cancellation or expiration of all Letters of Credit, unless the Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

 24.1  Indebtedness.
       ------------

     Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness except:

          (i) Each of the Loan Parties may become and remain liable with respect to its respective Obligations;

          (ii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness evidenced by, and with respect to guaranties of, Subordinated Debt;

          (iii) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7.1 annexed hereto, and
                                               ------------
     any refinancing, modification replacement or renewal thereof;

          (iv) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

          (v) Company and its Subsidiaries may become and remain liable with respect to Indebtedness under Capital Leases and other Indebtedness secured by Liens permitted under subsection 7.2A(iii); provided, that the aggregate
                                                    --------
     amount of all Indebtedness outstanding under this clause (v) at any time shall not exceed $5,000,000;

          (vi) Company may become and remain liable with respect to Indebtedness owed to (on an intercompany basis) any of its Domestic Subsidiaries, and any Domestic Subsidiary may become and remain liable with respect to Indebtedness to (on an intercompany basis) Company or any other Domestic Subsidiary, provided that, in each case, (a) all intercompany
                          --------
     Indebtedness shall be evidenced by promissory notes which shall have been pledged to the Collateral Agent pursuant to the Collateral Documents, (b) all intercompany Indebtedness owed by Company to any of its respective Domestic Subsidiaries shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, are reasonably satisfactory to the Administrative Agent, and (c) any payment by any Domestic Subsidiary of Company under any Guaranty shall result in a pro tanto reduction of the amount of any
                                --- -----
     intercompany Indebtedness owed by such Domestic Subsidiary to Company or to any of its Domestic Subsidiaries for whose benefit such payment is made;

          (vii) Company and its Subsidiaries may become and remain liable with respect to Permitted Seller Paper; provided that any cash payments of
                                        --------
     principal, interest or other amounts with respect thereto required to be made prior to the payment in full of the Obligations shall not exceed the difference between (a) $15,000,000 and (b) the aggregate amount of Indebtedness outstanding pursuant to subsection 7.1(xv); provided further,
                                                              -------- -------
     that no more than $1,000,000 aggregate principal amount of the Indebtedness permitted to be incurred under this clause (vii) shall be incurred by Subsidiaries of Company;

          (viii) Any Foreign Subsidiary may become and remain liable with respect to Indebtedness to Company or to any of the Subsidiary Guarantors so long as the aggregate principal amount of all such Indebtedness outstanding at any time, plus the aggregate amount of Investments of the
                              ----
     type permitted under subsection 7.3(xiv), does not exceed $15,000,000, plus the amount of intercompany Indebtedness owed by Foreign Subsidiaries to Company or any of its Domestic Subsidiaries as of the Closing Date as listed on Schedule 7.1 annexed hereto; provided that, all such
               ------------                 -------- ----
     intercompany Indebtedness shall be evidenced by promissory notes which shall have been pledged to the Collateral Agent pursuant to the Collateral Documents;

          (ix) Company and any wholly-owned Subsidiary of Company may become and remain liable with respect to Indebtedness to any wholly-owned Foreign Subsidiary; provided, that (1) all intercompany Indebtedness shall be
                 --------
     evidenced by promissory notes, and (2) all such intercompany Indebtedness owed by Company or any Subsidiary Guarantor to any wholly-owned Foreign Subsidiary shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement;

          (x) Company may become and remain liable with respect to Indebtedness owed to former members of management of Company incurred by Company in connection with the repurchase of the capital stock of Company held by such members of management; provided that after giving effect to
                                         --------
     each such incurrence of Indebtedness Company shall be in Pro Forma Compliance with the provisions of subsection 7.6;

          (xi) Foreign Subsidiaries of Company may become and remain liable with respect to Indebtedness under lines of credit extended to any such Foreign Subsidiary by Persons other than Company or any or its Subsidiaries, the proceeds of which Indebtedness are used for such Foreign Subsidiary's working capital purposes; provided that the aggregate
                                            --------
     principal amount of all such Indebtedness outstanding at any time for all such Foreign Subsidiaries shall not exceed $7,500,000;

          (xii) Any Subsidiary of Company acquired pursuant to a Permitted Acquisition may become and remain liable with respect to Indebtedness existing at the time of consummation of the Permitted Acquisition; provided
                                                                        --------
     that (a) such Indebtedness was not incurred in connection with or in anticipation of such Permitted Acquisition, (b) such Indebtedness does not constitute debt for borrowed money (other than debt for borrowed money incurred in connection with industrial revenue or industrial development bond or similar financings), it being understood and agreed that Capital Lease obligations shall not constitute debt for borrowed money for purposes of this clause (xii), and (c) at the time of such Permitted Acquisition such Indebtedness does not exceed 50% of the total purchase price paid (including, for purposes of determining the total purchase price paid, Indebtedness assumed in connection with such Permitted Acquisition) with respect to the assets acquired in the related Permitted Acquisition;

          (xiii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness consisting of the financing in the ordinary course of business of insurance premiums with respect to coverage required to be maintained under subsection 6.4; and

          (xiv) Subsidiaries of Company may become and remain liable with respect to Indebtedness consisting of a converted equity Investment by Company or another Subsidiary of Company in such Subsidiaries, provided
                                                                    --------
     that the underlying equity Investment was permitted hereunder at the time of such conversion; and

          (xv) Company and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed at any time outstanding the difference of (a) $15,000,000, and (b) the aggregate amount of cash payments made with respect to Permitted Seller Paper pursuant to subsection 7.1(vii) provided, that no more than
                                           --------
     $1,000,000 in aggregate principal amount of the Indebtedness permitted to be incurred under this clause (xv) may be incurred by Subsidiaries of Company.

 24.2  Liens and Related Matters.
       -------------------------

     A. Prohibition on Liens. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement, or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, except:

          (i)   Permitted Encumbrances;

          (ii)  Liens described in Schedule 7.2A annexed hereto;
                                   -------------

          (iii) Purchase money security interests (including mortgages, conditional sales, Capital Leases and any other title retention or deferred purchase devices) in real or tangible personal property of Company or any of its Subsidiaries acquired after the Closing Date and existing or created at the time of acquisition thereof or within one hundred eighty (180) days thereafter, and the renewal, extension and refunding of any such security interest in an amount not exceeding the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding; provided, that
                                                                --------
     the Indebtedness secured by such Lien is permitted by subsection 7.1(v);

     provided, further, that such Liens do not at any time (including, without
     --------  -------
     limitation, in connection with any renewal, extension and refunding) cover or encumber any assets or property other than the assets or property financed by such Indebtedness;

          (iv) Liens on the assets of any Foreign Subsidiary that secure only the Indebtedness permitted pursuant to Section 7.1(xi);

          (v) Liens on assets of Company and its Subsidiaries not otherwise permitted under this subsection 7.2A, securing obligations in an aggregate amount not to exceed $5,000,000 at any time outstanding;

          (vi) Liens securing any Indebtedness permitted pursuant to Section 7.1(xii); provided that such Liens only encumber the assets acquired in the
               --------
     related Permitted Acquisition and; provided further that such Liens were
                                        -------- -------
     not granted in contemplation of the related Permitted Acquisition; and

          (vii) Liens in favor of the Collateral Agent granted pursuant to the Collateral Documents or granted in favor of any Agent or Lender pursuant to subsection 10.4 hereof.

     B. No Further Negative Pledges. Except with respect to specific property encumbered by a Lien permitted under this Agreement or to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale or the sale of all or substantially all of the stock (or assets) of a Subsidiary permitted under this Agreement, neither Company nor any of its Subsidiaries shall enter into any agreement (other than any documents of a type described in subdivisions (c) through (g) of subsection 7.2C, the Loan Documents and the Subordinated Debt Documents) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     C. No Restrictions on Subsidiary Distributions to Company or Other Subsidiaries. Except as otherwise provided herein, Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance, limitation or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company, except for such encumbrances or restrictions existing under or by reason of (a) applicable law, (b) this Agreement and the other Loan Documents, (c) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Company or any of its Subsidiaries, (d) customary provisions restricting assignment of any licensing agreement entered into by Company or any of its Subsidiaries in the ordinary course of business,
(e) customary provisions restricting the transfer of assets subject to Liens permitted under subsection 7.2A(iii), (f) joint ventures entered into pursuant to subsection 7.3, (g) any document or instrument evidencing Foreign Subsidiary working capital Indebtedness permitted under subsection 7.1(xi) so long as such encumbrance or restriction only applies to the Foreign Subsidiary of Company incurring such Indebtedness, and (h) the Subordinated Debt Documents.

 24.3  Investments; Joint Ventures.
       ---------------------------

     Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment except:

          (i) (a) Company and its Subsidiaries may (x) continue to own the Investments owned by them as of the Closing Date in any Subsidiaries of Company, and (y) make and own additional Investments in any Subsidiary Guarantor;

          (ii) Company and its Subsidiaries may make and own intercompany loans to the extent permitted by subsections 7.1(vi), 7.1(viii) and 7.1(ix);

          (iii) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

          (iv) Company and its Subsidiaries may make and own Consolidated Capital Expenditures permitted by subsection 7.6D;

          (v) Company and its Subsidiaries may make and own Investments consisting of notes received in connection with any Asset Sale permitted under subsection 7.7(iv);

          (vi) Company and its Subsidiaries may make loans to officers, employees, directors, executives or consultants of Company and its Subsidiaries (a) in the ordinary course of business for travel, moving, entertainment or similar expenses, or (b) otherwise in an aggregate amount not to exceed $1,000,000 outstanding at any time;

          (vii) Company and its Subsidiaries may make and own Permitted Acquisitions;

          (viii) Company and its Subsidiaries may continue to own the Investments described in Schedule 7.3 annexed hereto;
                              ------------

          (ix) Company and its Subsidiaries may make loans and advances to employees, officers, executives or consultants to Company and its Subsidiaries in the ordinary course of business of Company and its Subsidiaries as presently conducted for the purpose of purchasing capital stock of Company so long as the proceeds of such loans or advances are used in their entirety to purchase such capital stock;

          (x) Company and its Subsidiaries may make and own Investments in Subsidiaries pursuant to Permitted Acquisitions under subsection 7.7(v) and other Investments owned by entities acquired pursuant to such Permitted Acquisitions to the extent owned as at the time of consummation of such Permitted Acquisitions;

          (xi) Company and its Subsidiaries may make and own Investments in wholly-owned Subsidiaries of Company consisting of intercompany Indebtedness of such Subsidiaries converted to equity Investments, provided
                                                                        --------
     that the underlying intercompany Indebtedness was permitted hereunder at the time of such conversion;

          (xii) Company and its Subsidiaries may make and own Investments not otherwise permitted under this subsection 7.3 in an aggregate amount not in excess of $5,000,000, plus, with respect to Investments made by Company and
                           ----
     its Domestic Subsidiaries only, the Excess Proceeds Amount; and

          (xiii) Company and its Subsidiaries may make and own Investments in Foreign Subsidiaries of Company; provided that the sum of (y) aggregate
                                      --------
     amount of all such Investments, plus (z) the aggregate outstanding
                                     ----
     principal amount of Indebtedness of the type permitted under subsection 7.1(viii), shall not exceed the sum of (a) $15,000,000 plus, (b) an amount
                                                            ----
     equal to the amount of intercompany Indebtedness owed by Foreign Subsidiaries to Company or any of its Domestic Subsidiaries as of the Closing Date and listed on Schedule 7.1 annexed hereto.
                                ------------

 24.4  Contingent Obligations.
       ----------------------

     Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

          (i) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit; the Subsidiary Guarantors may become and remain liable with respect to Contingent Obligations arising under the Guaranties;

          (ii) Company and the Subsidiary Guarantors may become and remain liable with respect to Contingent Obligations arising under their guaranties of the Subordinated Debt as are required under the Subordinated Debt Documents;

          (iii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations of any such Person incurred in connection with Asset Sales or other sales of assets;

          (iv) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, landlords, customers, franchisees, workers' compensation providers and licensees of Company and its Subsidiaries;

          (v) Company and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule 7.4 annexed hereto and any modifications, extensions or renewal of such Contingent Obligations;

          (vi) Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided, that the maximum
                                              --------
     aggregate liability,
     contingent or otherwise, of Company and its Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $5,000,000; provided
                                                                     --------
     further, that no more than $1,000,000 of the Contingent Obligations
     -------
     permitted to be incurred under this clause (vi) may be incurred by Subsidiaries of Company;

          (vii) Company and its Subsidiaries may become and remain liable with respect to Hedge Agreements entered into pursuant to this Agreement or otherwise in the ordinary course of business, and not for speculative purposes;

          (viii) Company's Foreign Subsidiaries may become and remain liable with respect to guaranties of Indebtedness permitted to be incurred by another Foreign Subsidiary; and

          (ix) Company and its Subsidiaries may become and remain liable with respect to guaranties of Indebtedness assumed in connection with a Permitted Acquisition pursuant to subsection 7.1(xii), provided, that, such
                                                            --------
     guaranties were existing at the time of consummation of the Permitted Acquisition and not incurred in connection with, or in an anticipation of, such Permitted Acquisition.

 24.5  Restricted Payments.
       -------------------

     Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment; provided that Company and its Subsidiaries may make the
                    --------
following the Restricted Payments:

          (i) any Subsidiary of Company may pay dividends to Company or a Subsidiary of Company;

          (ii) Company may make regularly scheduled payments (but not prepayments) of principal and interest in respect of the Subordinated Debt in accordance with the terms of, and subject to the subordination provision contained in, the Subordinated Debt Documents;

          (iii) Company or any Subsidiary may make regularly scheduled principal and interest payments in respect of Permitted Seller Paper to the extent permitted under subsection 7.1(vii) in accordance with the terms of, and subject to the subordination provisions contained in, such Permitted Seller Paper;

          (iv) Company may make cash Restricted Payments (including cash payments made on Indebtedness incurred pursuant to subsection 7.1(x)) in an aggregate amount not to exceed $2,500,000 in any Fiscal Year, plus an
                                                                   ----
     amount equal to any cash Restricted Payments permitted to be made during one or more preceding Fiscal Years under this clause (iv) but not made during such preceding Fiscal Year(s) in an aggregate amount not in excess of $5,000,000, plus an additional amount, if any, otherwise
                              ----
     reasonably acceptable to the Administrative Agent, to the extent necessary to make repurchases of Securities (and options or warrants to purchase such Securities) of Company from employees, officers or directors (a) upon termination (including by reason of death, disability or retirement) of such employees officers or directors or (b) pursuant to a contractual obligation of Company or any of its Subsidiaries;

          (v) Company may make Restricted Payments in connection with repurchases of equity Securities, including the Common Stock, deemed to occur upon the exercise of stock options if such Securities represent a portion of the exercise price thereof;

          (vi) Company may make Restricted Payments contemplated by the Recapitalization Transactions; and

          (vii) Company may make Restricted Payments in the form of Indebtedness incurred pursuant to subsection 7.1(x) and payments made pursuant to subdivisions (iii) and (vii) of subsection 7.9.

 24.6  Financial Covenants.
       -------------------

     A.   Minimum Interest Coverage Ratio.  The ratio (the "Interest Coverage
                                                            -----------------
Ratio") of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Interest
-----
Expense payable in cash (excluding, to the extent otherwise included in Consolidated Interest Expense, (i) fees paid to the Administrative Agent after the Closing Date; (ii) cash payments made under consulting agreements; and (iii) cash payments made under Hedge Agreements or Interest Rate Agreements) for any four-Fiscal Quarter period ending during or at the end of any of the periods set forth below (each applicable four-Fiscal Quarter period being a "Calculation
                                                                 -----------
Period") shall not be less than the correlative ratio indicated below:
------

                 Period During Which                    Minimum Interest
               Calculation Period Ends                   Coverage Ratio
========================================================================

First Fiscal Quarter of Fiscal Year 2000 through the           1.70:1.00
 Third Fiscal Quarter of Fiscal Year 2000
------------------------------------------------------------------------
Fourth Fiscal Quarter of Fiscal Year 2000 through              1.80:1.00
 Second Fiscal Quarter of Fiscal Year 2001
------------------------------------------------------------------------
Third Fiscal Quarter of Fiscal Year 2001                       1.90:1.00
------------------------------------------------------------------------
Fourth Fiscal Quarter of Fiscal Year 2001 through              2.00:1.00
 the Third Fiscal Quarter of Fiscal Year 2002
------------------------------------------------------------------------

                 Period During Which                    Minimum Interest
               Calculation Period Ends                   Coverage Ratio
========================================================================

Fourth Fiscal Quarter of Fiscal Year 2002 through              2.10:1.00
 the First Fiscal Quarter of Fiscal Year 2003
------------------------------------------------------------------------
Second Fiscal Quarter of Fiscal Year 2003 through              2.20:1.00
 the Third Fiscal Quarter of Fiscal Year 2003
------------------------------------------------------------------------
Fourth Fiscal Quarter of Fiscal Year 2003 through              2.30:1.00
 the Second Fiscal Quarter of Fiscal Year 2004
------------------------------------------------------------------------
Third Fiscal Quarter of Fiscal Year 2004 through               2.40:1.00
 First Fiscal Quarter of Fiscal Year 2005
------------------------------------------------------------------------
                Thereafter                                     2.50:1.00
========================================================================


B.  Maximum Leverage Ratio.  The ratio (the "Leverage Ratio") of (i)
                                             --------------
Consolidated Total Debt as of the last day (any such day being a
 "Calculation Date") of any Fiscal Quarter ending during any of the periods
  ----------------
set forth below, to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such Calculation Date shall not exceed the correlative ratio indicated below:


                Period During Which                     Maximum
              Calculation Date Occurs                Leverage Ratio
========================================================================

First Fiscal Quarter of Fiscal Year 2000 through          5.50:1.00
 the Third Fiscal Quarter of Fiscal Year 2000
-------------------------------------------------------------------
Fourth Fiscal Quarter of Fiscal Year 2000 through           5.3:1.0
 the First Fiscal Quarter of Fiscal Year 2001
-------------------------------------------------------------------
Second Fiscal Quarter of Fiscal Year 2001                   5.1:1.0
-------------------------------------------------------------------
Third Fiscal Quarter of Fiscal Year 2001                    4.8:1.0
-------------------------------------------------------------------
Fourth Fiscal Quarter of Fiscal Year 2001                   4.7:1.0
-------------------------------------------------------------------
First Fiscal Quarter of Fiscal Year 2002                    4.6:1.0
-------------------------------------------------------------------
Second Fiscal Quarter of Fiscal Year 2002                   4.5:1.0
-------------------------------------------------------------------
Third Fiscal Quarter of Fiscal Year 2002                    4.4:1.0
-------------------------------------------------------------------
Fourth Fiscal Quarter of Fiscal Year 2002                   4.3:1.0
-------------------------------------------------------------------
First Fiscal Quarter of Fiscal Year 2003                    4.2:1.0



                Period During Which                     Maximum
              Calculation Date Occurs                Leverage Ratio
===================================================================
-------------------------------------------------------------------
Second Fiscal Quarter of Fiscal Year 2003                   4.0:1.0
-------------------------------------------------------------------
Third Fiscal Quarter of Fiscal Year 2003                    3.9:1.0
-------------------------------------------------------------------
Fourth Fiscal Quarter of Fiscal Year 2003                   3.8:1.0
-------------------------------------------------------------------
First Fiscal Quarter of Fiscal Year 2004                    3.7:1.0
-------------------------------------------------------------------
Second Fiscal Quarter of Fiscal Year 2004                   3.6:1.0
-------------------------------------------------------------------
Third Fiscal Quarter of Fiscal Year 2004 through            3.5:1.0
 Fourth Fiscal Quarter of Fiscal Year 2004
-------------------------------------------------------------------
First Fiscal Quarter of Fiscal Year 2005                    3.4:1.0
-------------------------------------------------------------------
Second Fiscal Quarter of Fiscal Year 2005 through           3.3:1.0
 Fourth Fiscal Quarter of Fiscal Year 2005
-------------------------------------------------------------------
First Fiscal Quarter of Fiscal Year 2006                    3.2:1.0
-------------------------------------------------------------------
Second Fiscal Quarter of Fiscal Year 2006 through          3.1.:1.0
 the Third Fiscal Quarter of Fiscal Year 2006
-------------------------------------------------------------------
Fourth Fiscal Quarter of Fiscal Year 2006                   3.0:1.0
===================================================================

C. Minimum Consolidated Adjusted EBITDA. Consolidated Adjusted EBITDA for any four Fiscal Quarter period ending on the last day of any Fiscal Quarter specified below shall not be less than the correlative amount indicated below:

                                                         Minimum
            Fiscal Quarter During Which               Consolidated
              Calculation Period Ends                   Adjusted
                                                         EBITDA
===================================================================

The First Fiscal Quarter of Fiscal Year 2000            $32,500,000
-------------------------------------------------------------------
The Second Fiscal Quarter of Fiscal Year 2000           $32,500,000
-------------------------------------------------------------------
The Third Fiscal Quarter of Fiscal Year 2000            $32,500,000
-------------------------------------------------------------------
The Fourth Fiscal Quarter of Fiscal Year 2000           $32,500,000
-------------------------------------------------------------------
The First Fiscal Quarter of Fiscal Year 2001            $33,100,000
-------------------------------------------------------------------
The Second Fiscal Quarter of Fiscal Year 2001           $33,900,000
-------------------------------------------------------------------

                                                         Minimum
            Fiscal Quarter During Which               Consolidated
              Calculation Period Ends                   Adjusted
                                                         EBITDA
===================================================================

The Third Fiscal Quarter of Fiscal Year 2001            $34,400,000
-------------------------------------------------------------------
The Fourth Fiscal Quarter of Fiscal Year 2001           $35,000,000
-------------------------------------------------------------------
The First Fiscal Quarter of Fiscal Year 2002            $35,500,000
-------------------------------------------------------------------
The Second Fiscal Quarter of Fiscal Year 2002           $36,100,000
-------------------------------------------------------------------
The Third Fiscal Quarter of Fiscal Year 2002            $36,600,000
-------------------------------------------------------------------
The Fourth Fiscal Quarter of Fiscal Year 2002           $37,000,000
-------------------------------------------------------------------
The First Fiscal Quarter of Fiscal Year 2003            $37,500,000
-------------------------------------------------------------------
The Second Fiscal Quarter of Fiscal Year 2003           $38,100,000
-------------------------------------------------------------------
The Third Fiscal Quarter of Fiscal Year 2003            $38,600,000
-------------------------------------------------------------------
The Fourth Fiscal Quarter of Fiscal Year 2003           $39,000,000
-------------------------------------------------------------------
The First Fiscal Quarter of Fiscal Year 2004            $39,300,000
-------------------------------------------------------------------
The Second Fiscal Quarter of Fiscal Year 2004           $39,500,000
-------------------------------------------------------------------
The Third Fiscal Quarter of Fiscal Year 2004            $39,800,000
-------------------------------------------------------------------
The Fourth Fiscal Quarter of Fiscal Year 2004           $40,000,000
-------------------------------------------------------------------
Each Fiscal Quarter of Each Fiscal Year thereafter      $40,000,000
===================================================================

D.    Consolidated Capital Expenditures.

          (i) Except as provided below, Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures in any Fiscal Year (or specified portion thereof) in an aggregate amount in excess of the corresponding amount (the "Maximum Consolidated Capital Expenditures
                                       -----------------------------------------
     Amount") set forth below opposite such Fiscal Year (or such portion
     ------
     thereof) as indicated below; provided, that the Maximum Consolidated
                                  --------
     Capital Expenditures Amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, of (x) the Maximum Consolidated Capital Expenditures Amount (excluding, and without giving effect to, any increases thereto from any prior carry over of amounts pursuant to this clause for the previous Fiscal Year (or specified portion thereof)) over (y) the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year (or specified portion thereof) (the amount of such increase described in this proviso being the "Carryforward"
                                                                  ------------
     from such preceding Fiscal Year):

           Fiscal Year                Maximum Consolidated
      (or Portion Thereof)         Capital Expenditures Amount
==============================================================

Fiscal Year 2000                           $7,000,000
--------------------------------------------------------------
Fiscal Year 2001                           $7,000,000
--------------------------------------------------------------
Fiscal Year 2002                           $7,000,000
--------------------------------------------------------------
Fiscal Year 2003 and thereafter            $8,000,000
==============================================================

     ; provided that, the Maximum Consolidated Capital Expenditure Amount for
       --------
     each period during or after a Permitted Acquisition occurs shall be increased by an amount equal to the greatest of (x) historical capital expenditures made with respect to the person or assets acquired (the "Acquired Business") during the twelve-month period most recently ended prior to consummation of the related Permitted Acquisition, (y) the average historical capital expenditures made with respect to the Acquired Business for the last two fiscal years applicable to such person or assets ending prior to consummation of the related Permitted Acquisition and (z) 25% of the expenditures made with respect to research and development for the Acquired Business for the twelve-month period most recently ended prior to consummation of the Permitted Acquisition.

          (ii) In addition to the Consolidated Capital Expenditures made pursuant to the foregoing clause (i) of the subsection 7.6D, Company and its Subsidiaries may make additional Consolidated Capital Expenditures not in excess of the Excess Proceeds Amount.

     E.   Certain Calculations.

               With respect to any period during which any Permitted Acquisition occurs or any business of any other Person is acquired by Company or any of its Subsidiaries as permitted pursuant to the terms hereof, for purposes of determining compliance or Pro Forma Compliance with the financial covenants set forth in this subsection 7.6, Consolidated Adjusted EBITDA and Consolidated Interest Expense shall be calculated with respect to such periods and such Permitted Acquisition or business on a Pro Forma Basis.

 24.7  Restriction on Fundamental Changes; Asset Sales.
       -----------------------------------------------

     Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Subsidiaries or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of all or any portion of its business or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or a substantial part of the business or assets of, or Capital Stock or other evidence of beneficial ownership of, any Person or any unit or division thereof, except:

          (i)    Any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary; provided
                                                                        --------
     that, in the case of such a merger involving Company, Company shall be the continuing or surviving corporation, in the case of any such merger of Domestic Subsidiaries (not involving Company), or of any merger of a Domestic Subsidiary and a Foreign Subsidiary, a Domestic Subsidiary shall be the continuing or surviving corporation and in the case of any other merger involving a Subsidiary Guarantor, a Subsidiary Guarantor shall be the continuing or surviving corporation;

          (ii) Company and its Subsidiaries may acquire inventory, equipment and other assets in the ordinary course of business;

          (iii) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that
                                                                --------
     the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Company);

          (iv) Company and its Subsidiaries may make Asset Sales of assets having a fair market value (determined in good faith by the board of directors of Company) not in excess of $5,000,000 (or $10,000,000 if, after giving effect to such Asset Sale, the Leverage Ratio determined on a Pro Forma Basis is less than 3.50:1.00) for any Fiscal Year; provided that, in
                                                              --------
     each such case, (x) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Company); and (y) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a);

          (v) Company and its Subsidiaries may acquire the stock or other equity Securities of any Person that, as a result of such acquisition, becomes a wholly-owned Subsidiary of Company or any of its Subsidiaries or is merged into Company or its Subsidiaries, or may acquire the business, property or assets of any Person; provided, that (x) on a Pro Forma Basis,
                                       --------
     the aggregate principal amount of all Indebtedness incurred by

     Company or its Subsidiaries to finance such acquisition, plus the aggregate
                                                              ----
     amount of Indebtedness of such acquired business existing at the time of such acquisition for which Company or any of its Subsidiaries (including, without limitation such acquired business) shall be liable following such acquisition shall be less than 90% of the aggregate amount of consideration paid by Company and its Subsidiaries for such acquired business (y) no Default or Event of Default shall have occurred and be continuing or result therefrom (z) if, after giving effect to such Acquisition, the Leverage Ratio determined on a Pro Forma Basis is greater than 5.00:1.00 the aggregate cash consideration paid in connection with all such acquisitions made pursuant to this clause (z); shall not exceed $10,000,000, plus the
                                                                     ----
     Excess Proceeds Amount;

          (vi)  Company may create or acquire new Subsidiaries; provided that,
                                                               --------
     (a) promptly after the formation or acquisition of each such Subsidiary, Company or such Subsidiary, as applicable, shall deliver or cause to be delivered each of the items and execute each of the documents, if any, required pursuant to subsection 6.9; and

          (vii)  Company may consummate the Recapitalization Transactions.

 24.8  Sales and Lease-Backs.
       ---------------------

     Except for the transactions described on Schedule 7.8, Company shall not,
                                              ------------
and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or
(ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease.

 24.9  Transactions with Shareholders and Affiliates.
       ---------------------------------------------

     Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or such Subsidiary or with any Affiliate of Company or of any such Subsidiary or holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate;

provided that the foregoing restriction shall not apply to (i) transactions
--------
between Company and any Subsidiary or between Subsidiaries, (ii) reasonable and customary fees paid to members of the boards of directors of Company and its Subsidiaries, (iii) management and one-time transaction (acquisitions, divestitures and financings) fees paid by Company pursuant to the Bain Advisory Services Agreement, plus reasonable out-of-pocket
                    ----
expenses related thereto; provided, in no event shall any management fees be
                          --------
paid (but may accrue) under the Bain Advisory Services Agreement at any time an Event of Default under any of subsection 8.1, 8.6, or 8.7 has occurred and is continuing; (iv) loans and advances permitted to be made under subsections 7.3(vi) or (ix), (v) Restricted Payments permitted to be made under subsection 7.5, (vi) issuance of capital stock to employees and consultants of Company pursuant to employment or consulting arrangements, (vii) employment and consulting arrangements entered into in the ordinary course of business and
(viii) the Recapitalization Transactions.

 24.10  Ownership of Subsidiary Stock.
        -----------------------------

     Company shall not:

          (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock or other equity Securities of any of its Subsidiaries, except as permitted under this Agreement and the Collateral Documents or to qualify directors if required by applicable law; or

          (ii) except as a result of a sale permitted hereby of all of the outstanding Capital Stock of a Subsidiary Guarantor to a third-party, permit any Capital Stock of any Subsidiary Guarantor to be directly or indirectly owned by any person other than a Subsidiary Guarantor or Company;

          (iii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except as permitted under this Agreement and the Collateral Documents, to Company or another Subsidiary of Company or to qualify directors or for nominee holders, if required by applicable law.

 24.11  Amendments or Waivers of Certain Agreements.
        -------------------------------------------

     A. Amendments or Waivers of Certain Agreements and Documents. None of Company nor any of its respective Subsidiaries shall terminate or agree to any amendment, restatement, supplement or other modification to, or waive any of its rights under, any Transaction Document (other than any document relating to the Subordinated Debt), or any document relating to CSM Deposits, if such termination, amendment, restatement, supplement, modification or waiver would reasonably be expected to be materially adverse to the Lenders without obtaining the prior written consent of the Requisite Lenders to such amendment or waiver.

     B. Amendments of Documents Relating to Subordinated Debt. Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Debt, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such

Subordinated Debt, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Subordinated Debt or any guaranty of any Subordinated Debt), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Debt (or a trustee or other representative on their behalf) which would reasonably be expected to be materially adverse to the Lenders without obtaining the prior written consent of the Requisite Lenders to such amendment or waiver.

 24.12  Fiscal Year.
        -----------

     Neither Company nor any of its Subsidiaries shall change its Fiscal Year-end from the Saturday occurring closest to June 30 of each calendar year.

 24.13  Conduct of Business.
        -------------------

     Company shall not, nor shall it permit any of its Subsidiaries to, engage in any business or activities other than of the type engaged in as of the Closing Date or similar, related or supportive businesses or those consented to by the Requisite Lenders, including the performance of its obligations hereunder, under the other Loan Documents and under the Transaction Documents.


                                  SECTION 25.
                               EVENTS OF DEFAULT

     IF any of the following conditions or events ("Events of Default") shall
                                                    -----------------
occur:

 25.1  Failure to Make Payments When Due.
       ---------------------------------

     Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; failure by Company to pay when due any amount payable to an Issuing Bank in reimbursement of any drawing honored or payment made under a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement or any other Loan Document within five (5) Business Days after the date due; or

 25.2  Default in Other Agreements.
       ---------------------------

     (i) Failure of Company or any of its Subsidiaries to pay when due (a) any principal of or interest on any Indebtedness (other than Indebtedness referred to in subsection 8.1) in an individual principal amount of $1,500,000 or more or any items of Indebtedness with an aggregate principal amount of $3,500,000 or more, in each case beyond the end of any grace period provided therefor; or (b) any Contingent Obligation in an individual principal amount of $1,500,000 or more or any Contingent Obligations with an aggregate principal amount of $3,500,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of
(a) any evidence of any Indebtedness in an individual principal amount of $1,500,000 or more or any items of Indebtedness with an aggregate principal amount of $3,500,000 or more or any Contingent Obligation in an individual principal amount of $1,500,000 or more or any Contingent Obligations with an aggregate principal amount of $3,500,000 or more, in each case beyond the end of any grace period provided thereof; or (b) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness or Contingent Obligation(s), or the occurrence of any other event, condition or circumstance in respect of any such Indebtedness or Contingent Obligations if in any case under this clause (ii) the effect of such breach or default or event, condition or circumstance is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

 25.3  Breach of Certain Covenants.
       ---------------------------

     Failure of any Loan Party to perform or comply with any term or condition contained in subsection 2.5, 6.2, or Section 7 of this Agreement; provided,
                                                                  --------
however, that such failure with respect to the covenants contained in
-------
subsections 7.1 through 7.5 shall not constitute an Event of Default for ten
(10) days after such failure so long as such Loan Party is diligently pursuing the cure of such failure;

 25.4  Breach of Warranty.
       ------------------

     Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

 25.5  Other Defaults Under Loan Documents.
       -----------------------------------

     Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) a Responsible Officer of Company becoming aware of the occurrence of such default or (ii) receipt by Company of notice from the Administrative Agent of such default; or

 25.6  Involuntary Bankruptcy; Appointment of Receiver, etc.
       -----------------------------------------------------

     (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries (other than Immaterial Subsidiaries) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries (other than Immaterial Subsidiaries) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries (other than Immaterial Subsidiaries), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries (other than Immaterial Subsidiaries) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries (other than Immaterial Subsidiaries), and any such event described in this clause (ii) shall continue for sixty (60) days unless dismissed, bonded or discharged; or

 25.7  Voluntary Bankruptcy; Appointment of Receiver, etc.
       ---------------------------------------------------

     (i) Company or any of its Subsidiaries (other than Immaterial Subsidiaries) shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries (other than Immaterial Subsidiaries) shall make any assignment for the benefit of creditors; or (ii) Company or any of its Subsidiaries (other than Immaterial Subsidiaries) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Subsidiaries (other than Immaterial Subsidiaries) (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

 25.8  Judgments and Attachments.
       -------------------------

     Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $1,500,000 or (ii) in the aggregate at any time an amount in excess of $3,500,000 (in either case not adequately covered by insurance) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty
(60) days (or in any event later than five days prior to the date of any proposed sale thereunder); or

 25.9  Dissolution.
       -----------

     Any order, judgment or decree shall be entered against Company or any of its Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

 25.10 Employee Benefit Plans.
       ----------------------

     There shall occur one or more of the following: (i) ERISA Events which individually or in the aggregate results or (ii) Company or one of its ERISA Affiliates shall have engaged in a transaction which is prohibited under Section 4975 of the Code of Section 406 of ERISA which results in the imposition of a liability which has a Material Adverse Effect on Company or any of its ERISA Affiliates; or

 25.11 Change in Control.
       -----------------

     (i) Bain and the Other Investors shall beneficially own less than, in the aggregate, any other Person or "group" (within meaning of 13d-3 or 13d-5 of the Exchange Act) of all issued and outstanding equity securities of Company representing economic and voting interests in Company; (ii) Bain shall cease to beneficially own less than 35% of the outstanding equity securities of Company (excluding (a) equity securities issued to management pursuant to management stock option plans or similar arrangements; and (b) any equity securities, including warrants with respect thereto, issued to any financial institution in connection with the refinancing of the Loans) representing economic interests in Company; (iii) a majority of the members of the Board of Directors of Company shall not be Continuing Directors; or (iv) any "Change of Control" shall occur under the Subordinated Debt Documents; or

 25.12 Invalidity of Guaranties.
       ------------------------

     At any time after the execution and delivery thereof, any Guaranty of the Obligations of Company for any reason, other than the satisfaction in full of all Obligations (other than indemnification obligations not due and payable), ceases to be in full force and effect (other than in accordance with its terms) or is declared to be null and void, or any Loan Party denies in writing that it has any further liability, including without limitation with respect to future advances by the Lenders, under any Loan Document to which it is a party; or

 25.13 Failure of Security.
       -------------------

     Any Collateral Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations (other than indemnification obligations not due and payable) or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested in writing by any Loan Party, or the Collateral Agent shall not have or shall cease to have a valid security interest in any Collateral purported to be covered thereby having a fair market value exceeding $750,000, perfected and with the priority required by the relevant Collateral Document, for any reason other than the failure of the Collateral Agent, the Administrative Agent or any Lender to take any action within its control, subject only to Liens permitted under the applicable Collateral Documents;

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit) and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of the Issuing Bank to issue any Letter of Credit shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, the Administrative Agent shall, upon the written request of the Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan and the obligation of the Issuing Bank to issue any Letter of Credit shall thereupon terminate; provided that the foregoing shall
                                            --------
not affect in any way the obligations of the Lenders under subsection 3.3C(i).

     Any amounts described in clause (i)(b) above, when received by the Administrative Agent or the Collateral Agent, shall be held by the Collateral Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.

     Notwithstanding anything contained in the second preceding paragraph, if at any time within sixty (60) days after an acceleration of the Loans pursuant to such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Defaults and Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then the Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Default or Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind the Lenders to a decision which may be made at the election of the Requisite Lenders and are not intended to benefit

Company and do not grant Company the right to require the Lenders to rescind or annul any acceleration hereunder or preclude the Agents or the Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.


                                   SECTION 26.
                                     AGENTS

 26.1  Appointment.
       -----------

     A. CSFB is hereby appointed the Administrative Agent and Sole Lead Arranger hereunder and under the other Loan Documents. CSFB is also hereby appointed the Collateral Agent hereunder and under the Collateral Documents. Each Lender hereby authorizes each Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Each Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of the Agents and the Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. Upon the conclusion of the Initial Period, all obligations of the Sole Lead Arranger hereunder shall terminate and thereafter, the Sole Lead Arranger shall have no obligations or liabilities under any of the Loan Documents.

     B. Appointment of Supplemental Collateral Agents. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent or the Collateral Agent deems that by reason of any present or future law of any jurisdiction the Administrative Agent or the Collateral Agent may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Administrative Agent or the Collateral Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "Supplemental Collateral Agent" and collectively as "Supplemental Collateral
 -----------------------------                       -----------------------
Agents").
------

     In the event that the Administrative Agent or the Collateral Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent or the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either the Administrative Agent or the Collateral Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections
10.2 and 10.3 that refer to the Administrative Agent or the Collateral Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to the Administrative Agent or the Collateral Agent shall be deemed to be references to the Administrative Agent or the Collateral Agent and/or such Supplemental Collateral Agent, as the context may require.

     Should any instrument in writing from Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by the Administrative Agent or the Collateral Agent until the appointment of a new Supplemental Collateral Agent.

 26.2  POWERS; GENERAL IMMUNITY.
       ------------------------

     A. DUTIES SPECIFIED. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other Loan Documents as are specifically delegated to such Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents and it may perform such duties by or through its agents or employees. No Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

     B. No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports or certificates or any other documents furnished by any Agent to the Lenders or by or on behalf of Company and/or its Subsidiaries to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Default or Event of Default. Anything contained in this Agreement to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Total Utilization of Revolving Loan Commitments or the component amounts thereof.

     C. Exculpatory Provisions. Neither any Agent nor any of such Agent's respective officers, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. If any Agent shall request instructions from the Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6). Without prejudice to the generality of the foregoing,
(i) such Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against such Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6). Such Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of the Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

     D. Agents Entitled to Act as the Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include such Agent in its individual capacity.

Each Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company and/or its Subsidiaries for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

 26.3  Representations and Warranties; No Responsibility For Appraisal of
       ------------------------------------------------------------------
       Creditworthiness.
       ----------------

     Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Lenders or, except as expressly provided elsewhere in this Agreement, to provide any Lender with any credit or other information with respect thereto (except as provided in Section 4 or subsection 6.1), whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to the lenders.

 26.4  Right to Indemnity.
       ------------------

     Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities,
--------
obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

 26.5  Successor Administrative Agent and Swing Line Lender.
       ----------------------------------------------------

     A. Successor Administrative Agent. The Administrative Agent may resign at any time by giving thirty (30) days' prior written notice thereof to the Lenders and Company Upon any such notice of resignation, the Requisite Lenders shall have the right, upon five (5) Business Days' notice to Company, to appoint a successor Administrative Agent with the consent of

Company. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring the Administrative Agent and the retiring the Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring the Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

     B. Successor Swing Line Lender. Any resignation of the Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation of CSFB or its successor as the Swing Line Lender, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) any outstanding Swing Line Loans made by the retiring Administrative Agent in its capacity as Swing Line Lender shall be transferred to the successor Swing Line Lender, (ii) the retiring Administrative Agent and Swing Line Lender shall surrender the Swing Line Note held by it to Company for cancellation, and (iii) Company shall issue a new Swing Line Note to the successor Administrative Agent and Swing Line Lender substantially in the form of Exhibit V-B annexed hereto, in the principal amount of the Swing Line Loan
   -----------
Commitment then in effect and with other appropriate insertions.

 26.6  Collateral Documents; Successor Collateral Agent.
       -------------------------------------------------

     Each Lender hereby further authorizes the Collateral Agent to enter into each Collateral Document as secured party on behalf of and for the benefit of the Lenders and the other beneficiaries named therein and agrees to be bound by the terms of each Collateral Document; provided that the Collateral Agent shall
                                       --------
not enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document without the prior consent of the Requisite Lenders (or, if required pursuant to subsection 10.6, all the Lenders); provided further, however, that, without further written
                        -------- -------  -------
consent or authorization from any Lender, the Collateral Agent may execute any documents or instruments necessary to effect the release of any asset constituting Collateral from the Lien of the applicable Collateral Document in the event that such asset is sold in a transaction to which the Requisite Lenders have consented or otherwise disposed of in a transaction permitted by this Agreement, or to the extent otherwise permitted or required by any Collateral Document. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document (including without limitation through the exercise of a right of set-off against call deposits of such Lender in which any funds on deposit in the Collateral Account may from time to time be invested), it being understood and agreed that all rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent for the benefit of the Lenders and the other beneficiaries named therein in accordance with the terms thereof. The Collateral Agent may resign at any time, and a successor Collateral Agent may be appointed, in accordance with subsection 9.5 as if such subsection 9.5 applied to the Collateral Agent in lieu of the Administrative Agent.


                                  SECTION 27.
                                 MISCELLANEOUS

 27.1  Assignments and Participations in Loans, Letters of Credit.
       ----------------------------------------------------------

     A. General. Subject to subsection 10.1B or 10.1C, as applicable, each Lender shall have the right at any time to (i) sell, assign, transfer or negotiate to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments (together with its Letters of Credit or participations therein made or arising pursuant to its Revolving Loan Commitment) or any Loan or Loans made by it or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment,
                                  --------
transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided further that no such sale, assignment or
                              -------- -------
transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by the Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii); provided, further that no such sale, assignment, transfer
                      --------  -------
or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation.
Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein or the other Obligations owed to such Lender.

     B.   Assignments.

          (i) Amounts and Terms of Assignments.  Each Commitment, Loan, Letter
              --------------------------------
     of Credit, or participation therein or other Obligation may (a) be assigned in any amount to another Lender who is a Non-Defaulting Lender, or to an Approved Fund or an Affiliate of the assigning Lender or another Lender who, in either such case, is a Non-Defaulting Lender, with the giving of notice to Company and the Administrative Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount (1) as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit, and participations therein and other Obligations of the assigning Lender, or (2) as may be agreed to by Company and the Administrative Agent) to any other Eligible Assignee with the consent of the Administrative Agent (such consent not to be unreasonably withheld) and, so long as no Event of Default shall have occurred and be continuing with the consent of Company (such consent not to be unreasonably withheld). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit, or participations therein or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing fee of $3,500 payable by the assigning Lender, such certificates, documents or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to the Administrative Agent pursuant to subsection 2.7B(iii) and, if requested by the Administrative Agent, a completed administrative questionnaire in the Administrative Agent's customary form with respect to the assignee under such Assignment Agreement. Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto); provided
                                                                    --------
     that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Bank such Lender shall continue to have all rights and obligations of the Issuing Bank with respect to outstanding Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder. The Commitments hereunder shall be modified to reflect the Commitments of such assignee and any remaining Commitments of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall surrender its applicable Notes and, upon such surrender, new Notes shall be issued to the assignee and, if applicable, to the assigning Lender, substantially in the form of
     Exhibit IV-A or B or Exhibit V-A annexed hereto, as the case may be, with
     ------------    -    -----------
     appropriate insertions, to reflect the new Commitments and/or outstanding Term Loans of the assignee and the assigning Lender.

          (ii)  Acceptance by the Administrative Agent; Recordation in Register.
               ---------------------------------------------------------------
     Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing fee referred to in subsection 10.1B(i) and any certificates, documents or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to the Administrative Agent pursuant to subsection 2.7B(iii), the Administrative Agent shall, if such Assignment Agreement has been completed and is in substantially the form of Exhibit XII hereto and if the
                                         -----------
     Administrative Agent has
     consented to the assignment evidenced thereby (to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of the Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. The Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

     C. Participations. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action
(i) effecting the extension of the final maturity of the Loan allocated to such participation or (ii) effecting a reduction of the principal amount of or affecting the rate of interest payable on any Loan or any fee allocated to such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 2.6D, 2.7, 3.6, 10.2, 10.3, 10.4 and 10.5, (a) any
participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

     D. Assignments to Federal Reserve Banks. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; and any Lender which is an investment fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to such trustee, provided that (i) no Lender shall, as between Company and such Lender,
         --------
be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

     E. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.20.

     F. Special Purpose Funding Vehicle. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Bank") may grant to a special
                                          -------------
purpose funding vehicle (a "SPC"), identified as such in writing from time to
                            ---
time by the Granting Bank to the Administrative Agent and Company, the option to provide to Company all or any part of any Loan that such Granting Bank would otherwise be obligated to make to Company pursuant to this Agreement; provided
                                                                      --------
that (i) nothing herein shall constitute a commitment by any SPC to make any
----
Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this subsection 10.1F, any SPC may (i) with notice to, but without the prior written consent of, Company and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any financial institutions (consented to by Company and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance if Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of the SPC.

     G. Limitation. No assignee, participant or other transferee or any Lender's rights shall be entitled to receive any greater payment under subsection 2.7 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with Company's prior written consent or at a time when the circumstances giving rise to such greater payment did not exist.

 27.2  Expenses.
       --------

     Company agrees to pay promptly (i) all the actual and reasonable costs and out-of-pocket expenses of the Agents in connection with the preparation of the Loan Documents; (ii) all costs of furnishing all opinions by counsel for Company (including without limitation any opinions requested by the Lenders or Agents as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements; (iii) the reasonable fees, expenses and disbursements of counsel to the Agents (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans and any consents, amendments, waivers or other modifications hereto or thereto, in each case, requested by or for the benefit of Company and any other documents or matters requested by Company; (iv) all other reasonable costs and expenses incurred by the Agents in connection with the negotiation, preparation and execution of the Loan Documents and the transactions contemplated hereby and thereby and the syndication of the Loans and Commitments; and (v) after the occurrence of a Default or Event of Default, all the respective reasonable costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by the Agents and the Lenders in enforcing any Obligations of or in collecting any payments due from Company hereunder or under the other Loan Documents by reason of such Default or Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

 27.3  Indemnity.
       ---------

     In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless on an after-tax basis the Agents and the Lenders, and the officers, directors, employees, agents, attorneys and affiliates of the Agents and the Lenders (collectively called the "Indemnitees") from and against any and
                                          -----------
all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees, and all such fees and disbursements, as well as other costs and expenses, incurred by Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including without limitation the Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans or the issuance of Letters of Credit hereunder or the use or intended use of any of the Letters of Credit) or any Environmental Liabilities that arise from or relate to the management, use, control, ownership, occupancy or operation of any Facility or assets of any Loan Party or its subsidiaries (including without limitation, all on-site and off-site activities involving Hazardous Materials), or the Release or threatened Release of any Hazardous Materials (or allegations of the same) on or from any of the Facilities or on or from any other property where Hazardous Materials are or were (or are or were alleged to be) Released or threatened to be Released in connection with any of the Facilities or the business of any of the Loan Parties, their subsidiaries, or any predecessor in interest to the Loan Parties or their subsidiaries (collectively called the "Indemnified Liabilities");
                                                -----------------------
provided that Company shall not have any obligation to any Indemnitee hereunder
--------
with respect to any Indemnified Liabilities to the extent that such Indemnified Liabilities arose from the bad faith, gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

 27.4  Set-Off; Security Interest in Deposit Accounts.
       ----------------------------------------------

     In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts or payroll accounts) and any other Indebtedness at any time held or owing by that Lender (at any office of that Lender wherever located) to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Notes, the Letters of Credit and participations therein, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Company hereby further grants to the Administrative Agent and each Lender a security interest in all deposits and accounts maintained with the Administrative Agent or such Lender as security for the Obligations.

 27.5  Ratable Sharing.
       ---------------

     The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate
                                                                       ---------
Amounts Due" to such Lender) which is greater than the proportion received by
-----------
any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify the Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all the Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such
                               --------
proportionately greater payment received by such purchasing the Lender is thereafter recovered from such Lender upon the bankruptcy, reorganization or insolvency proceeding of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

 27.6  Amendments and Waivers.
       ----------------------

     A. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, or consent to any departure by Company or any other Loan Party therefrom, shall in any event be effective without the written consent of the Requisite Lenders; provided that any such amendment,
                                  --------
modification, termination, waiver or consent which: (a) reduces the principal amount of any of the Loans; (b) changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or consent of all the Lenders; (c) postpones the scheduled final maturity date of any of the Loans; (d) reduces the percentage specified in the definition of the "Requisite Lenders" (it being understood that, with the consent of the Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in the definition of the "Requisite Lenders" on substantially the same basis as the Term A Loans, Term A Loan Commitments, Term B Loans, Term B Loan Commitments, Revolving Loans and Revolving Loan Commitments are included on the Closing
Date); (e) postpones the date or reduces the amount of any scheduled payment (but not prepayment) of principal of any of the Loans or of any scheduled reduction of the Revolving Credit Commitments; (f) postpones the date on which any interest or any fees are payable; (g) decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; (h) releases all or substantially all of the Collateral;
(i) except as permitted by this Agreement (subsection 7.7) or any Guaranty, releases any of the Guarantors from their obligations under the Guaranties; (j) reduces the amount or postpones the due date of any amount payable in respect of, or extends the required expiration date of, any Letter of Credit; or (k) changes in any manner the provisions contained in this subsection 10.6; shall be effective only if evidenced by a writing signed by or on behalf of all the Lenders to whom Obligations are owed or who have Commitments outstanding being directly affected by such amendment, modification, termination, waiver or consent. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of the Administrative Agent, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no increase in the Commitments of any Lender over the amount thereof then in effect shall be effective without the written concurrence of that Lender, it being understood and agreed that in no event shall waivers or modifications of conditions precedent, covenants, Defaults, Events of Default or of a mandatory prepayment or a reduction of any or all of the Commitments be deemed to constitute an increase of the Commitment of any Lender and that an increase in the available portion of any Commitment of any Lender shall not be deemed to constitute an increase in the Commitment of such Lender, (iv) no amendment, modification, termination or waiver of any provision of subsection 2.1A(iv) or any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of the Swing Line Lender, (v) no amendment, modification, termination or waiver of any provision of Section 3 relating to the rights or obligations of the Issuing Bank shall be effective without the written concurrence of the Issuing Bank with respect to any Letter of Credit then outstanding, and (vi) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of any Agent shall be effective without the written concurrence of such Agent. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender and no amendment, modification, termination or waiver of any provision of subsection 2.4 which has the effect of changing any voluntary or mandatory prepayments or Commitment reductions applicable to any Class (the "Affected Class") in a manner that
                                         --------------
disproportionately disadvantages such Class relative to the other Class shall be effective without the written concurrence of the Requisite Class Lenders of the Affected Class (it being understood and agreed that any amendment, modification, termination or waiver of any such provision which only postpones or reduces any voluntary or mandatory prepayment or Commitment reduction from those set forth in subsection 2.4 with respect to one Class but not the other Classes shall be deemed to disproportionately disadvantage such one Class but not to disproportionately disadvantage such other Classes for purposes of this clause). Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

 27.7  Independence of Covenants.
       -------------------------

     All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another such covenant shall not avoid the occurrence of an Default or Event of Default if such action is taken or condition exists.

 27.8  Notices.
       -------

     Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy or telex, or four Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth on the signature pages hereof attached hereto, or such other address as shall be designated by such party in a written notice delivered to the Administrative Agent and Company.

 27.9  Survival of Representations, Warranties and Agreements.
       ------------------------------------------------------

     A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

     B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of the Lenders set forth in subsections 9.2C, 9.4, 10.4, 10.5 and 10.20 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn or paid thereunder, and the termination of this Agreement.

 27.10  Failure or Indulgence Not Waiver; Remedies Cumulative.
        -----------------------------------------------------

     No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

 27.11  Marshalling; Payments Set Aside.
        -------------------------------

     Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to the Administrative Agent or the Lenders (or to the Administrative Agent or Collateral Agent for the benefit of the Lenders), or any Agent or the Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

 27.12  Severability.
        ------------

     In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

 27.13  Obligations Several; Independent Nature of the Lenders' Rights.
        --------------------------------------------------------------

     The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

 27.14  Maximum Amount.
        --------------

     A. It is the intention of Company and the Lenders to conform strictly to the usury and similar laws relating to interest from time to time in force, and all agreements between the Loan Parties and their respective Subsidiaries and the Lenders, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to the Lenders as interest (whether or not designated as interest, and including any amount otherwise designated but deemed to constitute interest by a court of competent jurisdiction) hereunder or under the other Loan Documents or in any other agreement given to secure the Indebtedness or obligations of Company to the Lenders, or in any other document evidencing, securing or pertaining to the Indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury or such other laws (the "Maximum Amount"). If under any
                                          --------------
circumstances whatsoever fulfillment of any provision hereof, or any of the other Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the Maximum Amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Amount. For the purposes of calculating the actual amount of interest paid and/or payable hereunder in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the Indebtedness of Company evidenced hereby, outstanding from time to time shall, to the extent permitted by Applicable Law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of the Notes until payment in full of all of such Indebtedness, so that the actual rate of interest on account of such Indebtedness is uniform through the term hereof. The terms and provisions of this subsection shall control and supersede every other provision of all agreements between Company or any endorser of the Notes and the Lenders.

     B. If under any circumstances any Lender shall ever receive an amount which would exceed the Maximum Amount, such amount shall be deemed a payment in reduction of the principal amount of the Loans and shall be treated as a voluntary prepayment under subsection 2.4B(i) and shall be so applied in accordance with subsection 2.4 hereof or if such excessive interest exceeds the unpaid balance of the Loans and any other Indebtedness of Company in favor of such Lender, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Company.

 27.15  Headings.
        --------

     Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

 27.16  Applicable Law.
        --------------

     THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

 27.17  Successors and Assigns.
        ----------------------

     This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders (it being understood that the Lenders' rights of assignment are subject to subsection 10.1). Company's rights or obligations hereunder nor any interest therein may not be assigned or delegated by Company without the prior written consent of all Lenders.

 27.18  Consent to Jurisdiction and Service of Process.
        ----------------------------------------------

     ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

          (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

          (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

          (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

          (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

          (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

          (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.18 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

 27.19 Waiver of Jury Trial.
       --------------------

     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP OR OTHER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.19 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR

ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

 27.20  Confidentiality.
        ---------------

     Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking and investing practices, it being understood and agreed by Company that in any event a Lender may make disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that nothing herein shall prevent any Agent or any Lender from
--------
disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) any of its employees, directors, officers, agents or affiliates who need to know such information in accordance with customary safe and sound banking or commercial lending practices who receive such information having been made aware of the confidential nature thereof, (iii) upon the request or demand of any Governmental Authority having jurisdiction over it, (iv) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Applicable Laws, (v) if required to do so in connection with any litigation or similar proceeding, (vi) which has been publicly disclosed other than in breach of this subsection 10.20 or (vii) to the National Association of Insurance Commissioners or any securities exchange or any similar organization, or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender. In the event that any Lender discloses any information pursuant to clauses (iv) or (v) of the preceding sentence, such Lender will, before such disclosure, give notice thereof to Company if such Lender is lawfully permitted to do so; and provided, further that in no event
                                           --------  -------
shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries unless requested by Company or any of its Subsidiaries to do so.

 27.21  Counterparts; Effectiveness.
        ---------------------------

     This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


     COMPANY:                   INTEGRATED CIRCUIT SYSTEMS, INC.


                            By: /s/Rudolf S. Gassner
                                _________________________________________
                                Name: Rudolf S. Gassner
                                Title:Chairman of the Board

                            Notice Address:

                            Integrated Circuit Systems, Inc.
                            2435 Boulevard of the Generals
                            Valley Forge, PA  19482
                            Attn: Hock Tan
                                  Justine Lien
                            Telephone:  (610) 630-5300
                            Facsimile:  (610) 630-3385

                            with a copy to:

                            Bain Capital, Inc.
                            Two Copley Place
                            Boston, MA 02116
                            Attn: Michael Krupka
                                  Yoo Jin Kim
                            Telephone:  (617) 572-3000
                            Facsimile:  (617) 572-3274

                                and

                            Kirkland & Ellis
                            200 East Randolph Drive
                            Chicago, IL  60601
                            Attn:  Linda Myers
                            Telephone:  (312) 861-2000
                            Facsimile:  (312) 861-2200

     AGENTS AND LENDERS:    CREDIT SUISSE FIRST BOSTON,
                                individually and as the Administrative Agent, Sole Lead Arranger and the Collateral Agent


                            By: /s/Robert Hetu
                                ________________________________________
                                Name: Robert Hetu
                                Title:Vice President


                            By: /s/WM. Matthew Carter
                                ________________________________________
                                Name:WM. Matthew Carter
                                Title:Assistant Vice Prestident

                                SCHEDULE 1.1(I)

          Certain Adjustments to EBITDA/Consolidated Interest Expense
          -----------------------------



A. Without duplication and to the extent otherwise deducted in determining Consolidated Net Income:

     (i) items classified as unusual or nonrecurring gains and losses (including restructuring costs, severance and relocation costs, any one-time expenses related to (or resulting from) any merger, recapitalization or Permitted Acquisition);

     (ii) one-time compensation charges, including any arising from any recapitalization of Company's bonus program or existing stock options, performance share or restricted stock plans resulting from any merger or recapitalization transaction or expended in any period prior to the consummation of the transactions contemplated by the Transaction Documents;

     (iii) non-recurring cash charges and transaction expenses incurred in connection with the transactions contemplated by the Transaction Documents and related transactions to the extent deducted in determining Consolidated Net Income;

     (iv) non-recurring cash charges and transaction expenses incurred in connection with Permitted Acquisitions to the extent deducted in determining Consolidated Net Income;

     (v) management and other fees paid to Bain during such period under the Bain Advisory Services Agreement;

     (vi) cash items relating to the sale by Company of the Datacom business; and

     (vii) any gain or expense incurred or recognized in connection with the sale and lease-back of Company's facilities in Valley Forge, Pennsylvania.


B. Consolidated Adjusted EBITDA for the Second Fiscal Question and Third Fiscal Quarter of Fiscal Year 1999 shall be deemed to be the following amounts:

                    Second Fiscal Quarter:          $10,600,000
                    Third Fiscal Quarter:           $12,700,000

     Consolidated Interest expense for each of the second, third and fourth Fiscal Quarter of Fiscal Year 1999 shall be deemed to be $4,370,000.